UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UNITRIN, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of

2011

Annual Meeting

and Proxy Statement

One East Wacker Drive • Chicago, Illinois 60601

One East Wacker Drive

Chicago, Illinois 60601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 4, 2011

The 2011 Annual Meeting of Shareholders (“Annual Meeting”) of Unitrin, Inc. (the “Company” or “Unitrin”) will be held at 10:00 a.m. Central Daylight Saving Time on Wednesday, May 4, 2011, at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, Illinois 60603. Attendees providing proper identification will be directed to the meeting room. The purpose of the Annual Meeting will be to:

(1)	Elect a Board of Directors;

(2)	Consider and vote on an advisory proposal on the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2011;

(3)	Consider and vote on a proposal to approve the Unitrin, Inc. 2011 Omnibus Equity Plan;

(4)	Consider and vote on an advisory proposal on the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement;

(5)	Consider and vote on an advisory proposal on the frequency of future advisory proposals on the compensation of the Company’s Named Executive Officers; and

(6)	Consider and act upon such other business as may be properly brought before the meeting.

The Board of Directors has fixed March 11, 2011 as the record date for determining shareholders entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the meeting. A list of registered shareholders as of the close of business on March 11, 2011 will be available for inspection at the Annual Meeting and for a period of ten days prior to May 4, 2011 during ordinary business hours at the Company’s executive offices located at One East Wacker Drive, Chicago, Illinois 60601.

By Order of the Board of Directors.

Scott Renwick

Secretary

Chicago, Illinois

March 28, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 4, 2011: The Company’s 2011 Proxy Statement and 2010 Annual Report to Shareholders are available under Investors on the Company’s website at www.unitrin.com.

Regardless of whether you plan to attend the Annual Meeting, please vote your proxy as promptly as possible. You may vote by timely returning your signed and dated proxy card in the postage-paid envelope provided, or you may vote by telephone or through the Internet. Instructions are printed on your proxy card. To obtain directions to attend in person, you may contact Investor Relations by telephone at 312-661-4930, or by e-mail at investor.relations@unitrin.com.

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PROXY STATEMENT FOR THE

2011 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors (“Board of Directors” or “Board”) of Unitrin, Inc. (the “Company” or “Unitrin”) is furnishing you with this Proxy Statement to solicit proxies to be voted at Unitrin’s 2011 Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. Central Daylight Saving Time on Wednesday, May 4, 2011, at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, Illinois 60603. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is One East Wacker Drive, Chicago, Illinois 60601. We began sending these proxy materials on or about March 28, 2011 to all shareholders entitled to vote at the Annual Meeting.

All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the Internet, that are delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

Proxy and Proxy Statement

What is a proxy?

A proxy is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Donald G. Southwell, our Chairman, President and Chief Executive Officer, and Scott Renwick, our Senior Vice President, General Counsel and Secretary, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.

What is a Proxy Statement?

A Proxy Statement is a document that sets forth the information required by the federal securities laws and regulations administered by the Securities and Exchange Commission (“SEC”) which is intended to allow you to vote on an informed basis at the Annual Meeting.

Voting and Record Date

On what am I being asked to vote?

Shareholders will vote on the following proposals at the Annual Meeting:

1.	Election of the director nominees listed on page 11 (“Nominees”);

2.	Advisory vote on the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2011;

3.	Approval of the Unitrin, Inc. 2011 Omnibus Equity Plan;

4.	Advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement; and

5.	Advisory vote on the frequency of future advisory proposals on the compensation of the Company’s Named Executive Officers.

Who can vote?

You are entitled to vote at the Annual Meeting if you owned Unitrin common stock (“Common Stock”) at the close of business on March 11, 2011. This date is called the record date (“Record Date”).

How many shares of Unitrin stock are eligible to be voted at the Annual Meeting?

At the close of business on the Record Date, there were 60,816,778 shares of Common Stock issued and outstanding. Accordingly, 60,816,778 shares of Common Stock are eligible to be voted at the Annual Meeting. Unitrin had no other voting securities outstanding on the Record Date.

How many votes do I have?

Each share of Common Stock that you owned on the Record Date entitles you to one vote. Your proxy card indicates the number of shares of Common Stock that you owned on the Record Date which may be voted at the Annual Meeting.

How do I give a proxy to vote my shares?

How you give a proxy to vote your shares depends on whether you hold your shares of Common Stock (i) as a “registered shareholder” or (ii) in “street name” through an institution, such as a stock brokerage firm or bank. The shares of a registered shareholder are registered with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), in the shareholder’s own name. Shares held in street name are registered with the Company’s transfer agent in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder’s own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.

Registered shareholders: If you hold your shares of Common Stock as a registered shareholder, you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date the enclosed proxy card and return it no later than the commencement of the Annual Meeting in the postage-paid envelope provided;

•	Call the toll-free telephone number on the proxy card and follow the recorded instructions no later than 11:59 p.m. Central Daylight Saving Time on Tuesday, May 3, 2011;

•	Access the proxy voting website identified on the proxy card and follow the instructions no later than 11:59 p.m. Central Daylight Saving Time on Tuesday May 3, 2011; or

•	Attend the Annual Meeting in person and deliver a signed proxy or ballot to one of the ushers when requested to do so.

Shares held through 401(k) Plan: For shares held through the Company’s employee 401(k) Plan (“401(k) Plan”), proxy cards must be received, and telephone and website voting must be completed,

by 1:00 a.m. Central Daylight Saving Time on May 2, 2011 (“401(k) Deadline”), in order for your voting instructions to be effective. If you provide timely voting instructions for your 401(k) Plan shares, the plan trustee will confidentially vote your shares in accordance with your voting instructions. In accordance with the terms of the 401(k) Plan, if you do not vote your plan shares before the voting deadline, the plan trustee will vote your shares in the same proportion as all other shares were voted in accordance with timely voting instructions provided to the trustee by all other plan participants.

The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from internet service providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the Internet ends at 11:59 p.m. Central Daylight Saving Time on the day before the Annual Meeting, and, for 401(k) Plan shares, at the 401(k) Deadline. The reason for this cut-off is to allow for the timely assembly and tabulation of voting instruction data.

Shares held in street name: Your broker (or other institution holding your shares of Common Stock in street name) generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the Internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to the Company to vote your shares in accordance with any instructions you provide.

How will my proxy be voted?

If you properly sign and timely return your proxy card to Computershare (or your broker or other institution holding your shares held in street name), or timely deliver your voting instructions by telephone or over the Internet, the individuals designated as proxies on the proxy card will vote your shares as you have directed. With respect to Proposal 1, you may choose to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting for each director Nominee. With respect to Proposals 2, 3 and 4, you are given the choice of voting “FOR” or “AGAINST,” or to “ABSTAIN” from voting. With respect to Proposal 5, you are given the choice of voting for a frequency of “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” for future advisory proposals, or to “ABSTAIN” from voting.

For shares held as a registered shareholder or through the 401(k) Plan, if you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Company’s Board of Directors. For shares held in street name, you should contact your broker (or other institution) to determine the method that your shares will be voted if you sign the proxy card but do not make specific choices. The Board of Directors recommends that you vote “FOR” all of the director Nominees in Proposal 1, “FOR” Proposals 2, 3 and 4, and for a vote frequency of “THREE YEARS” in Proposal 5.

What is the effect of marking the proxy card to abstain from voting on any of the Proposals?

A proxy card marked “ABSTAIN” from voting on any of the proposals will be treated as present for purposes of determining a quorum, but will not be counted as votes cast for or against the proposal in the case of Proposals 1, 2, 3 or 4, or for any of the frequency choices in the case of Proposal 5.

What are broker non-votes and how might they affect voting?

The applicable New York Stock Exchange (“NYSE”) rules allow a stockbroker holding securities in street name for its customer to exercise discretionary voting power for those securities with respect to some matters (called “discretionary” matters) but not others (called “non-discretionary” matters), depending on the subject matter of the proposal being voted on. Broker non-votes can occur when a stockbroker does not receive voting instructions from its customer on a non-discretionary matter. Under revised NYSE rules in effect this year, director elections and all matters related to executive compensation are considered non-discretionary matters for which brokers can not vote undirected shares. Therefore, any shares you hold in street name will not be voted with regard to Proposals 1, 3, 4 and 5 unless you provide timely voting instructions to your broker. Under the NYSE rules, Proposal 2 is considered a discretionary matter for brokers, and a broker not receiving voting instructions from a customer will be free to cast a vote in its discretion as to this matter.

How will voting on any other business be conducted?

As of the date hereof, the Company’s management is aware of no business that may come before the Annual Meeting other than Proposals 1 through 5 as described in this Proxy Statement, and only the Board of Directors may introduce any additional business. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons designated as proxies to vote on any such matters in their discretion.

May I revoke my proxy or change my voting instructions?

Shares held as a registered shareholder: You may revoke your proxy or change your voting instructions for registered shares as follows:

•	Deliver to Computershare another signed proxy card with a later date anytime prior to the commencement of the Annual Meeting;

•	Notify Unitrin’s Secretary, Scott Renwick, in writing prior the commencement of the Annual Meeting that you have revoked your proxy;

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote anytime prior to 11:59 p.m. Central Daylight Saving Time on Tuesday, May 3, 2011; or

•	Attend the Annual Meeting in person and deliver a new signed proxy or ballot to one of the ushers when requested to do so.

Shares held through the 401(k) Plan: You may revoke your proxy or change your voting instructions for shares held through the 401(k) Plan by completing any of the following:

•	Deliver to Computershare prior to the 401(k) Deadline another signed proxy card with a later date; or

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote anytime prior to the 401(k) Deadline.

Shares held in street name: You should contact your stockbroker (or other institution holding your shares) to determine the procedures, if any, for revoking or changing your voting instructions for shares held in street name.

If I plan to attend the Annual Meeting, should I give my proxy?

Regardless of whether you plan to attend the Annual Meeting, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure that your shares are represented at the Annual Meeting in the event that you are unable to attend.

How do I vote in person?

If you owned Common Stock in your own name on the Record Date, your name will appear on the list of registered shareholders of the Company and, if you wish to attend in person, you will be admitted to the Annual Meeting and may vote by written ballot or by delivering a signed proxy card. However, note that: (i) Shares held through the 401(k) Plan must be voted by the 401(k) Deadline and, accordingly, may not be voted in person at the Annual Meeting; and (ii) if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on the Record Date and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a “Legal Proxy” and should be submitted to the Company’s Secretary, Scott Renwick, prior to the commencement of the Annual Meeting.

What does it mean if I receive more than one proxy card?

If your Unitrin shares are held under different names or in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular proxy card.

Quorum and Required Vote

What is a quorum?

To conduct business at the Annual Meeting, a quorum must be present; that is, a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted towards a quorum.

How many votes are required to elect the Nominees for the Board of Directors in Proposal 1 and to approve the 2011 Omnibus Equity Plan in Proposal 3?

Under the Company’s Amended and Restated Bylaws (“Bylaws”), if a quorum is present, each Nominee for director in Proposal 1 will be elected if the votes cast “FOR” exceed the votes cast “AGAINST” his or her election, and Proposal 3 will be approved if the votes cast “FOR” exceed the votes cast “AGAINST” such proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against a Nominee or proposal. Proposals 2, 4 and 5 are advisory in nature and non-binding on the Company.

Shareholder Proposals, Nominations and Communications

May a shareholder nominate someone at the 2011 Annual Meeting to be a director of Unitrin or bring any other business before the 2011 Annual Meeting?

The Company’s Bylaws require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record within the time period established in the Bylaws and described in each year’s proxy statement. The deadline for notices in relation to the 2011 Annual Meeting has expired, and the Company did not receive any such notices during the prescribed notice period. Accordingly, no such director nominations or other business proposed by shareholders from the floor of the 2011 Annual Meeting will be in order. The procedures for shareholders to nominate directors or make other proposals relating to the 2012 Annual Meeting are summarized below in the answers to the following two questions.

How can a shareholder nominate someone to be a director of Unitrin or bring any other business before the 2012 Annual Meeting?

In accordance with the advance notice requirements of the Bylaws described above, if a shareholder of record wishes to nominate directors or bring other business to be considered by shareholders at the 2012 Annual Meeting, such proposals must be made in writing to the Company no earlier than February 3, 2012 and no later than March 5, 2012. However, if the date of the 2012 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2011 Annual Meeting (i.e., May 4, 2011), then such nominations and proposals must be delivered in writing to the Company no earlier than 90 days prior to the 2012 Annual Meeting and no later than the close of business on the later of (i) the 60th day prior to the 2012 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2012 Annual Meeting is first made.

All shareholder proposals and notices should be submitted to the Secretary of Unitrin, at One East Wacker Drive, Chicago, Illinois 60601.

Please note that these requirements relate only to matters intended to be proposed from the floor of the 2012 Annual Meeting. They are separate from certain SEC requirements which must be met to have shareholder proposals included in the Company’s Proxy Statement, as described immediately below.

When are shareholder proposals due so that they may be included in Unitrin’s Proxy Statement for the 2012 Annual Meeting?

The SEC has enacted amendments to its regulations regarding inclusion of shareholder proposals in company proxy statements, but such amendments are currently the subject to litigation that has cast uncertainty as to the requirements and effective date thereof. Pursuant to the regulations of the SEC that are currently in effect, shareholders who intend to submit proposals for inclusion in the Company’s proxy materials for the 2012 Annual Meeting must do so no later than November 29, 2011. Certain other SEC requirements must also be met to have a shareholder proposal included in the Company’s Proxy Statement. In addition, these requirements are independent of the advance notice requirements of the Company’s Bylaws described immediately above. Under SEC rules in effect on the date of this Proxy Statement, shareholder nominations of persons for election to the Board of Directors are not eligible for inclusion in the Company’s proxy materials. All shareholder proposals and notices should be submitted to the Secretary of Unitrin, at One East Wacker Drive, Chicago, IL 60601.

How may a shareholder or other interested party communicate with the Board of Directors?

Shareholders and other interested parties may communicate with the Board of Directors, or with the non-management directors as a group, by calling the Unitrin Corporate Responsibility Hotline (“Hotline”) at 866-398-0010 or submitting a report or inquiry online at www.listenupreports.com.

The Hotline and the online reporting function are managed by an independent company, and reports can be made anonymously or confidentially. Communications will be directed to the Chairman of the Nominating & Corporate Governance Committee if addressed to the non-management or independent directors as a group.

Cost of Proxy Solicitation

What are the costs of soliciting these proxies and who pays them?

The Company has retained the services of Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies. Innisfree estimates that its fees and expenses for these services will not exceed $21,000. The Company will bear the total expense of the solicitation which will include, in addition to the amounts paid to Innisfree, amounts paid for printing and postage and to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation material. Although the principal solicitation of proxies is being made by mail, telephone solicitation may also be made and some proxy materials will be distributed over the Internet. Additional proxy solicitation may be made through direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.

Additional Information about Unitrin and Householding Requests

Where can I find more information about Unitrin?

The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments thereto are accessible free of charge through Unitrin’s website, unitrin.com, as soon as reasonably practicable after such materials are filed with or furnished to the SEC. You may also obtain a copy at no charge of the Company’s most recent annual report on Form 10-K, including the financial statements and the financial statement schedules, other materials filed with the SEC and additional information regarding Unitrin as follows:

•	Contact Unitrin Investor Relations by telephone at 312-661-4930, or by e-mail at investor.relations@unitrin.com.

•	Write to Unitrin at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

How may shareholders with the same address request delivery of either single or multiple copies of the Company’s Proxy Statement?

If you share an address with another shareholder, you may have received only one Proxy Statement unless you provided contrary instructions. This is commonly referred to as “householding.” If you wish, you may request a separate copy from the Company at the address or phone number noted above. Similarly, if you and another shareholder sharing your address received multiple copies of this Proxy Statement, you may request a single copy for future deliveries of communications from the Company at the address or phone number listed above.

OWNERSHIP OF UNITRIN COMMON STOCK

Directors and Executive Officers

The following table shows the beneficial ownership of the Common Stock as of March 11, 2011 (unless otherwise indicated) by: (i) each director; (ii) each executive officer named in the SUMMARY COMPENSATION TABLE on page 51 (“Named Executive Officer” or “NEO”); and (iii) all directors and executive officers as a group. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive power with respect to the shares listed opposite his or her name, unless otherwise indicated.

	Common Shares Held as of 3/11/2011
Name of Beneficial Owner	Unrestricted Common Shares		Unvested Restricted Shares	Stock Options Exercisable On or Before 5/10/2011	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors
James E. Annable	55,742		—	34,846	90,588		*
Douglas G. Geoga	7,000		—	40,000	47,000		*
Reuben L. Hedlund	6,020		—	36,000	42,020		*
Julie M. Howard	—		—	8,000	8,000		*
Wayne Kauth	11,000		—	25,090	36,090		*
Fayez S. Sarofim	3,703,240		—	—	3,703,240	(2)	6.1%
Donald G. Southwell—Chairman, President and Chief Executive Officer	120,806		45,000	680,538	846,344		1.4%
David P. Storch	5,000		—	8,000	13,000		*
Richard C. Vie	181,061		—	941,242	1,122,303	(3)	1.8%
Ann E. Ziegler	5,200		—	40,000	45,200		*
NEOs (other than Mr. Southwell, who is listed above)
Dennis R. Vigneau—Senior Vice President and Chief Financial Officer	—		20,000	—	20,000		*
Scott Renwick—Senior Vice President, General Counsel and Secretary	55,106		9,500	192,298	256,904		*
Richard Roeske—Vice President and Chief Accounting Officer	49,378		4,600	95,452	149,430		*
Edward J. Konar—Vice President	38,334		7,500	72,081	117,915	(3)	*
John M. Boschelli—Vice President and Chief Investment Officer	20,471		4,500	70,406	95,377		*
Eric J. Draut—former Executive Vice President and Chief Financial Officer	109,171	(4)	—	—	109,171	(4)	*
Directors and All Executive Officers as a Group (20 persons)	4,400,320		108,938	2,350,861	6,860,119	(3)	10.9%

(1)	The percentages shown for any individual and for the directors and executive officers as a group are based on the number of shares outstanding on the Record Date, plus shares which the respective individual or the group has the right to acquire through the exercise of stock options that are currently vested or that will vest on or before May 10, 2011 (see notes (3) and (4) below). An asterisk in this column indicates ownership of less than 1% of the outstanding Common Stock. Each outstanding share of Common Stock includes an attached right under the Company’s shareholder rights plan adopted August 4, 2004 (the “Rights Plan”). Among other provisions of the Rights Plan, if any person or group beneficially owns 15% or more (22% or more in the case of the Company’s existing stockholder, Singleton Group LLC, and certain related persons) of the Common Stock without approval of the Board of Directors, then each shareholder (other than the non-approved acquirer and its affiliates and transferees) would be entitled to buy Common Stock having twice the market value of the exercise price of the rights which has been set at $150 per share.

(2)	Based on information as of December 31, 2010 contained in a Schedule 13G/A filed jointly with the SEC by Mr. Sarofim and Fayez Sarofim & Co. on February 14, 2011, Mr. Sarofim may be deemed to be the beneficial owner of 3,703,240 shares of Common Stock. Of such shares, Mr. Sarofim reported sole voting and dispositive power as to 2,461,070 shares, shared voting power as to 1,170,436 shares, and shared dispositive power as to 1,242,170 shares. Substantially all of the shares which are not subject to sole voting and dispositive power are held in accounts managed by Fayez Sarofim & Co. (of which Mr. Sarofim is the Chairman of the Board, President, a director, and the majority shareholder) or by its wholly-owned subsidiaries, Sarofim Trust Co. and Sarofim International Management Company, or are owned directly by Sarofim International Management Company for its own account. Fayez Sarofim & Co. maintains policies which preclude Mr. Sarofim from exercising voting and dispositive power with respect to Common Stock held in accounts managed by Fayez Sarofim & Co. and its subsidiaries. Mr. Sarofim’s mailing address is Two Houston Center, Suite 2907, 909 Fannin Street, Houston, Texas 77010.

(3)	Shares shown for directors and all executive officers as a group include shares beneficially owned by (i) all directors, (ii) all NEOs, and (iii) all other executive officers of the Company. Such shares include an aggregate total of 2,350,861 shares that all directors and executive officers have the right to acquire as of May 10, 2011 through the exercise of stock options, 181,061 shares held by Mr. Vie that are pledged with other assets as collateral for a mortgage loan, and 33,966 shares held by Mr. Konar that are pledged as collateral for a line of credit. Shares shown for Mr. Konar include 3,000 shares held by his wife.

(4)	Shares shown for Mr. Draut are based on the number of shares of Common Stock reported in the Form 4 report filed by Mr. Draut on September 3, 2010.

Certain Beneficial Owners

The following table shows the beneficial ownership of Common Stock by each person, other than the Company’s directors and executive officers shown above, known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive powers with respect to the shares listed opposite the beneficial owner’s name, unless otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Singleton Group LLC	10,534,520	(2)	17.3%
11661 San Vicente Blvd., Suite 915 Los Angeles, California 90049

Dimensional Fund Advisors LP	3,581,827	(3)	5.9%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
(1)	Based on the number of shares outstanding on the Record Date. Each outstanding share of Common Stock includes an attached right under the Company’s Rights Plan. See footnote (1) to the table in the preceding section entitled “Directors and Executive Officers.”

(2)	Based on information contained in a Form 4 filed with the SEC on July 20, 2010, the Singleton Group LLC (“LLC”) directly owns 10,534,520 shares of Common Stock. As reported in a Schedule 13D/A filed with the SEC on July 14, 2010, the LLC and Christina Singleton Mednick, William W. Singleton and Donald E. Rugg, as managers of the LLC, share voting and dispositive power with respect to the shares of Common Stock held by the LLC, and so may be deemed beneficial owners of all such shares. William W. Singleton and Christina Singleton Mednick reported having indirect interests in these shares as trustees and beneficiaries of certain trusts holding membership interests in the LLC and as managers of the LLC and disclaimed beneficial interest of the shares of Common Stock held by the Singleton Group LLC except to the extent of their respective pecuniary interest therein.

The Schedule 13D/A reports that Donald E. Rugg has sole voting and dispositive power with respect to 349 shares of Common Stock. As a result of such shares beneficially owned outside of the LLC and his role as a manager of the LLC, Donald E. Rugg may be deemed a beneficial owner of 10,534,869 shares of Common Stock, which constitutes 17.3% of the Common Stock.

(3)	In a Schedule 13G/A filed with the SEC on February 11, 2011, Dimensional Fund Advisors LP (“Dimensional”) reported beneficial ownership of an aggregate of 3,581,827 shares of Common Stock as of December 31, 2010, as to which Dimensional has sole dispositive power and which includes 3,482,759 shares as to which it has sole voting power. According to the Schedule 13G, these shares are held by four investment companies to which Dimensional furnishes investment advice and certain other commingled group trusts and separate accounts for which Dimensional serves as investment manager, and Dimensional disclaimed beneficial ownership of the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of such securities. Directors, executive officers, and greater than ten percent shareholders are required to furnish the Company with copies of all the reports they file under Section 16(a). Based on the Company’s knowledge of stock transfers, its review of copies of reports filed under Section 16(a) and written representations by persons furnished to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and more than ten percent beneficial owners were complied with for the fiscal year ended December 31, 2010.

PROPOSAL 1:

ELECTION OF DIRECTORS

Election

Ms. Ziegler informed the Nominating & Corporate Governance Committee on February 1, 2011 that she would not be standing for re-election at the 2011 Annual Meeting. Ms. Ziegler, a director of the Company since November 2001, is Senior Vice President and Chief Financial Officer of CDW Corporation. CDW is a leading provider of technology solutions for business, government and education. From November 2000 until April 2008, Ms. Ziegler served as a Senior Vice President of Sara Lee Corporation, a global branded consumer packaged goods company. Ms. Ziegler is also a director of Hanesbrands Inc., a global consumer goods company and leading marketer of apparel.

Nine directors are to be elected at the Annual Meeting to serve for a term of one year or until the election of their successors, or as otherwise provided under the Company’s Bylaws. If any of the persons named below declines or is unable to serve as a director (which is not anticipated), the individuals designated as proxies on the proxy card reserve full discretion to vote for any or all other persons who may be nominated. The affirmative vote of the majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to elect each director Nominee.

The nominees for the Board are as follows:

Name of Nominee	Age	Principal Occupation	Director Since
James E. Annable	67	Secretary to the Federal Advisory Council of the Board of Governors of the Federal Reserve Board	1993
Douglas G. Geoga	55	President and Chief Executive Officer of Salt Creek Hospitality, LLC	2000
Reuben L. Hedlund	74	Counsel, McGuireWoods LLP	1993
Julie M. Howard	48	President and Chief Operating Officer of Navigant Consulting, Inc.	2010
Wayne Kauth	77	Independent Consultant to the Financial Service Industry	2003
Fayez S. Sarofim	82	Chairman of the Board and President of Fayez Sarofim & Co.	1990
Donald G. Southwell	59	Chairman, President and Chief Executive Officer of Unitrin, Inc.	2002
David P. Storch	58	Chairman of the Board and Chief Executive Officer of AAR Corp.	2010
Richard C. Vie	73	Chairman Emeritus, Unitrin, Inc.	1990

Business Experience of Nominees

Each of the individuals selected by the Board of Directors to serve as a Nominee for election to the Board of Directors at the Annual Meeting meets the nominee standards for board members previously adopted by the Board of Directors as described below on pages 23-24. The Nominating & Corporate Governance Committee and the Board of Directors believes that each Nominee has demonstrated significant business achievements, ethical principles and commitment to serve the Company and its shareholders, and that the specific experience, qualifications, attributes and skills of each Nominee adds to the collective ability of the Board to perform its duties and discharge its responsibilities with competence, professionalism and expertise. Each Nominee is an incumbent member of the Board of Directors, and each Nominee other than Ms. Howard and Mr. Storch ( who joined the Board in 2010), contributes invaluable institutional knowledge and experience gained from at least eight years of service to the Company.

The following is a summary of the business positions and public-company directorships held by each Nominee over at least the past five years, as well as some specific factors particular to such Nominee that, combined with the generally applicable factors noted above, led the Board to conclude that he or she should be selected as a nominee for election to the Board of Directors at the Annual Meeting:

James E. Annable serves as Secretary to the Federal Advisory Council of the Board of Governors of the Federal Reserve Board. Previously, Dr. Annable served as Economic Advisor to the Chief Executive Officer of JPMorgan Chase & Co. Prior to his retirement in June 2001, Dr. Annable served as Senior Vice President and Director of Economics for Bank One Corporation, and previously held a variety of offices with the bank and its predecessors.

Dr. Annable holds a doctorate in economics and has extensive experience as an economic advisor to several major financial institutions, as well as the Federal Reserve Board. His expertise is of particular significance to the Board because changes in the U.S. economy and financial markets can significantly impact the results of operations and financial position of the Company and its subsidiaries.

Douglas G. Geoga is President and Chief Executive Officer of Salt Creek Hospitality, LLC, a privately-held firm engaged in making investments in the hospitality industry. Until December 2009, Mr. Geoga’s primary occupation was serving as principal of Geoga Group, L.L.C., a hospitality investment and advisory consulting firm that was founded by Mr. Geoga. Until July 1, 2006, Mr. Geoga served as the President of Global Hyatt Corporation and as the President of Hyatt Corporation and the President of AIC Holding Co., the parent corporation of Hyatt International Corporation, both privately-held subsidiaries of Global Hyatt Corporation which collectively operated the Hyatt chain of full-service hotels throughout the world. In addition, from 2000 through 2005, Mr. Geoga served as the President of Hospitality Investment Fund, L.L.C., a privately-held firm which was engaged in making investments in lodging and hospitality companies and projects.

Mr. Geoga’s history as president of Hyatt Corporation, a global leader in its industry, as well as CEO of two private investment firms, brings to the Board the perspective of both an operating executive and one who is sophisticated in corporate investments and finance.

Reuben L. Hedlund is Counsel to McGuireWoods LLP. Previously, Mr. Hedlund was Managing Director of the Chicago law firm of Hedlund & Hanley, LLC, where he had served as managing director or partner of the firm (and its predecessor firms) from July 1991 until September 2009.

Mr. Hedlund’s experience as a commercial litigator and corporate governance lawyer, as well as his current role as a Chicago Chapter Director of the National Association of Corporate Directors, provides the Board with a keen understanding of the litigation environment in which the Company and its subsidiaries must operate and expertise in emerging corporate governance issues. These factors make Mr. Hedlund particularly well-suited for his service on the Nominating & Corporate Governance Committee.

Julie M. Howard is President and Chief Operating Officer of Navigant Consulting, Inc., a Chicago-based specialty consulting firm. Ms. Howard has served as Navigant’s President and Chief Operating Officer since 2006, and served as its Chief Operating Officer since 2003. Ms. Howard joined Navigant in 1988.

Ms. Howard’s business experience and involvement with strategic and operational programs, development of growth and profitability initiatives and regular interaction with a wide range of corporate constituents, contributes unique perspectives and skill sets to the Board in its oversight of the Company’s business units and operating companies and their respective strategic initiatives.

Wayne Kauth has been an independent consultant to the financial services industry, specializing in the life/health and property/casualty insurance fields, for more than the past five years. Mr. Kauth is a retired partner of Ernst & Young, LLP where he specialized in accounting and auditing matters for the insurance industry and was the firm’s National Insurance Technical Director. Mr. Kauth holds both the Chartered Property & Casualty Underwriter and Chartered Life Underwriter designations and is a fellow of the Life Management Institute. As a certified public accountant, Mr. Kauth has served on a number of committees and working groups for the American Institute of Certified Public Accountants and National Association of Insurance Commissioners.

Mr. Kauth’s lengthy career in public accounting with a specialization in the insurance industry provides the Board with a deep understanding of both financial accounting and reporting requirements, financial statement integrity and Sarbanes-Oxley controls, as well as statutory and actuarial accounting complexities unique to the insurance industry, and makes him particularly well-suited for his service on the Audit Committee.

Fayez S. Sarofim has been Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor, for more than five years. Mr. Sarofim is also a director of Kinder Morgan, Inc., one of the largest pipeline transportation and energy storage companies in North America. Over the past five years, Mr. Sarofim also served as a director of Argo Group International Holdings, Ltd., an international underwriter of specialty insurance and reinsurance products in the property and casualty market.

Mr. Sarofim’s long track record as one of the nation’s premier investment advisors brings to the Board a high level of expertise in the financial markets and securities analysis which are key ingredients in the success of an insurance operation and which make him particularly well-suited for his service on the Investment Committee.

Donald G. Southwell has served as Chairman of the Board of Directors of the Company since January 1, 2010, and has served as President and Chief Executive Officer since August 2006. Mr. Southwell served as President and Chief Operating Officer between February 2002 and August 2006, as Senior Vice President between February 1999 and February 2002, and as Vice President between May 1998 and February 1999. Mr. Southwell served as the President of the Company’s insurance operations from October 1999 until February 2002. Mr. Southwell joined Unitrin in March 1996 as the head of the Unitrin Life and Health Insurance Group.

Mr. Southwell’s position as Chief Executive Officer provides a crucial liaison between the Board and the members of the Company’s executive and operational management, and his fifteen years of service to the Company, including nine years as its President and eleven years heading its insurance operations, have provided him with an extensive understanding and perspective relative to the Company’s business operations, plans and strategies that are essential to the effective functioning of the Board.

David P. Storch is currently Chairman of the Board and Chief Executive Officer of AAR Corp. AAR is a leading provider of diverse products and value-added services to the worldwide aviation/aerospace and government/defense industries. Mr. Storch served from October 2005 until June 2007 as AAR’s Chairman of the Board, President and Chief Executive Officer, from 1996 to October 2005 as its President and Chief Executive Officer, from 1989 to 1996 as its President and Chief Operating Officer, and from 1988 to 1989 as its Vice President. Mr. Storch is also a director of KapStone Paper and Packaging Corporation, a leading North American producer of unbleached kraft paper products and linerboard.

Mr. Storch’s experiences as a chief executive officer of a large public company, an executive responsible for business development, Chairman of the Board of AAR, a board member of another public company and a business leader in his industry, offer the Board broad and unique perspectives and hands-on knowledge of the challenges of running a public company.

Richard C. Vie served as Chairman of the Board of Directors of the Company from January 1999 through December 2009. Mr. Vie held the executive office of Chairman from August 2006 until his retirement as an employee and executive officer of the Company on December 31, 2009, and currently holds the honorary title of Chairman Emeritus. From March 1992 until August 2006, Mr. Vie served as Chief Executive Officer, and also served as President from March 1992 until February 2002.

Mr. Vie’s extensive knowledge and deep understanding of the Company’s businesses and the industries in which they operate, gained over his twenty-nine years with the Company and its affiliated companies in a variety of roles, including fourteen years as Chief Executive Officer of the Company and eleven years as its Chairman of the Board, provide invaluable expertise and insight to the Board.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF ALL NINE NOMINEES FOR DIRECTOR.

DIRECTOR COMPENSATION

The following table shows the compensation earned for 2010 by the non-employee members of the Board of Directors:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
James E. Annable	132,000	34,360	12,145	178,505
Douglas G. Geoga	117,000	34,360	—	151,360
Reuben L. Hedlund	88,000	34,360	—	122,360
Julie M. Howard*	71,500	63,800	—	135,300
Wayne Kauth	96,000	34,360	—	130,360
Fayez S. Sarofim	75,500	—	—	75,500
David P. Storch**	45,834	68,720	—	114,554
Richard C. Vie***	88,000	34,360	52,733	175,093
Ann E. Ziegler	46,000	34,360	30,000	110,360
*	Ms. Howard became a member of the Board of Directors on February 3, 2010.

**	Mr. Storch became a member of the Board of Directors on May 5, 2010.

***	Mr. Vie has been a member of the Board of Directors since March 1990, but first became a non-employee director on January 1, 2010, the day following his retirement as an employee of the Company.

(1)	Fees shown in this column were earned for service on the Board and/or Board committees, and include amounts deferred at the election of an individual board member under the Unitrin, Inc. Non-Qualified Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Compensation section under the caption “Deferred Compensation Plan” on pages 60-61.

(2)	The amounts shown in this column represent the aggregate grant date fair values of the stock option awards granted on May 5, 2010 to the designated non-employee directors, as calculated in accordance with ASC Topic 718. The Black-Scholes option pricing model was used to estimate the fair value of each option on the grant date. For a discussion of valuation assumptions, see Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. As a result of joining the Board in 2010 on or before the date of the 2010 Annual Meeting, Ms. Howard and Mr. Storch were entitled to receive both initial awards and annual stock option awards in 2010. They each received 4,000 stock options on their respective dates of election and on the date of the 2010 Annual Meeting. Additional information about the Director Stock Option Plan is provided below in the narrative following the table captioned “2010 Annual Non-Employee Director Compensation Program” on page 16.

For each non-employee director, the following table shows the total number of outstanding option shares held as of December 31, 2010:

Name	Outstanding Option Shares as of 12/31/10(#)
James E. Annable	34,846
Douglas G. Geoga	40,000
Reuben L. Hedlund	36,000
Julie M. Howard	8,000
Wayne Kauth	25,090
Fayez S. Sarofim	—
David P. Storch	8,000
Richard C. Vie*	941,242
Ann E. Ziegler	40,000
*	Includes 4,000 shares granted in 2010 under the Director Stock Option Plan and 937,242 shares received as an employee under the Employee Option Plans prior to 2010

(3)	The amounts shown in this column include the aggregate amount of payments made in 2010 by the Company pursuant to its “Matching Gifts to Education Program” to match donations made by Directors Annable, Vie and Ziegler. Under the matching gifts program, the Company will match tax deductible donations of up to $10,000 made to eligible educational institutions by employees, directors and retirees of the Company on a $2 for $1 basis up to an aggregate of $20,000 per donor for donations in any one year. The Company made matching contributions of $12,145 for Dr. Annable, $20,000 for Mr. Vie and $30,000 for Ms. Ziegler ($10,000 of which was made to match a 2009 contribution). For Mr. Vie, this column also includes perquisites in the aggregate amount of $31,161, which include $28,850 in incremental costs to the Company for office and technical support services provided during 2010, and expenses of $1,572 paid by the Company in connection with attendance by his spouse at the Company’s management conference held in November 2010.

2010 Annual Non-Employee Director Compensation Program

The amounts shown in the Director Compensation table above as “Fees Earned or Paid in Cash” are based on the annual non-employee director compensation program in effect for 2010 which is still in effect for 2011 and provides for the following compensation:

Board/Committee	Annual Committee Chairman Retainer ($)	Annual Member Retainer ($)	Meeting Attendance Fee ($)		Annual Stock Option Awards (#)
Board of Directors	—	$35,000	$1,500		4,000
Executive Committee	$16,000	$8,000	—		—
Audit Committee	$27,000	$12,000	$2,000	(1)	—
Compensation Committee	$15,000	$8,000	—		—
Investment Committee	$15,000	$10,000	$3,000	(2)	—
Nominating & Corporate Governance Committee	$15,000	$5,000	—		—
(1)	Meeting attendance fee is $2,000 for each Audit Committee Meeting attended on a day other than a day when the Board of Directors meets

(2)	Meeting attendance fee is $3,000 for each Investment Committee Meeting attended on a day other than a day when the Board of Directors meets

Under the Director Stock Option Plan, a director who (i) first became a director after November 1, 1993 and is not an employee of the Company or any subsidiary of the Company, or (ii) has retired as an employee of the Company or a subsidiary of the Company, is eligible to receive grants of options to purchase the Common Stock. The Director Stock Option Plan provides that such eligible directors automatically receive at the conclusion of each Annual Meeting a grant of options to purchase 4,000 shares of Common Stock. Upon becoming a director, each new member of the Board of Directors who is not employed by the Company receives an option grant covering 4,000 shares of Common Stock under the Director Stock Option Plan.

The exercise price for all options granted under the Director Stock Option Plan is the closing price of a share of Common Stock on the grant date. All options granted under the Director Stock Option Plan become exercisable on the first anniversary of the grant date, expire on the tenth anniversary of the grant date, and, for options granted prior to 2009, include the right to receive Restorative Options in defined circumstances. As discussed in the “Compensation Discussion and Analysis” section below, under the caption “Elimination of Restorative Option Program” on page 48, the Restorative Option program was eliminated on a prospective basis effective in 2009. As a result, annual stock option awards granted under the Director Stock Option Plan beginning in 2009 do not include the right to receive Restorative Options. In connection with options granted prior to 2009, Restorative Options are granted automatically to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, to satisfy the exercise price, so long as certain requirements are met at the time of exercise. For additional information about Restorative Options, see the narrative discussion in the Executive Officer Compensation and Benefits section below under the caption “Grants of Plan-Based Awards.” The non-employee directors are eligible to defer up to 100% of the fees earned for service on the board and board committees under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Officer Compensation and Benefits section below under the caption “Deferred Compensation Plan.”

All directors are entitled to reimbursement for travel expenses incurred in attending Board of Directors and Board committee meetings and other Company business. Each of the Company’s directors, including the directors who are also members of management, is a party to an indemnification and expense advancement agreement with the Company, as permitted by the Delaware General Corporation Law. The provisions of these agreements are substantially the same as the indemnification provisions applicable to the directors under the Company’s Bylaws and Certificate of Incorporation, except that the agreements may not be amended or terminated without the written consent of the respective director.

In addition to the compensation received as a non-employee director in 2010, Mr. Vie received payments from the Company to which he was entitled as a former employee. Mr. Vie retired from the Company on December 31, 2009 and, effective January 1, 2010, began to receive benefits under the Company’s defined benefit pension plans and to participate in a program offering retiree group health and life insurance coverage to which he was entitled to participate as a former employee of United Insurance Company of America. As a former executive of the Company’s former parent corporation, Teledyne, Inc., Mr. Vie had elected to defer a portion of his compensation that he earned under the Teledyne Management Bonus Compensation Plan (“Teledyne Plan”) until his retirement. The Company assumed liability for Mr. Vie’s balance under the Teledyne Plan at the time of Unitrin’s spin-off from Teledyne in 1990. Beginning January 1, 2010, the Company began making payments to Mr. Vie under the Teledyne Plan as a result of his retirement from the Company on December 31, 2009. These amounts will be paid to Mr. Vie on a quarterly basis over a ten-year period.

CORPORATE GOVERNANCE

The Company has adopted the following documents which are posted under Governance on the Company’s website at www.unitrin.com. Copies of these documents may also be obtained free of charge by request to the Company at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

•	Corporate Governance Guidelines

•	Charters of the Following Committees of the Board of Directors:

➢	Audit Committee

➢	Compensation Committee

➢	Investment Committee

➢	Nominating & Corporate Governance Committee

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

•	Director Independence Standards

The Code of Business Conduct and Ethics applies to the Company’s directors, officers and other employees. The Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or persons performing similar functions. The Company intends to disclose future amendments to, and any waivers for directors or officers (though none are anticipated) from, the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers under Governance on the Company’s website at www.unitrin.com.

Related Person Transactions

The Board of Directors has adopted a written policy (“Policy on Related Person Transactions”) for review, approval and ratification of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning five percent or more of Common Stock, or immediate family members of any of the foregoing). The Policy on Related Person Transactions covers any related person transaction unless it involves: (i) a transaction generally available to all employees of the Company; (ii) less than $120,000 in the aggregate; or (iii) a relationship as an insurance policyholder entered and maintained in the ordinary course of business of a subsidiary of the Company on terms no more favorable to the related person than those applicable to non-affiliated third parties or those generally available to employees of the Company. Covered related person transactions must be approved or ratified by the Nominating & Corporate Governance Committee of the Board of Directors. In addition, approval under the Policy on Related Person Transactions is required before the Company can make charitable contributions exceeding $120,000 in the aggregate in any fiscal year to a charitable organization for which a related person serves as an executive officer, director, trustee or in a similar capacity.

Upon learning of a proposed or existing related person transaction requiring review under the Policy on Related Person Transactions, management is required to submit the matter for consideration by the Nominating & Corporate Governance Committee, which will review the transaction and make a determination as to whether it is consistent with the best interests of the Company and its shareholders. In its review, the Nominating & Corporate Governance Committee may consider the facts and circumstances it deems significant and relevant to the particular transaction, including such factors as the related person’s relationship to the Company and interest in the transaction, the value of the transaction and any reasonable alternatives, and the potential impact of the transaction on the Company, the related person and other applicable parties. No director who is on the Nominating & Corporate Governance Committee will participate in the review or approval under the Policy on Related Person Transactions of a transaction involving such director or a member of his or her immediate family. In accordance with the Policy on Related Person Transactions, the Nominating & Corporate Governance Committee has reviewed certain transactions with the Company involving CDW Corporation and Fayez Sarofim & Co.

Ms. Ziegler is Vice President and Chief Financial Officer of CDW Corporation (“CDW”), a technology solutions provider from which certain subsidiaries of the Company has purchased computer equipment. The Nominating & Corporate Governance Committee considered the minimal dollar amount of the purchases relative to the gross revenues of both the Company’s subsidiaries and CDW, and the fact that the purchases were made in the ordinary course of business of the both Company’s subsidiaries and CDW, and without any involvement of the Company’s senior management or Ms. Ziegler. The Nominating & Corporate Governance Committee made a determination that the transactions were not material to the Company and are consistent with the best interests of the Company and its shareholders, and ratified the transactions in accordance with the Policy on Related Person Transactions.

Mr. Sarofim is Chairman of the Board, President, a director, and the majority shareholder of Fayez Sarofim & Co. (“FS&C”), a registered investment advisory firm. FS&C provides investment management services with respect to certain assets of the Company’s subsidiary, Trinity Universal Insurance Company (“Trinity”) pursuant to an agreement entered into by the parties in the second quarter of 2010. In addition, FS&C provides investment management services with respect to certain funds of the Company’s tax-qualified defined benefit pension plan (“Pension Plan”) under an agreement between the parties in effect prior to 2010. The agreements governing these services are terminable by either party at any time on 30 days advance written notice. At December 31, 2010, Trinity had $102.4 million in assets, and the Pension Plan had $98.3 million in assets, under management with FS&C. Under these arrangements, FS&C is entitled to fees calculated and payable quarterly based on the fair market value of the assets under management. During 2010, Trinity incurred fees of $0.1 million, and the Pension Plan incurred fees of $0.3 million, in the aggregate to FS&C.

In addition, FS&C provides investment management services as a sub-investment advisor to the Dreyfus Appreciation Fund, an open-end, diversified management investment fund (the “Fund”), offered as one of the alternative investment choices afforded to employees participating in the 401(k) Plan and/or defined contribution retirement plan (“DC Plan”). According to published reports filed by FS&C with the SEC, the Fund pays monthly fees to FS&C according to a graduated schedule computed at an annual rate based on the value of the Fund’s average daily net assets. The Company does not compensate FS&C for services provided to the Fund. As of December 31, 2010, Company employees participating in these plans had allocated $18.2 million for investment in the Fund, representing 6% of the total amount invested in such plans.

The Nominating & Corporate Governance Committee performed an initial review of the transactions involving Mr. Sarofim and FS&C at the outset of each relationship and determined that the transactions had been entered into on terms no less favorable to the Company than could have been negotiated with non-affiliated third parties and were consistent with the best interests of the Company and its shareholders. The Nominating & Corporate Governance Committee considers these relationships on an annual basis and reviews any material changes in the related facts and circumstances to ensure that they are consistent with the Company’s Policy on Related Person Transactions.

Director Independence

The Board of Directors has adopted categorical standards (“Director Independence Standards”) to assist in its determination of director independence as required by Section 303A of the Listed Company Manual (“NYSE Listing Standards”) of the NYSE and applicable SEC rules. The Director Independence Standards are posted under Governance on the Company’s website at www.unitrin.com. Under the Director Independence Standards, a director is not independent for purposes of his or her service on the Board of Directors or a particular Board committee unless the director and his or her immediate family members meet all independence requirements applicable to such service under the NYSE Listing Standards and SEC rules.

The Director Independence Standards incorporate by reference certain relationships listed in the NYSE and SEC independence rules. In addition, the Director Independence Standards define four specific types of relationships as categorically immaterial. Two of these types of relationships involve an organization or entity that either received charitable contributions from the Company or engaged in transactions with the Company, in either case to the extent the annual amounts involved did not exceed $120,000. The other two types of relationships are: (i) status as an insurance policyholder of a Company subsidiary in the ordinary course of business of the subsidiary on terms no more favorable to the director than those applicable to policies with unaffiliated third parties or those generally available to Company employees; and (ii) the receipt by a director of administrative support or retirement compensation for prior service from a former employer of such director that has a business relationship with the Company. The Board of Directors believes that these specified types of relationships would not affect or influence the Company’s business relationships or create a direct or indirect material interest in the Company’s business transactions on the part of a director.

In connection with its annual independence assessment of the individuals recommended by the Nominating & Corporate Governance Committee as nominees for election to the Board of Directors at the 2011 Annual Meeting, the Board of Directors reviewed the applicable independence rules and the factual information derived from the questionnaires and affirmations completed by the individual directors and other available information. The Board of Directors considered Mr. Hedlund’s relationship with the Company as a policyholder of one of the Company’s insurance subsidiaries, and determined that such relationship is categorically immaterial under the Director Independence Standards.

In connection with the foregoing independence review and consideration of the individual director nominees recommended by the Nominating & Corporate Governance Committee for election to the Board of Directors at the Annual Meeting, the Board of Directors affirmatively determined that, under the NYSE Listing Standards, applicable SEC rules and the Director Independence Standards, a majority of the members of the Board of Directors is independent, that director nominees Annable, Geoga, Hedlund, Howard, Kauth and Storch are each independent and have no material relationships with the Company.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors met four times and took action by unanimous consent in lieu of a meeting once during 2010.

The Board of Directors has five committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee and the Nominating & Corporate Governance Committee. The following table shows current Board committee membership and the number of meetings held by each committee in 2010:

Audit Committee	Compensation Committee	Executive Committee	Investment Committee	Nominating & Corporate Governance Committee
James E. Annable Douglas G. Geoga Reuben L. Hedlund Julie M. Howard(1) Wayne Kauth* David P. Storch(1)	James E. Annable* Douglas G. Geoga Julie M. Howard(1) Wayne Kauth	James E. Annable Fayez S. Sarofim Donald G. Southwell Richard C. Vie*	James E. Annable Douglas G. Geoga* Fayez S. Sarofim Donald G. Southwell Richard C. Vie	James E. Annable Reuben L. Hedlund* Julie M. Howard(1) Ann E. Ziegler
9 meetings held in 2010(2)	4 meetings held in 2010	1 meeting held in 2010(2)	11 meetings held in 2010	5 meetings held in 2010

*	Committee Chairman

(1)	Ms. Howard and Mr. Storch became members of the Board of Directors and these Board committees on February 3, 2010 and May 5, 2010, respectively.

(2)	Also in 2010, the Audit Committee took action by unanimous consent in lieu of a meeting once, and the Executive Committee took action by unanimous consent in lieu of meetings four times.

Under the Company’s Corporate Governance Guidelines, directors are expected to attend Board meetings and meetings of the Board committees on which they serve. In 2010, each director attended at least 75% of the meetings of the Board of Directors and Board committees on which such director served. Under the Company’s Policy on Director Attendance at Annual Meetings, all directors are expected to attend annual meetings of the Company’s shareholders unless unavoidable obligations or other circumstances prevent their attendance. Each of the directors who were members of the Board of Directors on May 5, 2010, the date of the 2010 Annual Meeting, attended such meeting.

The non-management members of the Board of Directors meet regularly in executive session. The Chairman of the Nominating & Corporate Governance Committee presides at these executive sessions.

The following is a brief description of the functions of each of the five Board committees:

Audit Committee—Assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s qualifications, independence and performance; and

•	the performance of the Company’s internal audit function.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Among other things, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountant, including prior approval of the audit engagement fees and terms.

The Board of Directors has determined that each member of the Audit Committee is independent and financially literate in accordance with the NYSE Listing Standards, that each member of the Audit Committee meets the independence requirements for audit committee membership under the SEC rules, and that Mr. Kauth is qualified as an audit committee financial expert under the SEC rules. The Audit Committee Charter is posted under Governance on the Company’s website at www.unitrin.com.

Compensation Committee—Assists the Board of Directors in fulfilling its responsibilities relating to:

•	overseeing the compensation of the Company’s executive officers, operating company presidents and group executives;

•	reviewing and discussing with management the Compensation Discussion and Analysis section of the Company’s annual proxy statement and approving the related Compensation Committee Report;

•

reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance and compensation in light of such goals and objectives, and setting the Chief Executive Officer’s compensation based on such evaluation;

•	reviewing and making recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based compensation plans;

•	reviewing and approving the base salary, bonus and equity award components of the annual compensation of the executive officers, operating company presidents and group executives;

•	setting performance criteria, and certifying the results thereof, for cash bonuses under the Unitrin, Inc. 2009 Performance Incentive Plan (“Performance Incentive Plan”);

•	reviewing and approving any employment agreements or severance or change-in-control arrangements involving any of the Company’s executive officers;

•	administering the Company’s equity-based compensation plans and approving award recipients and determining the terms of awards pursuant to such plans; and

•	reviewing and making recommendations to the Board of Directors on director compensation.

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee Charter is posted under Governance on the Company’s website at www.unitrin.com. Additional information about the Compensation Committee procedures is provided below in the section entitled “Executive Compensation.”

Executive Committee—May exercise all powers and authority of the Board of Directors in the management of the business of the Company except for:

•	certain powers which, under Delaware law, may be exercised only by the full Board of Directors; and

•	such other powers as may be granted to other committees by resolution of the Board of Directors or as defined in the charters of such committees.

Investment Committee—Oversees the Company’s investment objectives and policies and reviews the performance of the Company’s investment portfolios on a consolidated basis. The Investment Committee is also responsible for review and approval of the policies and objectives for the Company’s investment activities that are established and maintained by the Company’s Chief Investment Officer. The Investment Committee Charter is posted under Governance on the Company’s website at www.unitrin.com.

Nominating & Corporate Governance Committee—Assists the Board of Directors in fulfilling its responsibilities with respect to:

•	identifying potential candidates qualified to become Board members and recommending director nominees to the Board in connection with each annual meeting of shareholders;

•

developing and assessing principles and guidelines for corporate governance, executive succession, business conduct and ethics and recommending their adoption and periodic revision to the Company’s Board of Directors;

•	leading the Board of Directors in its annual review of the Board’s performance; and

•	recommending director nominees to the Board for each Board committee.

The Board of Directors has determined that each member of the Nominating & Corporate Governance Committee is independent in accordance with the NYSE Listing Standards. The Nominating & Corporate Governance Committee Charter is posted under Governance on the Company’s website at www.unitrin.com.

Selection of Board Nominees

In accordance with its charter, the Nominating & Corporate Governance Committee recommends a full slate of director nominees for election each year at the Annual Meeting. As needed to fill actual or anticipated vacancies on the Board of Directors, the Nominating & Corporate Governance Committee screens and interviews candidates, and conducts inquiries into each candidate’s background, qualifications and independence in accordance with the NYSE Listing Standards and SEC rules. The Nominating & Corporate Governance Committee may, in its discretion, retain search firms to identify director candidates.

The Company will consider director recommendations by shareholders that are made in writing, addressed to Unitrin’s Secretary, and include: (a) the candidate’s name, address and telephone number; (b) a brief biographical description of the candidate, including his or her occupation for the last five years and a statement of the qualifications of the candidate to serve as director; and (c) the candidate’s signed consent to serve as a director if elected and to be named in the Company’s proxy statement as a nominee. The Nominating & Corporate Governance Committee will consider shareholder recommendations using the same standards it uses to assess all other candidates for director.

The Nominating & Corporate Governance Committee evaluates potential nominees for director against the following standards that were previously adopted by the Board of Directors, as well as other attributes and skill sets considered desirable or necessary to address particular needs from time to time:

•	The highest ethical standards and integrity.

•	Must be willing and able to devote sufficient time to the work of the Board.

•	Must be willing and able to represent the interests of shareholders as a whole rather than those of special interest groups.

•	No conflicts of interest that would interfere with performance as a director.

•	A reputation for working constructively with others.

•	A history of achievement at a high level in business or the professions that reflects superior standards.

•	Possess qualities that contribute to the Board’s diversity.

The primary focus in recruitment and nomination of directors has been on skills and experience. Other than as noted in the last bullet point above, the Nominating & Corporate Governance Committee does not have a specific policy or requirement with regard to its consideration of diversity in identifying director nominees, nor has it attempted to define or limit the concept of “diversity” to any particular set of characteristics. The Nominating & Corporate Governance Committee and the Board of Directors believe that the Board should be comprised of members with complementary and diverse skills and experience which, collectively, contribute breadth of perspective and enable the Board to be an effective overseer of a publicly-traded insurance organization.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee consists of James E. Annable, Douglas G. Geoga, Julie M. Howard and Wayne Kauth. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, and none of these individuals had a relationship with the Company during 2010 which required disclosure by the Company under the SEC rules on transactions with related persons. Related person transactions and the independence of the non-employee members of the Company’s Board of Directors are discussed in more detail above under the headings “Related Person Transactions” and “Director Independence.”

No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Compensation Committee or Board of Directors.

Board Leadership and Role in Risk Oversight

Board’s Leadership Structure

The structure of the Company’s Board of Directors includes a Chairman of the Board and five board committees. The Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee are comprised entirely of independent directors. The Executive Committee and the Investment Committee are comprised of a mix of independent and employee directors.

The Company’s Chief Executive Officer, Mr. Southwell, serves as Chairman of the Board. The Chairman of the Nominating & Corporate Governance Committee, an independent director, presides at the executive sessions of the non-management directors. The Company has not otherwise designated a member of the Board as a lead director.

The combined role of Chairman and Chief Executive Officer promotes clarity of corporate focus and unified leadership by the director most familiar with the Company’s business, industry and strategic goals, as well as its history and culture. The Company believes that its leadership structure is appropriate for the Company given these benefits and the counterbalancing role provided by the independent oversight of the Company’s non-management directors, who meet regularly in executive session, and the significant functions provided by the key Board committees that are comprised of independent directors and that are able to retain independent outside advisors in their discretion.

Board’s Role in Risk Oversight

The Board of Directors plays an active role in the oversight of risk assessment and management at various levels of the Board’s leadership structure. The Chairman of the Board plays an integral role in identifying the material issues and risks to be brought to the Board’s attention. Full board and board committee meetings provide the directors with regular opportunities to discuss key matters and raise questions with management, auditors and any consultants retained by the Board or committee.

The Board is regularly informed by members of the Company’s executive and operational management about a wide range of matters that could pose significant risks to the Company. These include, for example, strategic plans, corporate transactions, and significant operational projects and developments. In addition, Board committees have the opportunity to evaluate areas of potential risk on issues pertinent to their particular functional responsibilities. The Audit Committee has oversight responsibilities pertaining to a number of matters which involve potential risk to the Company, most notably, the Company’s financial reporting and internal controls, the internal audit function, matters reported through the Hotline, management of insurance-related risks, and the performance of the Company’s independent auditors. In carrying out these responsibilities, the Audit Committee reviews, for example, the Company’s quarterly and annual financial statements and related SEC disclosures and auditor’s reports and communications, enterprise and business unit risk management assessments (including risks associated with catastrophe losses), and internal audit plans and significant findings. The Compensation Committee has oversight responsibilities pertaining to the Company’s executive compensation and equity-based compensation programs. In carrying out these responsibilities, the Compensation Committee reviews performance goals and metrics under the Company’s Performance Incentive Plan, look-back and projection assessments of such goals and metrics, and levels of ownership of the Company’s Common Stock resulting from equity grants to its executives.

AUDIT COMMITTEE REPORT

This report concerns the Audit Committee and its activities regarding the Company’s financial reporting and auditing processes.

The role of the Audit Committee is one of oversight, and does not include conducting audits or determining whether the financial statements are complete and accurate. The responsibility for the completeness and accuracy of the Company’s financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting rests with the Company’s management. It is the responsibility of the Company’s independent registered public accountant to perform an audit of, and to express an opinion on, whether the Company’s annual financial statements are fairly presented in conformity with accounting principles generally accepted in the United States of America and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit Committee is to review and monitor these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accountant for the fiscal year ended December 31, 2010, the Company’s audited financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from and discussed with Deloitte & Touche its written disclosures and letter regarding its independence required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee regarding independence, and has discussed with Deloitte & Touche its independence. The Audit Committee has considered whether the provision of the non-audit services by Deloitte & Touche described in this Proxy Statement is compatible with maintaining the independence of Deloitte & Touche.

In reliance on these reviews and discussions, and the report of Deloitte & Touche as the Company’s independent registered public accountant, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD

OF DIRECTORS OF UNITRIN, INC.

Wayne Kauth—Chairman	Reuben L. Hedlund
James E. Annable	Julie M. Howard
Douglas G. Geoga	David P. Storch

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Independent Registered Public Accountant Fees for 2010 and 2009

Deloitte & Touche, a registered public accountant with the Public Company Accounting Oversight Board, served as the Company’s independent registered public accountant for and during the years ended December 31, 2010 and 2009. The following table provides information regarding the fees for professional services provided by Deloitte & Touche for 2010 and 2009.

Fee Type	2010	2009
Audit Fees	$3,680,424	$4,033,926
Audit-Related Fees	23,000	93,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$3,703,424	$4,126,926

Audit Fees in 2010 included fees: (a) for the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (b) for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; (c) for services in connection with the Company’s Registration on Form S-3; (d) to provide a comfort letter to underwriters in connection with the Company’s issuance of senior notes; and (e) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the Company and its subsidiaries for the 2010 fiscal year. Audit-Related Fees in 2010 represent fees incurred to audit one of the Company’s employee benefit plans.

Audit Fees in 2009 included fees for: (a) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (b) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; and (c) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the Company and its subsidiaries for the 2009 fiscal year. Audit-Related Fees in 2009 represent fees incurred to audit three of the Company’s employee benefit plans.

Pre-Approval of Services

Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant, including the prior approval of audit engagements and all permitted non-audit engagements of the independent registered public accountant. Prior approval of non-audit services may be delegated to the Chairman of the Audit Committee. All services provided to the Company by Deloitte & Touche in 2010 and 2009 were pre-approved by the Audit Committee.

PROPOSAL 2:

ADVISORY VOTE ON RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANT

The Audit Committee has selected Deloitte & Touche as the Company’s independent registered public accountant for 2011, and the Board is asking shareholders to ratify that selection. Under applicable laws, rules and regulations, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant. The Board believes that shareholder ratification of the appointment of the independent registered public accountant, while not legally required, represents good governance practice in light of the significance of the independent registered public accountant’s role in the process of ensuring the integrity of the Company’s financial statements.

The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Audit Committee. The affirmative vote of a majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to ratify the selection of Deloitte & Touche as the Company’s independent registered public accountant for the 2011 fiscal year. In the event that the appointment is not ratified, the Audit Committee will consider whether the appointment of a different independent registered public accountant would better serve the interests of the Company and its shareholders. Despite shareholder ratification, the Audit Committee may appoint a new independent registered public accountant at any time if it determines in its sole discretion that such appointment is appropriate and in the best interests of the Company and its shareholders.

It is expected that representatives from Deloitte & Touche will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” PROPOSAL 2.

EXECUTIVE OFFICERS

The following narratives summarize the business experience over at least the last five years of the Company’s executive officers, other than Mr. Southwell, whose business experience is described above in the section entitled “Business Experience of Nominees.” Positions described below as being with the Company may have been held with Unitrin or one or more of its subsidiaries. The executive officers serve at the pleasure of the Board of Directors.

John M. Boschelli, 42, was elected Chief Investment Officer in May 2009 and a Vice President of the Company in May 2007. Mr. Boschelli served as the Company’s Treasurer from February 2002 until May 2009. Before becoming Treasurer, Mr. Boschelli served as the Assistant Treasurer of the Company, a position he held prior to April 2002.

Lisa M. King, 51, was elected Vice President—Human Resources of the Company in May 2009, and has served as its Ethics Officer since 2008. Ms. King served as the Company’s Director of Human Resources from April 2008 until May 2009. From 2002 until 2008, Ms. King served as Vice President of Human Resources of the Company’s wholly-owned subsidiary, Trinity Universal Insurance Company, and, beginning in 2004, as its Ethics Officer. Prior to 2002, Ms. King held a number of human resources positions within the Unitrin organization and for affiliates of its predecessor.

Edward J. Konar, 54, was elected a Vice President of the Company in January 2001, and has served as Group Executive since January 2008. Mr. Konar has served as President of Unitrin’s Career Agency Companies since January 2010. From October 2002 until August 2008, Mr. Konar served as Vice President of Corporate Administration. Mr. Konar joined the Company in March 1990 as Tax Director and served in that capacity until October 2002.

Christopher L. Moses, 39, was elected Vice President and Treasurer of the Company in May 2009. Mr. Moses served as Assistant Treasurer for the Company from 2006 until May 2009. Between 1999 and 2006, Mr. Moses held a number of positions with the Company’s treasury department.

Scott Renwick, 59, was elected a Senior Vice President of the Company in February 2002, and has served as General Counsel since February 1999, Secretary since May 1996, and was Counsel between January 1991 and February 1999.

Richard Roeske, 50, was elected a Vice President of the Company in January 2001, and has served as Chief Accounting Officer since August 1999. For a portion of 2010, Mr. Roeske served as interim Chief Financial Officer. Between 1990, when he joined the Company, and 1999, Mr. Roeske held a number of positions with the Company’s accounting department.

Dennis J. Sandelski, 50, was elected Vice President—Tax of the Company in May 2010. Mr. Sandelski served as Tax Director of the Company from October 2002 through May 2010, and has held a number of positions within the Company’s tax department since 1992.

Frank J. Sodaro, 42, was elected Vice President—Planning & Analysis of the Company in May 2009. Mr. Sodaro served as Assistant Corporate Controller for the Company from June 1998 until May 2009. Prior to 1998, he held a number of positions with the Company’s accounting and internal audit departments.

Dennis R. Vigneau, 44, was elected Senior Vice President and Chief Financial Officer in November 2010. Mr. Vigneau had previously served as Senior Vice President and Chief Financial Officer/Deputy Chief Financial Officer of American Life Insurance Company, then a unit of American International Group, Inc., where he had been employed since August 2008. From May 2004 through July 2008, Mr. Vigneau held a number of senior financial positions with Genworth Financial, Inc., a publicly-traded global financial security company, including Senior Vice President and Chief Financial Officer of the Retirement and Protection Segment (2007 – 2008) and Vice President, Finance for Genworth Financial Holding (2004 – 2006).

EXECUTIVE COMPENSATION

Discussion of Compensation Committee Governance

Compensation Committee Authority and Delegation

The scope and authority of the Compensation Committee is described in the Corporate Governance section above and is set forth in the committee’s charter, which is posted under Governance on the Company’s website at www.unitrin.com.

The Compensation Committee has the sole authority to retain outside legal, accounting or other advisors, including compensation consultants to assist the committee in its evaluation of executive compensation, and to approve related fees and other terms of retention of such advisors. Under the terms of its charter, the Compensation Committee may delegate to its subcommittees such power and authority as it deems appropriate, except where delegation is inconsistent with applicable legal and regulatory requirements. However, the Compensation Committee does not presently have any subcommittees, and no such delegations have been made.

The Chief Executive Officer has been delegated limited authority by resolution of the Board of Directors to issue grants under the terms of the Employee Stock Option Plans to designate recipients for a limited number of awards under the plans, and the size, terms and conditions for such awards. Under this delegated authority, the Chief Executive Officer may not make such an award to himself or herself or to any of the Company’s officers who are required to file reports of their beneficial ownership of shares of Common Stock under Section 16 of the Exchange Act (“Section 16 Officers”). Such delegated authority has been used sparingly and limited to situations involving new hires and promotions, and has been reported to and monitored by the Compensation Committee on a regular basis. More information about delegations and awards thereunder which have been made under the Company’s equity plans is included under the heading “Delegated Authority” in the Compensation Discussion and Analysis section on page 48.

Compensation Committee Process Overview

The Compensation Committee performs an annual review of the Company’s executive compensation policies, practices and programs, and of the compensation paid to the Company’s executive officers and directors. The evaluation generally begins with an offsite meeting of the Compensation Committee held in the last quarter of each year without the presence of management. At its first meeting of each year, typically held in late January or early February, the Compensation

Committee makes decisions as to any changes to the Company’s executive compensation plans and programs, determinations as to the current-year base salary and equity-based compensation awards, selection and weighting of specific performance criteria and target bonus percentages for Performance Incentive Plan awards, and validation of performance results for payout of prior-year Performance Incentive Plan awards to be paid to the Company’s executive officers, operating company presidents and group executives, and any changes to the director compensation program. The Compensation Committee also approves awards to other employees under the Company’s equity-based compensation plans.

The Role of Compensation Consultants

The Compensation Committee has engaged the services of an independent compensation consultant in connection with its annual executive compensation review and for such additional services as it has deemed necessary from time to time. In the fourth quarter of 2010, the Compensation Committee engaged Exequity LLP (“Exequity”) as its independent compensation consultant in connection with its deliberations on executive officer and director compensation for 2011. The Compensation Committee had previously engaged Hewitt Associates (“Hewitt”) as its independent compensation consultant in connection with its deliberations on executive officer and director compensation for 2010. The Compensation Committee has directed such consultants to provide the committee with benchmarking data based on comparable companies in the industry for certain executive officer positions, data and practices with respect to outside director compensation and advice on current trends and developments related to executive compensation matters in the context of annual shareholder meetings and proxy disclosures. The involvement of Hewitt in the 2010 executive compensation decision-making process is described in more detail in the discussion under the heading “Benchmarking Analysis” in the Compensation Discussion and Analysis section below.

The Role of Executive Officers

The Chief Executive Officer (“CEO”) plays an important role in the annual compensation decision-making process for the executive officers of the Company other than himself by providing performance assessments and making compensation recommendations to the Compensation Committee. The information provided by the CEO includes annual recommendations regarding any changes to the annual base salary and the equity compensation grants to the other members of senior management and the selection and weighting of the specific performance criteria and target bonus percentages under the Company’s Performance Incentive Plan.

The Chief Financial Officer is also involved in the annual compensation decision-making process for executive officers who report directly to him, by providing performance assessments and making compensation recommendations to the CEO for consideration by the Compensation Committee. Additionally, at the request of the Compensation Committee, the Company’s management provides data to the committee’s independent compensation consultant about the Company’s equity compensation programs, employee benefit and retirement plans and the compensation and stock holdings of the Company’s executive officers.

In addition to considering the benchmarking data provided by its independent compensation consultant, the Compensation Committee also considers the recommendations provided by the CEO with regard to the compensation of the other executive officers, and discusses the rationale and strategy involved in determining these recommendations in meetings with the CEO. The Compensation Committee views its role with regard to the compensation of these other executive officers as collaborative, giving due consideration to the CEO’s knowledge and judgment in determining the recommended levels of their compensation.

Non-employee director compensation is determined exclusively by the Board of Directors, after considering recommendations of the Compensation Committee. The Company’s executive officers do not make recommendations and are not otherwise involved in the process of analyzing and determining compensation for the non-employee members of the Board of Directors, except that the CEO participates as a Board member when non-employee director compensation is considered and determined by the Board of Directors.

Compensation Discussion and Analysis

Executive Summary

The Company’s executive compensation program and its underlying philosophy have always emphasized pay for performance and shareholder-focused awards (including holding period requirements for all equity grants to executive officers since 2006), with few perquisites and significant portions of compensation consisting of:

•	cash bonuses based on performance

•	stock options, the value of which is based on long-term appreciation of the Company’s Common Stock

Significant changes were made to the executive compensation program in 2009:

•

revised the mix of pay to include more at-risk compensation and an increased mix of short-term and long-term goals, with salaries generally remaining at 2008 levels for NEOs and senior executive management

•	revised the cash bonus program to add multi-year performance-based awards measured over a 3-year period

•	revised the equity-based compensation program to add multi-year performance-based restricted stock measured over a 3-year period

•	eliminated the restorative option feature from all future stock option awards

Additional changes were approved in 2011 to address evolving “best practices:”

•

added “clawback” clauses to cash bonus and equity-based compensation award agreements with executive officers to enable the recoupment or forfeiture of compensation in the event of certain accounting restatements or as otherwise required by law

•

revised change-in-control agreements with executive officers to (i) incorporate a “double-trigger” standard to condition payout on involuntary or constructive discharge in event of a change-in-control; and (ii) eliminate excise tax gross-ups

•

adopted a policy prohibiting directors and employees who receive equity-based compensation from the Company from participating in hedging transactions that would limit their risks from decreases in the value of the Company’s Common Stock

•	approved the proposed Unitrin, Inc. 2011 Omnibus Equity Plan to provide for additional types of performance-conditioned awards available for equity-based compensation grants to directors and employees

Overview of CEO Compensation

The total compensation provided to the CEO includes three main components: base salary, performance-based annual cash incentive award and long-term cash and equity-based incentive awards. The total value of the CEO’s compensation package is heavily weighted to performance-based awards because of the significance of his role to the overall success of the Company. Further, long-

term incentive awards represent the largest component of the CEO’s compensation, serving the goals of retention as well as alignment with stockholders’ interests in the long-term appreciation of the value of the Company’s Common Stock.

Compensation Mix: Increasing Focus on Performance-Based Components

The pie charts below illustrate the results of the changes made to the executive compensation program in 2009 to add more long-term performance-based vehicles. These changes have resulted in a mix of pay for the CEO that consists of more performance-based and long-term awards as a percentage of his annual total compensation package.

CEO Compensation Mix

As illustrated above, base salary as a percentage of total compensation was 53%, 36% and 29%, and performance-based compensation (including stock options) was 47%, 64% and 71% for the years 2008, 2009 and 2010, respectively. This shift to more “at-risk” compensation was achieved with the addition of both performance-based multi-year cash incentive and performance-based restricted stock awards to the CEO compensation mix beginning in 2009. The trend towards pay for performance continued in 2010.

Compensation shown in the pie charts above includes base salary, performance-based cash compensation, and equity awards. This formulation differs from that in the Summary Compensation Table as it does not include “Change in Pension Value and Nonqualified Deferred Compensation Earnings” or “All Other Compensation.”

The following tables describe the components of the CEO’s total compensation as disclosed in the Summary Compensation Table of the Company’s 2010 and 2011 Proxy Statements (“SCT Total Compensation”), as well as the changes in SCT Total Compensation from 2009 to 2010, and the reasons for such changes.

Changes in SCT Total Compensation for the CEO from 2009 to 2010 (Shown Below in Thousands)

Components of SCT Total Compensation	2009 ($)	2010 ($)	Increase (Decrease) ($)	Increase (Decrease) as a % of 2009 pay component (%)
Base Salary	925.0	975.0	50.0	5
Performance-Based Annual Incentive	548.1	408.5	(139.6)	(25)
Time-Vested Stock Options	375.7	949.3	573.6	153
Performance-Based Restricted Stock	210.6	497.0	286.4	136
Change in Pension Value	244.0	665.3	421.3	173
Other Compensation	7.4	7.4	—	—
SCT Total Compensation	2,310.8	3,502.5	1,191.7

Reasons for Increase or Decrease in SCT Total Compensation for the CEO from 2009 to 2010

Base Salary	Reported base salary increased 5% as a result of the Compensation Committee’s decision to restore the CEO’s salary to its 2008 level ($1,000,000) from the lower level set for 2009 ($900,000). His base salary was reduced by $100,000 in 2009 in response to the 2008 economic crisis.

Performance-Based Annual Incentive Compensation	Performance-based annual incentive compensation decreased by 25% in 2010 because actual performance results were under target levels, while in 2009, actual performance results exceeded target levels.

Time-Vested Stock Option Awards	Award sizes were held constant from 2009 to 2010 at 125,000 stock options. The increase shown is the result of higher valuations in 2010 for the same award size. Award value increased due to the increase in stock price, higher volatilities and change in the Company’s dividend yield.

Performance-Based Restricted Stock Awards	Award sizes were held constant from 2009 to 2010 at 15,000 shares. The increase shown is the result of higher valuations in 2010 for the same award size. Award value increased due to the increase in stock price and the estimated higher relative total shareholder return (“TSR”) of Unitrin stock compared to the TSR of companies in the S&P Supercomposite Insurance Index.

Change in Pension Value

50% of the change in the present value of the pension plan accrual for the CEO was due to changes in the mortality assumption and discount rate used by the Company to calculate its pension plan liability. The balance of the change in the CEO’s pension value was due primarily to normal, annual retirement cost which incorporates an additional year of service and interest cost.

Fixed Share Approach to Granting Equity Awards

Unitrin has consistently used a fixed-share approach to determining award sizes for the CEO, in contrast to a fixed-value-based approach. Under a fixed-share approach, the size of an award is determined by reference to the number, rather than the value, of shares. As a result, the value of equity awards fluctuates from year to year, while the number of shares awarded remains steady.

Comparison of Equity Award Size vs. Equity Award Value for the CEO
	2009			2010
Type of Awards	No. of Shares Granted (#)	Fair Value per Share Granted ($)	Total Value of Shares Granted ($)	No. of Shares Granted (#)	Fair Value per Share Granted ($)	Total Value of Shares Granted ($)	Increase (Decrease) ($)
Performance-Based Restricted Stock Awards	15,000	14.04	210,600	15,000	33.13	496,950	286,350
Time-Vested Stock Option Awards	125,000	3.01	375,722	125,000	7.59	949,344	573,622

The table above illustrates the fact that the increase in value of each equity award granted to the CEO in 2010 resulted from an increase in the fair value of the award and not in the size of the award. Based on the principles of the fixed-share approach, the size of the 2010 equity awards were not decreased from 2009 levels to address increases in their fair values, just as the size of the 2009 equity-based compensation awards were not increased from 2008 levels to address decreases in their fair values in connection with the economic crisis. In analyzing changes to CEO compensation in a given year, it is important to note the methodology (e.g., fixed-share approach to equity-based compensation awards) used by the Compensation Committee in determining CEO compensation.

For time-vested stock option awards, the grant date fair values were estimated using the Black-Scholes option pricing model. For performance-based restricted stock awards, the grant date fair values were estimated using the Monte Carlo simulation method. The Company also uses a conversion ratio between stock options and restricted stock of 5:1 (i.e., five stock options are deemed to be equal in value to one share of restricted stock).

CEO Compensation and Alignment with Long-Term Interests of Shareholders

The Compensation Committee has endeavored to further align the CEO’s total compensation to the long-term interests of shareholders and, beginning in 2009, shifted the mix to include a greater percentage of the CEO’s total compensation in the form of:

•	performance-based cash awards tied to achieving key annual and multi-year financial performance metrics such as growth in Earned Premiums, Profit Margins and Return on Equity;

•	performance-based restricted stock awards tied exclusively to the performance of Unitrin’s TSR relative to the Peer Group; and

•	stock option awards tied to achieving absolute long-term appreciation in the price of the Company’s Common Stock

CEO Share Ownership

Under the Company’s Stock Ownership Policy (as described in more detail on page 47 below), the CEO is required to maintain, at a minimum, ownership of the lesser of 50,000 shares or the number of shares of Common Stock valued at three times his annual base salary. The Compensation Committee closely monitors the CEO’s shareholdings and expects him to substantially exceed the formal minimums set forth in the policy. The CEO has exceeded the minimum levels required under the Stock Ownership Policy as shown in the table below, and has retained all shares acquired through the exercise of stock options since becoming a director of the Company in 2002. Thus, the equity-based compensation awards granted to the CEO and his subsequent retention of the net after-tax shares acquired through the exercise of stock options have further aligned his interests with those of the Company’s shareholders.

Shares of Common Stock (#)	Shares of Unvested Restricted Stock (#)	Total Share Ownership (#)	Value of Shares Owned ($) *	2011 Base Salary ($)	Value of Shares Owned as a Multiple of Base Salary (#)
120,806	45,000	165,806	4,929,412	1,000,000	4.9x
*	Based on the closing price ($29.73) of a share of Common Stock on March 11, 2011

TSR Performance: Unitrin Common Stock Compared to S&P Supercomposite Insurance Index (“Peer Group”)

The metrics of each performance-based restricted stock award granted to the CEO are based on the relative performance of Unitrin’s TSR compared to the Peer Group, as discussed in more detail below on page 46. The CEO would forfeit the entire award if the Company’s TSR over the applicable performance period falls below the 25th percentile of the Peer Group. The table below shows relative TSR performance over the period from January 1, 2009 through December 31, 2010 because performance–based restricted stock awards based on relative TSR performance were added beginning in 2009.

Allocation of Specific Elements of Compensation

The basic objective of the Company’s executive compensation program is to attract, retain and motivate the performance of the Company’s executives by providing compensation packages that include reasonable and competitive direct compensation structured to reward its executives for increasing shareholder value. As mentioned above, recent shifts in the program have added increased emphasis on long-term and contingent rewards linked to Company performance. The Company’s NEOs receive a few modest perquisites and are eligible to participate in employee health and welfare benefits and retirement plans offered by the Company.

The Company’s executive compensation program does not, and has not historically, used fixed formulas to allocate compensation between cash and non-cash compensation, or determine the mix of forms or levels of compensation. Rather, the program includes a range of tools aimed at providing competitive advantage and flexibility to respond to developments within, or otherwise affecting, the Company from time to time. Consistent with the overall program objectives and underlying philosophy described above, the Company emphasizes the compensation elements linked most closely to increasing shareholder value.

Providing a competitive salary is important in achieving the Company’s objective of attracting and retaining superior executive talent. An individual’s responsibilities and experience as well as competitive marketplace factors are generally taken into account in determining his or her salary. The cash incentive bonus component of compensation furthers the fundamental principle of linking compensation to Company performance, particularly growth and profitability, two metrics that the Company believes are critical to the creation of shareholder value. Equity-based compensation is considered another key source of contingent compensation intended to further align management incentives with shareholder interests. The Compensation Committee strongly believes that stock incentives, including options and restricted stock, provide an effective means of motivating shareholder-focused behavior by key executives. The Compensation Committee closely monitors share retention by key executives, and added a holding period for shares obtained as a result of equity-based compensation awards to executive officers. For more information about executive officer stock ownership, see the discussion on page 47 under the heading “Stock Ownership Policy.”

Compensation Strategy and Analysis

General Strategy

In its deliberations on executive compensation, the Compensation Committee considers cash and equity-based compensation in light of their consistency with the Company’s underlying principles and objectives, the total value to individual executives and the cost to the Company. Executive compensation decisions incorporate the following three-part strategy by the Compensation Committee:

•	Reward results primarily through long-term incentives with contingent value based on stock performance, while closely monitoring senior management’s stock retention;

•

Consider, with the assistance of its independent compensation consultant, industry data on levels of executive compensation for certain specific positions at similar companies in the industry to assess the extent to which the Company’s practices may vary from industry practices and determine whether any noted variances are reasonable, appropriate and purposefully designed to successfully attract and retain skilled executives in a highly competitive marketplace; and

•

Obtain a clear understanding of the business strategies and objectives of the CEO and other members of senior management, and their reasoning and recommendations for motivating their key subordinates. The Compensation Committee believes it is important and appropriate to give serious consideration to the views of senior management who run the Company and supervise its key managerial employees.

Benchmarking Analysis

The background work for the compensation decisions made in the first quarter of 2010 began at the end of 2009. In the course of its executive compensation review for 2010, the Compensation Committee considered two benchmarking analyses. The first analysis considered the compensation of the Company’s CEO, Chief Financial Officer and General Counsel, based on an analysis of proxy statements. The compensation components in the first analysis, which was provided by Hewitt, included base salary, actual bonus, long-term incentives, and total compensation. The second benchmarking analysis considered the compensation components of base salary, target bonus, long-term incentives and total compensation for the Company’s CEO and operating company presidents, using data from Hewitt’s proprietary database.

As indicated above, two different groups of comparator companies were utilized in the Hewitt compensation benchmarking analysis. One comparator group (“Proxy Group”) consisted of ten publicly-traded companies in the insurance industry with profiles similar to the Company’s based on information disclosed in their proxy statements. Most of the companies included in the Proxy Group had a majority of their operations in the property and casualty insurance sector of the insurance industry and revenues, assets and market capitalization at levels comparable to those of the Company. The following companies were included in the Proxy Group: W. R. Berkley Corporation; Cincinnati Financial Corporation; HCC Insurance Holdings, Inc.; Leucadia National Corporation; Markel Corporation; Old Republic International Corporation; Progressive Corporation; Selective Insurance Group, Inc.; Torchmark Corporation; and White Mountains Insurance Group, Ltd. The positions of the CEO, Chief Financial Officer and General Counsel were matched, to the extent these positions were disclosed by the companies in the Proxy Group, and compensation data was based on disclosures in proxy statements filed in 2009. As reported in such proxy statements, bonus data included in the analysis were actual bonuses earned in 2008 and paid in 2009. Long-term incentives were annualized and valued using Hewitt’s valuation methodology.

The second comparator group (“Custom Insurance Group”) included in the Hewitt analysis encompassed a custom group of twenty-two companies derived from a proprietary Hewitt database of the insurance industry, which includes many privately-held corporations. The large number of companies in this group enabled Hewitt to better identify positions within those companies that are comparable to Unitrin’s operating company presidents, whose blended responsibilities make such a matching process difficult.

The following companies were included in the Custom Insurance Group:

Aetna, Inc.	Humana Inc.
American Family Insurance Group	Kaiser Permanente
Aon Corporation	Lincoln National Corporation
Blue Cross Blue Shield of Kansas City	Mercury General Corp.
Blue Shield of California	Metlife Inc.
The Chubb Corporation	Nationwide Insurance Companies
CIGNA Corporation	PMA Capital Corporation
CNA Financial Corporation	The PMI Group, Inc.
Coventry Health Care Inc.	Protective Life Corporation
Fireman’s Fund Insurance Company	State Farm Insurance Companies
The Hartford Financial Services Group, Inc.	Wellpoint, Inc.

The Custom Insurance Group analysis compared the compensation of Unitrin’s CEO and its operating company presidents with the compensation for comparable positions at companies within the Custom Insurance Group. The Company ranked at the 23rd percentile of the Custom Insurance Group based on total assets. Because compensation levels are generally correlated to company size and the Company is smaller than the median of the companies in the Custom Insurance Group, the Committee determined that it would be helpful to reference compensation data that were based on approximately the same percentile ranking as company size. Long-term incentives were annualized and valued using Hewitt’s valuation methodology.

The Compensation Committee utilized the benchmarking data as a test of the reasonability of the compensation paid to the Company’s CEO, other executive officers, and operating company presidents. In evaluating the benchmarking data, the Compensation Committee did not follow a rigid process, establish specific pay objectives in evaluating the benchmarking data (such as, for example, targeting different elements of compensation at the median), or utilize the data as part of specific formulas when making compensation determinations for these executives. Instead, the benchmarking data were subjectively considered by the Compensation Committee as one point of reference in its deliberations on compensation levels for these executives, along with other factors such as Company performance, individual performance and the Company’s compensation philosophy and objectives.

The Compensation Committee considered the benchmarking analysis as a means of identifying any outliers and determining whether the levels of compensation provided to the CEO, other executive officers, and operating company presidents are within appropriate ranges in comparison to comparable companies. The Compensation Committee believes that the Company’s executive compensation program is fair, competitive with marketplace practices and effective in enhancing shareholder value.

Chief Financial Officer Changes

Upon the resignation of Eric J. Draut as Executive Vice President and Chief Financial Officer and Unitrin Board member, effective September 3, 2010, Richard Roeske, the Company’s Vice President and Chief Accounting Officer, was designated interim Chief Financial Officer. Mr. Roeske served as interim Chief Financial Officer until November 3, 2010, when Dennis Vigneau was elected Senior Vice President and Chief Financial Officer.

In connection with his role as interim Chief Financial Officer, Mr. Roeske entered into an agreement with the Company, dated August 5, 2010, that entitled Mr. Roeske to receive a special incentive bonus in the amount of 25% of his base annual salary in effect as of April 1, 2010 so long as his employment with the Company continued satisfactorily through March 15, 2011 (“Special Incentive Bonus”).

In connection with his election, Mr. Vigneau was awarded a grant of 15,000 shares of time-vested restricted stock and 75,000 stock options and was entitled to a starting base annual salary of $550,000 and a signing bonus of $225,000 (“Signing Bonus”). Mr. Vigneau received the Signing Bonus in February 2011.

In connection with his resignation, Mr. Draut entered into a separation agreement with the Company, dated as of August 20, 2010 (“Separation Agreement”), under which he received severance payments in the gross aggregate amount of $1,200,000, the right to continued health and dental insurance coverage under COBRA at the applicable non-COBRA employee rate, a payment of $30,000 in lieu of outplacement services, and reimbursement of certain incidental expenses. Mr. Draut’s unvested equity-based compensation and Performance Incentive Plan awards were forfeited upon the separation of his employment with the Company.

Annual Determination of Specific Compensation

The determination of the specific amount of salary, participation level for cash bonus awards and size of equity-based grants for a particular executive officer depends in substantial part on the nature and scope of the responsibilities of the individual’s job and the quality and impact of the individual’s performance and contributions.

Salary

2010 Program

At its meetings in November 2009 and February 2010, the Compensation Committee deliberated with regard to Mr. Southwell’s compensation package for 2010. The Committee reviewed and considered multi-year comparative compensation summary for Mr. Southwell that had been provided by Hewitt at its November 2009 meeting. Following its review and discussion of the comparative summary and Mr. Southwell’s historical compensation data and his responsibilities, accomplishments and goals, the Compensation Committee decided to restore Mr. Southwell’s annual base salary to its 2008 level, from $900,000 to $1,000,000 for 2010, in light of the Company’s strong financial recovery during 2009. This decision also recognizes Mr. Southwell’s promotion to Chairman of the Board and the additional responsibilities inherent in that position. The Compensation Committee did not increase 2010 salary levels for the other NEOs. Their annual base salaries for 2010 were instead set at their respective rates in effect for 2009, which were also the rates in effect for 2008.

The Committee reviewed in detail Mr. Southwell’s total compensation package (base compensation, annual bonus, long-term incentives, benefits and perquisites and potential change-of-control payments), as well as data on his stock ownership, the value of equity received from the Company’s long-term incentive plans and available benchmarking information. The Committee determined that Mr. Southwell’s compensation package satisfied its compensation policy for the CEO which emphasizes longer-term incentives and de-emphasizes perquisites and personal benefits.

In reviewing the amount of base salary for each of the other executive officers for 2010, the Compensation Committee considered the recommendations made by the CEO based on his assessment of the individual’s job performance and contributions, relevant benchmarking analysis, and observations of the Committee with respect to the individual’s job performance. The executive officer performance assessments were subjective and did not entail measurement against specific goals or other objective factors.

Performance Incentive Plan Awards

The Performance Incentive Plan is a cash incentive program used to motivate and reward eligible executives of the Company and its subsidiaries, and provides for annual incentive awards (“Annual PIP Awards”) and multi-year incentive awards (“Multi-Year PIP Awards”) (collectively “Annual and Multi-Year PIP Awards” or “PIP Awards”). Each year, the Compensation Committee makes a selection of the specific performance criteria applicable to Annual and Multi-Year PIP Awards for a particular year from a range of performance indicators set forth in the Performance Incentive Plan. Once established by the Compensation Committee, the performance criteria for a particular year cannot be changed by the Compensation Committee or the Company.

The two types of Awards granted under the Plan are:

•	Annual PIP Award—under which a participant is given the opportunity to earn a cash bonus based on the results of performance criteria measured over a performance period of one year or less.

•

Multi-Year PIP Award—under which a participant is given the opportunity to earn a cash award based on the results of one or more performance criteria measured over a performance period of more than one year (generally three years).

Threshold, Target and Maximum Performance Levels

For each of the 2010 Annual and Multi-Year PIP Awards granted to the NEOs, the Compensation Committee established threshold, target and maximum performance levels. The threshold level is the minimum level of performance that must be met before a payout may occur. The threshold level is set at half of the target level, and the maximum level is set at twice the target level. The bar for the threshold level is set high so that mediocre performance will not be rewarded, and the maximum level is set high to encourage excellence and reward superior performance, while at the same time placing a reasonable limit on the size of the potential payout.

2010 PIP Awards and Target Bonus Percentages

At its meeting in February 2010, the Compensation Committee granted annual and multi-year awards under the Performance Incentive Plan to the NEOs, and assigned a target bonus percentage to each recipient representing a percentage of his annual base salary (“Target Bonus Percentage”). For 2010 Annual PIP Awards, annual base salary is the recipient’s base salary in effect as of April 1, 2010. For 2010 Multi-Year PIP Awards, the base salary is the average of the recipient’s base salary in effect as of April 1 during each of 2010, 2011 and 2012. The following tables show the Target Bonus Percentages and performance criteria (“Performance Criteria”) adopted by the Compensation Committee for the 2010 PIP Awards granted to the NEOs:

Target Bonus Percentages for 2010 PIP Awards

Name	Target Bonus Percentage For Annual PIP Award (%)	Target Bonus Percentage For Multi-Year PIP Award (%)	Combined Target Bonus Percentage For Both Annual and Multi-Year PIP Awards (%)
Donald G. Southwell	50	50	100
Dennis R. Vigneau*	—	—	—
Scott Renwick	40	40	80
Richard Roeske	30	30	60
Edward J. Konar	40	40	80
John M. Boschelli	40	40	80
Eric J. Draut	40	40	80

Performance Criteria for 2010 PIP Awards

Name	Performance Criteria 2010 Annual PIP Award	Performance Criteria 2010 Multi-Year PIP Award
Donald G. Southwell	Annual Unitrin Consolidated (1) Premium & Auto Finance Revenue Growth; (2) Profit Margin	3-Year Average of Unitrin Consolidated (1) Revenue Growth; (2) Return on Equity
Dennis R. Vigneau*	—	—
Scott Renwick	Annual Unitrin Consolidated (1) Premium & Auto Finance Revenue Growth; (2) Profit Margin	3-Year Average of Unitrin Consolidated (1) Revenue Growth; (2) Return on Equity
Richard Roeske	Annual Unitrin Consolidated (1) Premium & Auto Finance Revenue Growth; (2) Profit Margin	3-Year Average of Unitrin Consolidated (1) Revenue Growth; (2) Return on Equity
Edward J. Konar	Annual (1) Earned Premium Growth Rate; (2) Profit Margin for Career Agency Companies (weighted 90%) & Reserve National (weighted 10%)	3-Year Average of (1) Earned Premium Growth Rate; (2) Profit Margin for Career Agency Companies (weighted 90%) & Reserve National (weighted 10%)
John M. Boschelli

(1)    Annual Excess Return from Corporate Investments (weighted 45%)

(2)    Annual Excess Return from Pension Investments (weighted 5%)

(3)    Annual Pre-Tax Equivalent Net Investment Income Yield, excluding Investee (weighted 25%)

(4)    Annual Unitrin Consolidated (1) Premium & Auto Finance Revenue Growth; (2) Profit Margin (weighted 25%)

(1)    3-Year Excess Return from Corporate Investments (weighted 45%)

(2)    3-Year Excess Return from Pension Investments (weighted 5%)

(3)    3-Year Pre-Tax Equivalent Net Investment Income Yield, excluding Investee (weighted 25%)

(4)    3-Year Average of Unitrin Consolidated (1) Revenue Growth; (2) Return on Equity (weighted 25%)

Eric J. Draut	Annual Unitrin Consolidated (1) Premium & Auto Finance Revenue Growth; (2) Profit Margin	3-Year Average of Unitrin Consolidated (1) Revenue Growth; (2) Return on Equity

* Mr. Vigneau did not receive 2010 PIP Awards, as he did not join the Company until November 2010.

Definitions of the relevant terms for the Performance Criteria applicable to the 2010 Annual and Multi-Year Awards shown in the table above are described in Appendix A to this Proxy Statement.

Use of Performance Matrices

The Company uses an incentive matrix design (“Performance Matrix”) to set targets and determine the payouts under the Annual and Multi-Year PIP Awards. The two-dimensional design of the Performance Matrix includes hundreds of entries representing the results of different combinations of the two performance metrics applicable to a particular award. The use of a Performance Matrix design offers certain advantages over the use of single absolute performance metrics. Performance Matrices provide:

•	a highly intuitive means of linking two different and often competing performance criteria

•	an easy way to communicate performance criteria to participants

•	an effective mechanism for making “trade-offs” between two competing performance criteria when management sets performance metrics on an annual basis

For example, revenue growth and profit margin are the two key performance criteria under the 2010 Annual PIP Awards to the CEO. The performance criteria for these 2010 Annual PIP Awards were integrated into a Performance Matrix with Profit Margin as the X axis and Premium and Auto Finance Revenue Growth as the Y axis (“Annual 2010 Corporate Performance Matrix”). To determine bonus payouts, the revenue growth performance result achieved is traced on the Y axis and the Profit Margin result is traced on the X axis. The amount earned under the award is determined at the intersection of the two data points. By using a performance matrix, the trade-offs between Premium and Auto Finance Revenue Growth and Profit Margin can easily be adjusted from year to year to meet the Company’s business strategy and required performance objectives applicable to particular awards. For example, more emphasis could be placed on Premium and Auto Finance Revenue Growth by adjusting the matrix combinations so as to emphasize that criterion. The use of a Performance Matrix helps to facilitate such trade-offs and achieve the desired balance among different criteria during the goal-setting process.

The performance metrics of the 2010 Annual PIP Awards to Messrs. Southwell, Renwick, Roeske and Draut were designed to take into account the Company’s business plans, which included reduction of certain risk exposures, managing capital more efficiently and re-shaping the business mix over time to improve profitability. For these 2010 Annual PIP Awards, the Company’s performance metrics were recalibrated modestly from the 2009 awards to continue the emphasis on building capital by increasing operating margins while slowing down growth rates and/or exiting businesses. As a result, the 2010 Corporate Performance Matrix applicable to these awards put greater emphasis on Profit Margin and less emphasis on Revenue Growth.

The performance metrics applicable to the 2010 Annual PIP Awards granted to Messrs. Konar and Boschelli are set forth above in the table entitled “Performance Criteria for 2010 PIP Awards” on page 41, and the applicable terms used therein are described in more detail in Appendix A to this Proxy Statement.

Determination of Target Multiplier

In determining the payout for each award, the actual performance results for the performance period are compared to the applicable Performance Matrix to determine a target multiplier percentage (“Target Multiplier”), which is the point on the matrix representing the combination of performance results for each performance criterion. The Target Multiplier is then applied to the individual’s Target

Bonus Percentage and base salary to determine whether a payout under the award is due and the amount of any such payout. For performance between points on the Performance Matrix, the Target Multiplier is interpolated on a straight-line basis. The Target Multiplier will either be 0%, if results are below “threshold” performance levels, or will range from 50% through 200% if results are at or about “threshold” performance levels. For results under “threshold” performance levels, no bonus would be payable. For results at or above “maximum” performance levels, the bonus would be based on a 200% Target Multiplier.

There was no single “target” in connection with the 2010 Annual PIP Awards, as the design of the applicable Performance Matrices provide for Target Multipliers determined by different combinations of each of the two performance criterion, as described above. For instance, many combinations of Profit Margin and Premium and Auto Finance Revenue Growth Rates could produce a Target Multiplier of 100% under the Annual 2010 Performance Matrix. The document representing such matrix includes hundreds of entries representing the results of different combinations of Premium and Auto Finance Revenue Growth rates ranging from -14.0% through 7.0% in 1% increments, and Profit Margin rates ranging from 2.0% through 9.0% in 0.25% increments.

The following table is an abbreviated version of the Annual 2010 Corporate Performance Matrix. The abbreviated table includes twenty-five possible combinations of the two performance criteria and illustrates how different combinations of the two criteria could produce the same or different Target Multipliers.

Sample Target Multiplier Calculation

From Annual 2010 Corporate Performance Matrix

Revenue Growth Rates (%)*	Target Multiplier (%)
7.0	53.5	111.6	187.6	200.0	200.0
2.0	0.0	84.1	149.1	200.0	200.0
-3.0	0.0	0.0	100.0	169.0	200.0
-8.0	0.0	0.0	60.9	121.6	200.0
-13.0	0.0	0.0	0.0	0.0	102.2

Profit Margin (%)**	2.50	4.00	5.50	7.00	8.50
*	Shown here in 5% increments ranging from -13% to 7%; full matrix document ranges from -14% to 7% in 1% increments

**	Shown here in 1.5% increments ranging from 2.5% to 8.5%; full matrix document ranges from 2% to 9% in 0.25% increments

The Performance Matrices applicable to the 2010 PIP Awards granted to Messrs. Konar and Boschelli are described in Appendix A to this Proxy Statement.

2010 Annual PIP Awards—Performance Results and Payouts

At its meeting in February 2011, the Compensation Committee certified the performance results for the 2010 Annual PIP Awards to the NEOs in accordance with the Performance Incentive Plan. The actual 2010 performance results applicable to the 2010 Corporate Performance Matrix were Premium and Auto Finance Revenue Growth rate of -9.33% and Profit Margin of 6.45%. The Target Multiplier for 2010 Annual PIP Awards derived from the Annual 2010 Corporate Performance Matrix was determined to be 81.7%, and was applied against the Target Bonus Percentage and applicable base salary for each of Messrs. Southwell, Renwick and Roeske to arrive at their respective payout amounts. The method for determining the Target Multipliers for the 2010 PIP Awards granted to Messrs. Konar and Boschelli are described in Appendix A to this Proxy Statement.

The calculation of the amounts paid to the NEOs in February 2011 under the 2010 Annual PIP Awards is presented in the following table:

Performance Results—2010 Annual PIP Awards

Name	Source Used to Determine Target Multiplier	Target Bonus Percentage	Weightings Assigned to Target Bonus Percentage)	Weighted Target Bonus Percentage (a*b)	Target Multiplier	Award Percentage (c*d)	Base Salary in Effect as of April 1, 2010	Final Cash Payout under 2010 Annual PIP Award (e*f)
		a(%)	b(%)	c(%)	d(%)	e(%)	f($)	g($)
Donald G. Southwell	Annual 2010 Corporate Performance Matrix	50	100	50	81.7	40.9	1,000,000	408,500
Dennis R. Vigneau	Not Applicable	—	—	—	—	—	—	—
Scott Renwick	Annual 2010 Corporate Performance Matrix	40	100	40	81.7	32.7	530,000	173,204
Richard Roeske	Annual 2010 Corporate Performance Matrix	30	100	30	81.7	24.5	320,000	78,432
Edward J. Konar	Annual 2010 Career Agency Co. Performance Matrix	40	90	36	153.5	55.3	300,000	165,900
	Annual 2010 Reserve National Performance Matrix		10	4	133.7	5.3		15,900
John M. Boschelli	Annual 2010 Corporate Investment Group Performance Matrix	40	100	40	97.2	38.9	285,000	110,808

Mr. Draut left the Company in September 2010, and he received no payouts under his 2010 Annual PIP Awards.

2010 Multi-Year PIP Awards—Performance Results

The performance criteria for the 2010 Multi-Year PIP Awards for the NEOs are described in the table entitled “Performance Criteria for 2010 PIP Awards” on page 41. The performance period for the

2010 Multi-Year PIP Awards is the three-year period that began on January 1, 2010 and will end on December 31, 2012. As such, the determination of any payouts for the 2010 Multi-Year PIP Awards will be made in early 2013.

As with the 2010 Annual PIP Awards, there was no single “target” in connection with the 2010 Multi-Year PIP Awards, as the design of the applicable Performance Matrices provide for a range of Target Multipliers determined by different combinations of each of the two performance criterion. For instance, many combinations of Return on Equity and Consolidated Revenue Growth could produce a Target Multiplier of 100% under the 2010 Multi-Year Corporate Performance Matrix. This aspect of the matrix is illustrated with the performance criteria applicable to the 2010 Annual PIP Awards in the table on page 43 above captioned “Sample Target Multiplier Calculation from Annual 2010 Corporate Performance Matrix.” The document representing the Multi-Year 2010 Performance Matrix includes Consolidated Revenue Growth rates ranging from -13.0 % through 12.0% in 1% increments, and Return on Equity ranging from 6.0% through 14.5% in 0.5% increments. Target Multipliers for performance results in between specified points would be interpolated on a straight-line basis.

The Performance Criteria and method for determining the Target Multipliers applicable to the 2010 Multi-Year PIP Awards granted to Messrs. Konar and Boschelli are described in Appendix A to this Proxy Statement.

Discretionary Bonuses

As noted above under the caption “Chief Financial Officer Changes,” Mr. Roeske was awarded a Special Incentive Bonus in August 2010 in connection with his service as role as interim Chief Financial Officer, and Mr. Vigneau was awarded a Signing Bonus in connection with his election as Chief Financial Officer in November 2010 and the related relocation of his family.

Equity-Based Compensation

Equity-based compensation has been, and continues to be, an integral part of the Company’s executive compensation program. The Compensation Committee pays close attention to share retention resulting from the exercise of option awards previously granted to the Company’s executive officers, and includes share retention as one of the factors considered in determining the appropriate award level for new equity grants. However, the Committee does not utilize formulas in making such determinations, other than to assess compliance with its Stock Ownership Policy (“Stock Ownership Policy”) as described below. The Committee believes that the Company’s stock option program has played the principal role in the acquisition of significant levels of Company stock held by its executive officers, thereby better aligning the interests of the Company’s management and shareholders. While the program historically included primarily stock options, it was modified in 2009 to incorporate performance-based restricted stock, as previously noted.

In considering the number of equity-based shares to award to a particular executive officer, the Compensation Committee also takes into account the CEO’s and its own subjective evaluations as to the individual’s ability to influence the long-term growth and profitability of the Company, given his or her particular job responsibilities. In light of his overall responsibility for the Company’s operations and financial results, the CEO would ordinarily be deemed to have the greatest ability to influence the long-term growth and profitability of the Company.

The 2010 executive compensation program included the revised mix of equity-based compensation adopted in 2009 which includes performance-based restricted stock and stock options. The Compensation Committee held the size of the 2010 equity-based compensation awards at the same levels awarded in 2009, consistent with its fixed-share approach and the shift to equity-based compensation comprised of a mix of options and performance-based restricted stock, as discussed above on page 34.

Performance-Based Restricted Stock

The performance-based restricted stock awards granted to the NEOs on February 2, 2010 were made under the Restricted Stock Plan. These performance-based restricted stock awards are subject to forfeiture and transfer restrictions until vesting on the third anniversary of the grant date in accordance with the award agreements. The determination of vesting will be based on the Company’s total shareholder return over a three-year performance period ending on December 31, 2012 relative to a peer group comprised of all companies in the S&P Supercomposite Insurance Index (“Peer Group”). The award agreements provide for grants of additional shares of restricted stock to the award recipient if the Company’s relative performance exceeds the “target” performance level, which is the 50th percentile based on TSR relative to the Peer Group (“Relative TSR Percentile Rank”). The number of performance-based restricted stock shares granted to each NEO on February 2, 2010 (“Target Shares”) that will vest, and the number of additional shares, if any, that will be granted on the Vesting Date (“Additional Shares”), will be determined in accordance with the following table:

Unitrin’s Relative TSR Percentile Rank	Total Shares to Vest (or to be Granted) on Vesting Date as Percentage of Target Shares (%)
90th or Higher	200
75th	150
50th	100
25th	50
Below 25th	0

For performance falling between the percentile levels specified in the first column of the table, the number of shares that will vest and the number of Additional Shares, if any, that will be granted on the Vesting Date will be determined by straight-line interpolation from the percentages specified in the table. Any Target Shares that do not vest in accordance with the table above will be forfeited on the Vesting Date. Any Additional Shares granted in accordance with the table above will be time-based shares of restricted stock with a vesting date set at the three-month anniversary of the date such Additional Shares are granted. Under the terms of the Restricted Stock Plan, all outstanding shares of restricted stock may be voted and are entitled to receive dividends on the same basis as all other outstanding shares of Common Stock.

The February 2, 2010 grant date fair values of the performance-based restricted stock was estimated at $33.13 per share based upon the Monte Carlo simulation method used on a basis consistent with the fair value measurement objective of FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. For a discussion of valuation assumptions, see Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Changes Made to NEO Compensation for 2011

Salary. At its meetings in December 2010 and February 2011, the Compensation Committee deliberated with regard to Mr. Southwell’s compensation package for 2011. The Committee reviewed and considered multi-year comparative compensation summary for Mr. Southwell that had been provided by Exequity, as well as historical compensation data and information about his responsibilities, accomplishments and goals. Following its review and discussion, the Compensation

Committee decided not to provide a base salary increase for Mr. Southwell, but to set his annual base salary for 2011 at the level in effect for 2010. In addition, the Compensation Committee decided not to provide a base salary increase for 2011 for the other NEOs, but to set their annual base salaries for 2011 at their respective rates in effect for 2010, which have been in effect since 2008.

Performance Incentive Awards. In February 2011, the Compensation Committee granted 2011 Annual and Multi-Year PIP Awards to the NEOs. For these 2011 awards, the Company’s performance metrics were held equal to those of the 2010 Awards for all NEO’s other than Mr. Boschelli. This was to ensure that the 2011 goals and incentives aligned well with the current realities of the insurance industry and the overall business climate in the markets in which the Company operates. The performance criteria for Mr. Boschelli were re-weighted to put more emphasis on pre-tax net investment income yield criteria and less emphasis on the total return of the Company’s investments compared to the weighted average peer return criteria. In addition, the Target Bonus Percentages for each of the Annual and Multi-Year PIP Awards for Messrs. Vigneau, Renwick, Konar and Boschelli were increased from 40% to 50%. These increases were intended to increase the percentage of variable incentive and long-term award components of their compensation mix, consistent with the shift in the Company’s executive compensation program that began in 2009.

Stock Ownership Policy

Consistent with its fundamental executive compensation principles, Company philosophy has always encouraged long-term ownership of the Common Stock by its executive officers. Since 2006, the Company has maintained its Stock Ownership Policy, which applies to the Company’s non-employee directors and executive officers. Non-employee directors are required to maintain, at a minimum, ownership of the lesser of 5,000 shares or the number of shares valued at three times the amount of their annual retainer for board service, not including fees paid for committee service and meeting attendance. The CEO is required to maintain, at a minimum, ownership of the lesser of 50,000 shares or the number of shares valued at three times his annual base salary. Each Vice President is required to maintain, at a minimum, ownership of the lesser of 5,000 shares or the number of shares valued at such officer’s annual base salary. New directors and officers are provided a grace period of five years to reach the required ownership levels.

More importantly, as noted above, the Compensation Committee closely monitors shareholdings by executive officers and expects them to substantially exceed the formal minimums set forth in the policy. The shareholdings of each of the NEOs exceeded the minimum levels required under the policy as of December 31, 2010. The number of shares of the Common Stock held by each NEO are disclosed in the beneficial ownership table on page 8.

In addition, pursuant to the Stock Ownership Policy, each grant agreement for an award granted to an executive officer under one of the Company’s equity-based compensation plans after January 31, 2006 imposes a holding period of one year for shares of Common Stock acquired in connection with the exercise of stock options or the vesting of restricted stock, with the exception of shares sold, tendered or withheld to pay the exercise price or settle tax liabilities in connection with such exercise or vesting.

Equity-Based Compensation Granting Process

The Compensation Committee follows an established Company process for the review, approval and timing of grants of equity-based compensation. The Compensation Committee believes that regular timing is necessary for effective operation of the Company’s long-term incentive program, and insists that, with the exceptions noted below, all original equity-based compensation awards occur at predictable cycles, with grant dates scheduled in advance. The Company’s practice with regard to timing of equity-based compensation grants is the same for all eligible employees of the Company, including the executive officers.

The Compensation Committee’s predominant practice is to approve equity-based compensation awards at the same time each year at its regular meeting in late January or early February. The dates of regular Board and Board committee meetings in a given year, and hence the dates of annual equity-based compensation grants, are typically set in advance by the Board in the middle of the preceding year. Each restricted stock grant, and each option grant other than a restorative option grant (as discussed below), is effective on the date that the grant is specifically approved by the Compensation Committee, and the exercise price for each option share granted is the closing price of a share of Common Stock on the effective date.

Delegated Authority. The Board of Directors has delegated authority to the CEO to grant up to an aggregate total of 100,000 option shares under the 2002 Stock Option Plan in connection with new hires or employee promotions, provided that such awards are not made to himself or any Section 16 Officer. A total of 65,000 stock option shares have been awarded under the delegated authority since 2002. The exercise price of stock option awards granted under the delegated authority is the closing price of a share of Common Stock on the grant date. The Compensation Committee is informed periodically about the awards granted pursuant to the delegated authority.

Elimination of Restorative Option Program. As mentioned above, the Company’s restorative option program was discontinued for all new stock option awards granted beginning in 2009. However, outstanding options granted prior to 2009 did include the restorative option feature. Accordingly, restorative option grants will continue to be granted automatically under these options until their final expiration or forfeiture. Award agreements for stock options granted prior to 2009 provide for automatic grants of restorative options (“Restorative Options”) to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, to satisfy the exercise price and/or tax withholding obligations relating to the exercise of the underlying option (“Underlying Option”), so long as certain requirements are met at the time of exercise. Each Restorative Option is granted automatically at the time of the exercise of the Underlying Option. As Restorative Options are granted automatically under the express terms of the option plans and the individual option agreements previously approved by the Compensation Committee, they are deemed to have been approved by the Compensation Committee on their grant dates.

In making his annual option grant recommendations to the Compensation Committee, the CEO follows the established option grant cycle, with the limited exception of infrequent, off-cycle option grants made in connection with key new hires or promotions which may be made with Compensation Committee approval or under the delegated authority mentioned above. The Company’s executive officers play no role in the timing of option grants except with regard to such new hire or promotion awards (the timing of which is driven by the particular circumstances of the underlying personnel action), and to Restorative Option grants received by an executive officer (the timing of which is determined by the option holder when he or she decides to exercise the Underlying Option).

Ongoing administration of the Company’s equity-based compensation plans is performed by the Company. Following Compensation Committee approval, the Company promptly delivers stock option and restricted stock agreements for signature by the option recipients. All forms of stock option and restricted stock agreements are approved by the Compensation Committee in advance of their initial use.

Perquisites

Consistent with the Company’s fundamental approach to executive compensation, executive officers receive a few, modest perquisites from the Company. Perquisites received by the NEOs include eligibility for annual physical examinations at the Company’s cost, payment for spousal travel when accompanying the officer to occasional off-site business meetings when required for bona fide business reasons in accordance with Company policy, and incidental personal use of cell phones, PDAs, computer equipment and other resources provided primarily for business purposes. The Company does not provide the NEOs with certain other commonly provided personal benefits or perquisites, such as country club memberships, financial planning or tax preparation services, personal use of Company-provided automobiles, or use of private airplanes for business or personal travel.

Employee Welfare Benefit Plans

The NEOs are eligible for employee welfare benefits under plans that are available generally to all full-time salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers. Under these plans, the NEOs:

•

Receive at the Company’s cost basic life and accident insurance coverage in an amount equal to the individual’s annual base salary up to a maximum of $400,000, business travel insurance in an amount based on the individual’s annual base salary up to a maximum of $200,000, and short-term disability coverage for up to 26 weeks; and

•

Are eligible to participate in the Company’s employee welfare benefit plans that provide typical offerings such as health and dental insurance, health and dependent care reimbursement accounts, supplemental life, accident and long-term disability insurance.

Deferred Compensation Plans

The NEOs are eligible under the Unitrin, Inc. Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”) to elect to defer a portion of their cash salaries and bonuses. Information about the Company’s Deferred Compensation Plans in general, and more specific information about participation therein by the NEOs, is provided in the Executive Compensation section below in the narrative discussion to the NONQUALIFIED DEFERRED COMPENSATION table.

Retirement Plans

The NEOs are generally eligible for the following plans:

•

Tax-qualified retirement plans applicable to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements; this includes the Company’s defined benefit pension plan (“Pension Plan”) for employees hired prior to 2006, and the Company’s defined contribution retirement plan (“DC Plan”) for employees hired on or after January 1, 2006;

•

Non-qualified supplemental retirement plans available to key employees, including executive officers, so designated annually by the Board of Directors; this includes the Company’s supplemental defined benefit pension plan (“SERP”) and the Company’s nonqualified supplemental defined contribution retirement plan (“DC SERP”); and

•

Voluntary 401(k) plan participation which includes a Company matching contribution feature offered to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements.

Additional information about the Company’s retirement plans and participation therein by the NEOs is provided in the Executive Compensation section below in the narrative discussions to the PENSION BENEFITS table.

Other Post-Employment Compensation

Change-in-control benefits applicable to the NEOs are described in more detail below under the section entitled “Potential Payments Upon Termination or Change in Control.” These benefits are provided under individual severance agreements with the NEOs, and provisions in their stock option and restricted stock agreements which are included in agreements with all grant recipients under these equity-based compensation plans. The NEOs are not entitled to other post-termination benefits except pursuant to the standard provisions of any of the plans discussed above. As disclosed under the heading “Chief Financial Officer Changes” on pages 38-39, Mr. Draut received severance benefits pursuant to his Separation Agreement in connection with his employment termination in September 2010.

Tax Implications

To the extent practicable and consistent with the objectives and underlying philosophy of its executive compensation program, the Company generally intends executive compensation to qualify as tax deductible for federal income tax purposes. The Employee Stock Option Plans, the Restricted Stock Plan and the Performance Incentive Plan, as well as the 2011 Omnibus Equity Plan, have been designed to enable the Company to grant awards thereunder that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (“Internal Revenue Code”). The Company has obtained (or, in the case of the 2011 Omnibus Equity Plan, is seeking) shareholder approval of such plans and/or the material terms thereof that relate to performance criteria, as required pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

Section 162(m) imposes an annual limit of $1 million per person on the corporate tax deduction for compensation paid by a public company to its chief executive officer and the other officers listed in the Summary Compensation Table of the company’s proxy statement other than its chief financial officer. Although Section 162(m) generally disallows a tax deduction to the Company for compensation in excess of $1 million paid to each such NEO, certain performance-based compensation (“Performance-Based Compensation”) is specifically exempt from the $1 million deduction limit. All outstanding stock options, the Annual and Multi-Year PIP Awards and the performance-based restricted stock awards that have been granted to the Company’s NEOs through February 2011 qualify as Performance-Based Compensation that is exempt from the deduction limitation of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS OF UNITRIN, INC.

James E. Annable—Chairman	Julie M. Howard
Douglas G. Geoga	Wayne Kauth

EXECUTIVE OFFICER COMPENSATION AND BENEFITS

SUMMARY COMPENSATION TABLE

The following table shows the compensation for fiscal years 2010, 2009 and 2008 for the NEOs, which include the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer (who also served as Interim Chief Financial Officer for a portion of 2010), the three other most highly compensated executive officers serving during the year ended December 31, 2010, and the Company’s former Chief Financial Officer.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Donald G. Southwell	2010	975,000	—	496,950	949,344	408,500	665,307	7,350	3,502,451
Chairman, President and Chief Executive Officer	2009	925,000	—	210,600	375,722	548,100	243,989	7,350	2,310,761
	2008	987,500	—	—	715,470	149,000	280,518	6,900	2,139,388

Dennis R. Vigneau Senior Vice President and Chief Financial Officer	2010	91,667	—	362,250	536,752	—	—	—	990,669
Scott Renwick	2010	530,000	—	99,390	113,921	173,204	465,375	7,350	1,389,240
Senior Vice President, General Counsel and Secretary	2009	530,000	—	42,120	45,087	258,216	157,677	7,350	1,040,450
	2008	520,000	—	0	143,094	78,970	176,073	6,900	925,037

Richard Roeske	2010	320,000	—	49,695	56,961	78,432	176,183	7,350	688,621
Vice President and Chief Accounting Officer	2009	320,000	—	21,060	22,543	116,928	54,860	7,350	542,741
	2008	312,500	25,000	—	71,547	NA	43,780	6,900	459,727
Edward J. Konar Vice President	2010	300,000	—	82,825	94,934	181,800	192,451	7,450	859,460
John M. Boschelli Vice President and Chief Investment Officer	2010	285,000	—	49,695	56,961	110,808	75,214	7,350	585,028
Eric J. Draut	2010	536,986	—	248,475	284,803	—	643,682	1,243,983	2,957,929
Former Executive Vice President and Chief Financial Officer	2009 2008	800,000 775,000	— —	105,300 —	112,717 357,735	514,880 119,200	171,139 156,131	7,350 6,900	1,711,386 1,414,966
(1)	The amounts included in the “Salary” column represent base salary earned for each of years 2010, 2009 and 2008. Pursuant to the Company’s regular compensation cycle, salary adjustments for any particular year take effect on April 1 of such year. As a result, for any year in which an individual officer’s salary was increased or decreased, one quarter of the amount of salary shown for such year was earned at the rate in effect for the prior year and three quarters of the amount shown was earned at the new rate implemented for such year. For Messrs. Vigneau and Draut, the amounts shown for 2010 are the salaries earned for the respective portions of the year that each was employed by the Company. None of the NEOs elected to defer compensation earned in such years under the Deferred Compensation Plan. See the narrative discussion below under the caption “Deferred Compensation Plan” for more information about the plan.

(2)

The amount included for Mr. Roeske in the “Bonus” column represents a discretionary cash bonus for 2008 that was paid in 2009. As the Company’s principal accounting officer and controller, Mr. Roeske was not eligible for bonuses under the Incentive Bonus Plan that was in effect in 2008. Mr. Roeske is eligible to participate in the Performance Incentive Plan and was awarded bonuses thereunder in 2009 and 2010 that are reported in the column entitled “Non-Equity Incentive Plan Compensation.”

(3)	The amounts included in the “Stock Awards” column represent the aggregate grant date fair values of the 2010 and 2009 performance-based restricted stock awards granted under the Company’s Restricted Stock Plan to the designated NEOs other than Mr. Vigneau, as calculated in accordance with ASC Topic 718. A Monte Carlo simulation method was used to estimate the fair values of the awards on the grant date. For a discussion of valuation assumptions, see Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These shares of performance based restricted stock are subject to forfeiture and transfer restrictions until they vest in accordance with their respective grant agreements. Based on the Monte Carlo simulation, the grant date fair values of the performance-based restricted stock granted on February 2, 2010 and February 3, 2009 were determined to be $33.13 and $14.04 per share, respectively. If achievement of the performance conditions at the maximum performance level is assumed, the aggregate number and market value of the performance-based restricted stock (“PBRS”) payouts would be as follows under awards granted in 2010 to each NEO (other than Mr. Draut, whose awards were forfeited upon his employment termination):

Future Payouts under 2010 PBRS Awards Assuming Maximum Performance Levels

Name	Grant Date	Target Award issued on Grant Date (# of Shares)	Market Value on Grant Date ($)	Estimated Payout in Shares if Maximum Performance Level Achieved (# of Shares)	Estimated Value of Payout if Maximum Performance Level Achieved ($)
a	b	c	d ($)	e (c*2)	f (d*e)
Donald G. Southwell	02/02/2010	15,000	23.65	30,000	709,500
Dennis R. Vigneau	—	—	—	—	—
Scott Renwick	02/02/2010	3,000	23.65	6,000	141,900
Richard Roeske	02/02/2010	1,500	23.65	3,000	70,950
Edward J. Konar	02/02/2010	2,500	23.65	5,000	118,250
John M. Boschelli	02/02/2010	1,500	23.65	3,000	70,950

(4)	The amounts included in the “Option Awards” column represent the aggregate grant date fair values of the stock option awards granted to the designated NEOs pursuant to the 2002 Stock Option Plan, as calculated in accordance with ASC Topic 718. The Black-Scholes option pricing model was used to estimate the fair value of each option (including its tandem stock appreciation right) on the grant date. For a discussion of valuation assumptions, see Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(5)	The amounts included in the “Non-Equity Incentive Plan Compensation” column represent performance incentive awards earned under the Company’s Performance Incentive Plan for 2010 and 2009 Annual PIP Awards, which were paid in 2011 and 2010, respectively, and under the Company’s predecessor plan, Incentive Bonus Plan for 2008, which were paid in 2009.

(6)	The amounts included in this column represent the change in pension value for each NEO under the Company’s Pension Plan and SERP as of December 31 of 2010, 2009 and 2008 from the value at the end of the prior calendar year. At least fifty percent of the change in the present value of the pension plan accrual for each NEO was due to changes in the mortality assumption and discount rate used by the Company to calculate its pension plan liability. The balance of the change in the pension value for each NEO was due primarily to normal, annual retirement cost which incorporates an additional year of service and interest cost.

(7)	The amounts shown in the “All Other Compensation” column represent Company matching contributions to the NEOs’ accounts under the Company’s 401(k) Plan. None of the NEOs received perquisites or other personal benefits in 2010, 2009 or 2008 with aggregate incremental costs to the Company in excess of $10,000. In addition, the amount shown for Mr. Konar includes a fee of $100 that he received in connection with his service as a director of Commonwealth Mutual Fire Insurance Company, an affiliate of the Company. The amounts shown Mr. Draut also include amounts paid or costs incurred in connection with his Separation Agreement: $1,200,000 in severance payments, $30,000 paid in lieu of providing outplacement services, $3,991 paid for legal fees and $2,642 in incremental costs to provide COBRA coverage at active employee rate through December 31, 2010.

Grants of Plan-Based Awards

Performance Incentive Plan Awards. Annual and Multi-Year PIP Awards were granted under the Performance Incentive Plan to the NEOs other than Mr. Vigneau on February 2, 2010. The 2010 Annual PIP Awards were granted subject to vesting provisions relating to performance criteria measured over calendar year 2010, and payouts under these awards were made in February 2011. The 2010 Multi-Year PIP Awards were granted subject to vesting provisions related to performance criteria measured over a three-year period ending December 31, 2012, and determination as to any payouts under these awards will be made in early 2013. For each of these awards, the Compensation Committee established payout amounts for specified threshold, target and maximum performance levels. The performance criteria and process of determining payouts under these awards are described in more detail above in the section captioned “Performance Incentive Plan Awards,” beginning on page 40.

Stock Options. The stock options awarded to the NEOs in 2010 were granted under the 2002 Option Plan. Each of these awards is a non-qualified option for federal income tax purposes, has an exercise price that is the closing price of a share of Common Stock on the grant date and expires on the tenth anniversary of the grant date. The stock options awarded to the NEOs other than Mr. Vigneau become exercisable in four equal, annual installments beginning on the six-month anniversary of the grant date. The stock options awarded to Mr. Vigneau on November 3, 2010 (the date of his election as Chief Financial Officer) become exercisable on November 3, 2014, the fourth anniversary of the grant date. Pursuant to the 2002 Option Plan, these grants were automatically coupled with tandem stock appreciation rights (“SAR”).

Restricted Stock. The performance-based restricted stock awarded to the NEOs other than Mr. Vigneau on February 2, 2010 under the Restricted Stock Plan are subject to forfeiture and transfer restrictions until they vest on the third anniversary of the grant date in accordance with the award agreements. Determination of the number of shares that will vest, or Additional Shares that will be granted, if any, will be based on the Company’s total shareholder return over a three-year performance period ending on December 31, 2012 relative to the Peer Group, as described in more detail above in the section captioned “Performance-Based Restricted Stock,” beginning on page 46. The time-vested restricted stock awarded to Mr. Vigneau on November 3, 2010 under the Restricted Stock Plan are subject to forfeiture and transfer restrictions until they vest on the fourth anniversary of the grant date in accordance with the award agreement.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010

The following table shows each grant of an award to the NEOs in 2010 under the Company’s executive compensation plans. These plans include the Performance Incentive Plan, 2002 Stock Option Plan and the Restricted Stock Plan.

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald G. Southwell	2/2/10	Restricted Stock				7,500	15,000	30,000				496,950
	2/2/10	Stock Options								125,000	23.65	949,344
	2/2/10	Annual PIP	250,000	500,000	1,000,000
	2/2/10	Multi-Year PIP	250,000	500,000	1,000,000
Dennis R. Vigneau*	11/3/10	Restricted Stock							15,000			362,250
	11/3/10	Stock Options								75,000	24.15	536,752

Scott Renwick	2/2/10	Restricted Stock				1,500	3,000	6,000				99,390
	2/2/10	Stock Options								15,000	23.65	113,921
	2/2/10	Annual PIP	106,000	212,000	424,000
	2/2/10	Multi-Year PIP	106,000	212,000	424,000
Richard Roeske	2/2/10	Restricted Stock				750	1,500	3,000				49,695
	2/2/10	Stock Options								7,500	23.65	56,961
	2/2/10	Annual PIP	48,000	96,000	192,000
	2/2/10	Multi-Year PIP	48,000	96,000	192,000
Edward J. Konar	2/2/10	Restricted Stock				1,250	2,500	5,000				82,825
	2/2/10	Stock Options								12,500	23.65	94,934
	2/2/10	Annual PIP	60,000(7)	120,000	240,000
	2/2/10	Multi-Year PIP	60,000(7)	120,000	240,000
John M. Boschelli	2/2/10	Restricted Stock				750	1,500	3,000				49,695
	2/2/10	Stock Options								7,500	23.65	56,961
	2/2/10	Annual PIP	57,000(7)	114,000	228,000
	2/2/10	Multi-Year PIP	57,000(7)	114,000	228,000
Eric J. Draut	2/2/10	Restricted Stock				3,750	7,500	15,000				248,475
	2/2/10	Stock Options								37,500	23.65	284,803
	2/2/10	Annual PIP	160,000(8)	320,000	640,000
	2/2/10	Multi-Year PIP	160,000(8)	320,000	640,000

* Mr. Vigneau did not receive 2010 PIP Awards, as he did not join the Company until November 2010.

(1)	These columns show the range of payouts that were possible for Annual PIP Awards and Multi-Year PIP Awards granted under the Performance Incentive Plan in 2010, which represent the percentages of the respective officer’s 2010 annual base salary applicable to specified performance levels. The amounts shown in the “Target” column represent the amount that would have been paid for performance at the “Target” level. The amounts shown in the “Threshold” and “Maximum” columns represent the respective amounts of the individual’s 2010 annual base salary that would have been paid out for performance at the “Threshold” and “Maximum” levels. The “Threshold” level is the minimum level of performance that must be met before a payout may occur. The amounts estimated for Multi-Year PIP Awards are based on an average of 2010, 2011 and estimated 2012 annual base salaries. Base salaries for 2011 are identical to those for 2010 for the NEOs. Base salaries for 2012 were estimated at their 2011 rates. The amounts actually paid out under the Annual PIP Awards granted on February 2, 2010 are shown above in the SUMMARY COMPENSATION TABLE under the “Non-Equity Incentive Plan Compensation” column for 2010.

(2)	These columns show the range of payouts possible under the performance-based restricted stock awards granted under the Restricted Stock Plan in 2010. The amount shown in the “Target” column for each individual represents 100% of the shares granted, which equals the number of shares that would vest if the “Target” performance level is achieved. The amount shown in the “Threshold” column for each individual is 50% of the “Target” payout amount. The amount shown in the “Maximum” column for each individual is 200% of the “Target” payout amount. Further information about these awards is provided under the caption “Performance-Based Restricted Stock” in the Compensation Discussion and Analysis section on page 46.

(3)	These are shares of time-vested restricted stock awarded to Mr. Vigneau and scheduled to vest on November 3, 2014, the fourth anniversary of the grant date.

(4)	These are original options awards, granted on the date the awards were approved by the Compensation Committee. All options granted in 2010 were non-qualified options for federal income tax purposes and represent original option awards made to the NEOs by the Compensation Committee under the 2002 Option Plan.

(5)	The exercise price of the stock option awards is equal to the closing price of a share of Common Stock on the grant date.

(6)	The amounts shown represent the aggregate grant date fair values of the 2010 stock option and restricted stock awards. For stock options, the grant date fair values were estimated based on the Black-Scholes option pricing model. For performance-based restricted stock, the grant date fair values were estimated using the Monte Carlo simulation method. Based on the Monte Carlo simulation, the grant date fair values of the performance-based restricted stock granted on February 2, 2010 was determined to be $33.13. For the time-vested restricted stock granted to Mr. Vigneau on November 3, 2010, the grant date fair value was determined using the grant date closing price ($24.15) per share of Common Stock. For a discussion of valuation assumptions, see Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(7)	Because the 2010 Annual and Multi-Year PIP Awards granted to Messrs. Konar and Boschelli are based on multiple components, with portions of each award based on varying performance criteria, the amounts shown in the “Threshold” column for such officers represent the portion of their 2010 annual base salaries that would have been paid out for performance at the “Threshold” level if actual performance reached the “Threshold” level for each component of their awards.

(8)	These awards granted in 2010 to Mr. Draut were forfeited upon his termination on September 3, 2010.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table shows the unexercised stock option awards and unvested restricted stock awards for each NEO which were outstanding as of December 31, 2010. The awards were granted under the Company’s Employee Stock Option and Restricted Stock Plans.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Vesting Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)
Donald G. Southwell	3,383	—	48.50	5/2/2011	—	—		—
	28,576	—	48.70	5/2/2011	—	—		—
	14,312	—	48.70	5/1/2012	—	—		—
	28,575	—	48.81	5/1/2012	—	—		—
	20,426	—	49.58	5/1/2012	—	—		—
	12,217	—	47.59	2/5/2013	—	—		—
	11,347	—	48.50	2/5/2013	—	—		—
	124	—	49.58	2/5/2013	—	—		—
	23,054	—	52.17	2/5/2013	—	—		—
	16,665	—	48.16	2/3/2014	—	—		—
	32,896	—	48.50	2/3/2014	—	—		—
	16,476	—	49.11	2/3/2014	—	—		—
	17,500	—	43.10	2/1/2015	—	—		—
	16,407	—	47.67	2/1/2015	—	—		—
	16,386	—	48.16	2/1/2015	—	—		—
	4,808	—	48.50	2/1/2015	—	—		—
	11,136	—	49.58	2/1/2015	—	—		—
	100,000	—	47.86	2/1/2016	—	—		—
	100,000	—	49.79	2/6/2017	—	—		—
	112,500	37,500	37.15	2/5/2018	(1)	—		—
	62,500	62,500	13.55	2/3/2019	(2)	—		—
	31,250	93,750	23.65	2/2/2020	(3)	—		—
	—	—	—	—	(4)	30,000	(4)	736,200	(4)
	—	—	—	—	(5)	15,000	(5)	368,100	(5)
Dennis R. Vigneau	0	75,000	24.15	11/3/2020	(6)	—		—
	—	—	—	—	(7)	15,000		368,100
Scott Renwick	20,425	—	46.65	5/2/2011	—	—		—
	9,096		48.16	5/1/2012	—	—		—
	13,523	—	48.81	5/1/2012	—	—		—
	4,336	—	44.81	2/5/2013	—	—		—
	4,249	—	46.43	2/5/2013	—	—		—
	4,075	—	47.46	2/5/2013	—	—		—
	4,068	—	48.81	2/5/2013	—	—		—
	25,000	—	44.37	2/3/2014	—	—		—
	12,500	—	43.10	2/1/2015	—	—		—
	11,276	—	50.04	2/1/2015	—	—		—
	25,000	—	47.86	2/1/2016	—	—		—
	25,000	—	49.79	2/6/2017	—	—		—
	22,500	7,500	37.15	2/5/2018	(1)	—		—
	7,500	7,500	13.55	2/3/2019	(2)	—		—
	3,750	11,250	23.65	2/2/2020	(3)	—		—
	—	—	—	—	(4)	6,000	(4)	147,240	(4)
	—	—	—	—	(5)	3,000	(5)	73,620	(5)

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)
Richard Roeske	5,994	—	47.89	5/2/2011	—	—		—
	1,984	—	48.26	5/2/2011	—	—		—
	3,423	—	47.89	5/1/2012	—	—		—
	4,672	—	48.26	5/1/2012	—	—		—
	948	—	52.17	5/1/2012	—	—		—
	3,267	—	48.26	2/5/2013	—	—		—
	3,163	—	50.03	2/5/2013	—	—		—
	3,197	—	50.04	2/5/2013	—	—		—
	3,187	—	52.17	2/5/2013	—	—		—
	2,396	—	47.14	2/3/2014	—	—		—
	2,308	—	49.75	2/3/2014	—	—		—
	4,618	—	50.03	2/3/2014	—	—		—
	2,500	—	43.10	2/1/2015	—	—		—
	2,348	—	47.14	2/1/2015	—	—		—
	2,309	—	48.26	2/1/2015	—	—		—
	2,263	—	49.75	2/1/2015	—	—		—
	15,000	—	47.86	2/1/2016	—	—		—
	15,000	—	49.79	2/6/2017	—	—		—
	11,250	3,750	37.15	2/5/2018	(1)	—		—
	3,750	3,750	13.55	2/3/2019	(2)	—		—
	1,875	5,625	23.65	2/2/2020	(3)	—		—
	—	—	—	—	(4)	3,000	(4)	73,620	(4)
	—	—	—	—	(5)	1,500	(5)	36,810	(5)
Edward J. Konar	431	—	49.90	5/2/2011	—	—		—
	1,476	—	50.53	5/2/2011	—	—		—
	5,759	—	50.87	5/2/2011	—	—		—
	6,661	—	49.90	5/1/2012	—	—		—
	2,211	—	50.53	5/1/2012	—	—		—
	2,045	—	49.90	2/5/2013	—	—		—
	4,309	—	50.87	2/5/2013	—	—		—
	2,342	—	48.70	2/3/2014	—	—		—
	4,578	—	50.53	2/3/2014	—	—		—
	2,323	—	49.29	2/3/2014	—	—		—
	2,500	—	43.10	2/1/2015	—	—		—
	2,296	—	48.70	2/1/2015	—	—		—
	2,247	—	50.53	2/1/2015	—	—		—
	2,278	—	49.29	2/1/2015	—	—		—
	7,000	—	47.86	2/1/2016	—	—		—
	8,000	—	49.79	2/6/2017	—	—		—
	7,500	2,500	37.15	2/5/2018		—		—
	5,000	5,000	13.55	2/3/2019	(2)	—		—
	3,125	9,375	23.65	2/2/2020	(3)	—		—
	—	—	—	—	(4)	4,000	(4)	98,160	(4)
	—	—	—	—	(5)	2,500	(5)	61,350	(5)
John M. Boschelli	4,632	—	48.50	5/2/2011	—	—		—
	3,512	—	44.81	5/2/2011	—	—		—
	3,573	—	46.06	5/1/2012	—	—		—
	4,219	—	50.03	5/1/2012	—	—		—
	1,320	—	47.06	5/1/2012	—	—		—
	1,803	—	46.06	2/5/2013	—	—		—
	6,043	—	44.37	2/3/2014	—	—		—
	3,729	—	48.31	2/3/2014	—	—		—
	5,000	—	43.10	2/1/2015	—	—		—
	4,599	—	47.06	2/1/2015	—	—		—
	101	—	48.31	2/1/2015	—	—		—
	10,000	—	47.86	2/1/2016	—	—		—
	10,000	—	49.79	2/6/2017	—	—		—
	7,500	2,500	37.15	2/5/2018	(1)	—		—
	2,500	2,500	13.55	2/3/2019	(2)	—		—
	1,875	5,625	23.65	2/2/2020	(3)	—		—
	—	—	—	—	(4)	2,000	(4)	49,080	(4)
	—	—	—	—	(5)	1,500	(5)	36,810	(5)
Eric J. Draut	—	—	—	—	—	—		—

(1)	These options are scheduled to vest on 8/5/2011.

(2)	These options are scheduled to vest ratably in equal increments on 8/3/2011 and 8/3/2012.

(3)	These options are scheduled to vest ratably in equal increments on 8/2/2011, 8/2/2012 and 8/2/2013.

(4)	These shares of performance-based restricted stock are scheduled to vest on 2/3/2012. The number of shares shown represent the maximum number of shares that could be granted for performance at or exceeding the maximum performance level because the performance results exceeded target levels for the portion of the 3-year performance period ending on December 31, 2011 that was completed as of December 31, 2010. Market value of these shares was determined using the closing price ($24.54) per share of Common Stock on December 31, 2010.

(5)	These shares of performance-based restricted stock are scheduled to vest on 2/2/2013. The number of shares shown represent the target number of shares because the performance results fell between the threshold and target levels for the portion of the 3-year performance period ending December 31, 2012 that was completed as of December 31, 2010. Market value of these shares was determined using the closing price ($24.54) per share of Common Stock on December 31, 2010.

(6)	These options are scheduled to vest on 11/3/2014.

(7)	These time-based restricted stock shares are scheduled to vest on 11/3/2014.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(3)
Donald G. Southwell	—	—	—	—
Dennis R. Vigneau	—	—	—	—
Scott Renwick	—	—	—	—
Richard Roeske	—	—	15,000	370,500
Edward J. Konar	—	—	—	—
John M. Boschelli	—	—	10,000	247,000
Eric J. Draut	28,125	203,156	20,000	494,000
(1)	The shares of Common Stock shown in this column are the gross number of shares issued in the exercise transactions or the vesting, without deduction of any previously acquired shares surrendered or withheld to satisfy the exercise price and/or tax withholding obligations related thereto. (See the narrative discussion above under the caption “Grants of Plan-Based Awards”). Taking into account such surrendered and withheld shares, the actual net increase in the number of shares issued to these officers was as follows: Roeske (10,583); Boschelli (7,055); and Draut (13,810 from restricted stock and 5,098 from options).

(2)	“Value Realized on Exercise” represents the difference between the exercise price of the shares acquired and the market price of such shares on the date of exercise, without regard to any related tax obligations.

(3)	“Value Realized on Vesting” represents the market value of the shares acquired on the date of vesting, without regard to any related tax obligations. Market value was determined using the closing price ($24.70) per share of Common Stock on the vesting date, September 1, 2010.

Retirement Plans

The Company sponsors two tax-qualified retirement plans, the Pension Plan and the DC Plan (as defined on page 49 above), that cover certain full-time employees meeting minimum age and service-based eligibility requirements. In general, to be eligible for the Pension Plan, employees must be at least 21 years old with at least one year of service to the Company (as defined in the Pension Plan) and a hire date prior to January 1, 2006. Those employees hired on or after January 1, 2006 are instead eligible to participate in the DC Plan. All of the NEOs other than Mr. Vigneau were hired prior to January 1, 2006 and therefore are participants in the Pension Plan. Upon meeting the eligibility requirements, Mr. Vigneau will become a participant in the DC Plan.

Under the Pension Plan, a participant earns a benefit in an amount equal to a specified percentage of “Average Monthly Compensation” plus an additional specified percentage of “Average Monthly Compensation” above the monthly “Social Security Covered Compensation,” multiplied by the participant’s eligible years of service, up to a maximum of 30 years. “Average Monthly Compensation” is generally equal to the average of a participant’s highest monthly compensation over a 60-consecutive-month period during the 120-month period which ends three calendar months prior to a participant’s termination date. The “Social Security Covered Compensation” amount is determined from tables published by the Internal Revenue Service and changes each year. For 2010, the annual Social Security Covered Compensation used was $59,268.

Under the DC Plan, the Company will make an annual contribution on behalf of a participant in an amount equal to the participant’s “Annual Compensation” multiplied by a specified contribution percentage based on the participant’s years of vesting service with the Company (as defined in the DC Plan).

Compensation covered by both the Pension Plan and DC Plan includes all of the participant’s compensation except for payments made under any Multi-Year PIP Awards, equity-based compensation awards, severance payments and imputed income from taxable fringe benefits. The normal retirement age under the qualified retirement plans is age 65. The normal form of distribution under the Pension Plan is a life annuity for a single retiree, or a joint and fifty percent survivor annuity for a married retiree. Other forms of annuity are available to participants, but all forms of payment are actuarially equivalent in value. The normal form of distribution under the DC Plan is a lump-sum payout.

Messrs. Southwell and Renwick are currently eligible for early retirement under the Pension Plan. A participant is eligible for early retirement benefits upon attaining age 55 with five years of service to the Company. The early retirement benefit payable to a participant under the Pension Plan is the retirement benefit that would have been payable at the normal retirement age of 65 actuarially reduced to give effect to the participant’s age at the time of early retirement.

The SERP and DC SERP (as defined on page 49 above) were established to provide benefits to certain individuals in excess of the limitations imposed on the Pension Plan and DC Plan, respectively, under the Internal Revenue Code. The SERP or DC SERP benefit is computed using the same formula as used for the respective qualified retirement plan, without regard to the limits imposed under the Internal Revenue Code. An employee who earns compensation over the qualified plan limitation may be eligible to participate in the SERP or DC SERP by designation of the Board of Directors. For 2010, compensation to determine the benefit under the Pension Plan and the DC Plan was limited to $245,000. The NEOs other than Mr. Vigneau are eligible to participate in the SERP. Mr. Vigneau will be eligible to participate in the DC SERP after he completes one year of employment.

The NEOs are also eligible to participate in a voluntary 401(k) plan that includes a Company matching contribution feature offered to all full-time salaried employees meeting age and service-based eligibility requirements.

PENSION BENEFITS FOR FISCAL YEAR 2010

The following table shows the years of credited service and the present values of the accumulated benefits under the Pension Plan (or DC Plan) and SERP (or DC SERP) for each NEO.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Donald G. Southwell	Pension Plan	14	400,616	—
	SERP	14	2,143,147	—
Dennis R. Vigneau	DC Plan	—	—	—
	DC SERP	—	—	—
Scott Renwick	Pension Plan	19	534,648	—
	SERP	19	1,203,265	—
Richard Roeske	Pension Plan	19	328,722	—
	SERP	19	208,748	—
Edward J. Konar	Pension Plan	19	412,017	—
	SERP	19	218,119	—
John M. Boschelli	Pension Plan	13	150,829	—
	SERP	13	57,646	—
Eric J. Draut	Pension Plan	19	404,843	—
	SERP	19	1,608,198	—
(1)	These accumulated benefit values are based on the years of credited service shown and the Average Monthly Compensation as of December 31, 2010, as described above in the narrative preceding this table. These present value amounts were determined on the assumption that the NEOs have been or will remain in service until age 65, the age at which retirement may occur under the Pension Plan and SERP without any reduction in benefits, using the same measurement date, discount rate assumptions and actuarial assumptions described in Note 20 to the consolidated financial statements included in the Company’s 2010 Annual Report on Form 10-K. The discount rate assumption was 5.35% for 2010 and the mortality assumptions were based on the RP-2000 Combined Healthy Male Projected to 2007 Table. No present values of benefits are shown for Mr. Vigneau because he was not eligible to participate in these plans as of December 31, 2010.

Deferred Compensation Plan

The Deferred Compensation Plan was established to allow certain executives that are designated by the Board of Directors, as well as the non-employee members of the Board of Directors, to elect to defer a portion of their current year compensation to a future period. The Deferred Compensation Plan is unfunded and exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company does not fund or make profit-sharing or matching contributions under the Deferred Compensation Plan, and participants have an unsecured contractual commitment by the Company to pay the amounts deferred, adjusted to recognize earnings or losses determined in accordance with their elections under the plan.

To participate in the Deferred Compensation Plan, an eligible individual must make an annual irrevocable election. The form and timing of the distribution of deferrals made during a particular year is chosen when a participant elects to participate for that year and generally cannot be altered or revoked. The distribution for a particular year may be in the form of annual or quarterly installments payable up to a maximum of ten years or a single lump-sum payment. All payments begin on January 1 of the year chosen by the participant when the election is made. A participant may elect to defer up to 100% of his or her regular annual base salary, awards under the Performance Incentive Plan, and annual discretionary bonus in excess of a limit established annually under the Internal Revenue Code. For 2010, the compensation limit was $245,000. No withdrawals are permitted under the Deferred Compensation Plan other than regularly scheduled distributions.

Each participant’s bookkeeping account is deemed to be invested in the hypothetical investment choice(s) selected by the participant from the choices made available by the Company. Investment choices may be changed by participants on a quarterly basis. Generally, the hypothetical investment alternatives offered by the Company include a range of retail mutual funds selected by the Plan Administrator, which is the Compensation Committee of the Company’s Board of Directors. Investment choices selected by a participant are used only to determine the value of the participant’s account. The Company is not required to follow these investment selections in making actual investments of amounts deferred under the plan.

As employees designated by the Board of Directors, the NEOs are eligible to elect deferral of their cash salary and bonus under the Deferred Compensation Plan. None of the NEOs elected to defer any of their 2010 compensation under the Deferred Compensation Plan. The funds selected for hypothetical investments in 2010 by the NEOs with balances from prior years in the Deferred Compensation Plan, and the 2010 annual gain on investment for each of these funds, were: Wells Fargo Advantage Index Fund: 14.82%; Dreyfus Appreciation Fund: 15.26%; and Janus Overseas Fund: 19.58%.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2010

The following table shows the aggregate earnings or loss in 2010 and the balances as of December 31, 2010 for the NEOs under the Deferred Compensation Plan.

Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls Distributions ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)
Donald G. Southwell	872	30,180	—
Dennis R. Vigneau	—	—	—
Scott Renwick	—	—	—
Richard Roeske	10,241	—	78,963
Edward J. Konar	1,975	—	24,340
John M. Boschelli	—	—	—
Eric J. Draut	—	—	—

(1)	Mr. Southwell received a withdrawal of his entire account balance in a lump-sum distribution on in January 2010.

(2)	The balances shown in this column represent the balances for the respective individuals based on prior deferrals plus earnings or losses accrued through December 31, 2010. Of the amounts shown in this column for Messrs. Roeske and Konar, the portions representing their original deferral amounts were previously reported as compensation in the Company’s SUMMARY COMPENSATION TABLE in prior years.

Potential Payments Upon Termination or Change in Control

The following narrative describes the applicable terms of the agreements or plans that would provide benefits to the NEOs if their employment had been terminated on December 31, 2010. The table below shows benefits that would have been payable to the NEOs other than Mr. Draut as a direct result of either a change in control of the Company or the death or disability of the individual officer, had such an event occurred on December 31, 2010. These amounts would have been payable pursuant to individual severance agreements (“Severance Agreements”) between the NEOs and the Company in connection with a “change in control” of the Company, as described below, or individual grant agreements executed with the Company in connection with cash bonus, stock option and/or restricted stock awards they received. None of the NEOs is a party to any other individual employment agreement with the Company that would entitle him to receive any severance payments or other termination benefits from the Company other than Mr. Draut. Mr. Draut and the Company entered a Separation Agreement in connection with his separation from the Company as of September 3, 2010, which entitled him to receive the severance benefits and other payments disclosed in the Compensation Discussion and Analysis and Summary Compensation Table above on pages 39 and 51, respectively.

Retirement Plans

In addition to the amounts shown in the table below, the NEOs would have been entitled to receive benefits to which they have vested rights upon retirement under the Pension Plan and SERP (or DC Plan and DC SERP) as described and quantified above in the section captioned “Pension Benefits,” and benefits which are generally available to salaried employees of the Company and do not discriminate in scope, terms or operation in favor of executive officers. These include benefits payable: (i) upon termination of employment, such as payments of 401(k) Plan distributions and accrued vacation; and (ii) upon death or disability, such as life, business travel or long-term disability insurance. In addition, under the Deferred Compensation Plan, Messrs. Roeske and Konar might have been entitled to receive distributions in accordance with their previously chosen elections under the plan, as described above in the section captioned “Deferred Compensation Plan.”

In the case of either Mr. Southwell or Mr. Renwick, a voluntary early retirement election effective December 31, 2010 would have entitled him to receive vested benefits under the Pension Plan and SERP, actuarially reduced to give effect to his age on such date. The specific retirement benefit amounts that would have been paid to Messrs. Southwell or Renwick would have been determined in accordance with the form of distribution elected by such individual and based on the present values shown above in the Pension Benefits table. Messrs. Roeske, Boschelli and Konar had not reached early retirement age as of December 31, 2010 and, accordingly, were not yet eligible to begin receiving retirement benefits as of December 31, 2010.

Severance Agreements

The Company has entered into Severance Agreements with the NEOs that provide them with various severance benefits in the event their employment terminates under certain circumstances within two years after a “change in control.” Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated for certain specified reasons, in either case in anticipation of a change in control. Under the Severance Agreements, a “change in control” is deemed to occur if any person (excluding certain defined persons) is or becomes, directly or indirectly, the beneficial owner of 25% or more of the voting power of the Common Stock, or the individuals who comprised the Company’s Board of Directors on the date of the Severance Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board, or if, under the circumstances specified in the Severance Agreements, a merger or consolidation of the Company or sale of substantially all of the Company’s assets is consummated or a liquidation or dissolution plan is approved by the Company’s shareholders. Effective February 15, 2011, new Severance Agreements became effective in place of the prior agreements with each NEO other than Mr. Draut, whose agreement terminated upon his separation from the Company in September 2010. The new form of Severance Agreement incorporated a “double trigger” standard and so would no longer provide for payment of severance benefits to an NEO who terminated his employment voluntarily, except with “good reason,” in connection with a change-in-control.

If applicable, each NEO would be entitled under the Severance Agreements to: (i) a lump-sum severance payment based on a multiple of three (for Mr. Southwell) or two (for the other NEOs) of his annualized salary; (ii) continuation for up to three years (in the case of Mr. Southwell) or two years (for the other NEOs) of the life and health insurance benefits that were being provided by the Company to such officer and his family immediately prior to termination; and (iii) outplacement services at the Company’s expense for up to fifty-two weeks.

The new Severance Agreements eliminated the excise tax gross-up provision that was included in the prior agreements. However, the Severance Agreements in effect prior to February 2011 provided for the gross-up of benefits payable as a result of a change in control to the extent that a recipient would be subject to an excise tax under Sections 4999 and 280G of the Internal Revenue Code (including any interest or penalties imposed with respect to such tax). Certain amounts resulting from Annual and Multi-Year PIP Award payouts under the Performance Incentive Plan, and, depending on what actions are taken by the Company’s Board of Directors under the Company’s Employee Stock Option Plans and Restricted Stock Plan in connection with a change in control, certain amounts relating to nonqualified stock options and restricted stock, would be factored into the determination regarding excess parachute payments. If there had been a change in control on December 31, 2010, and as a result, severance benefits had been paid, any required PIP Award payouts had been made and vesting of stock options and restricted stock had been accelerated on December 31, 2010 (valued as described in the POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AT 12/31/2010 table below), no NEO would have received an excise tax gross-up.

Performance Incentive Plan Awards

Had there been a change in control of the Company (as defined under the applicable award agreements) as of December 31, 2010, the applicable performance period for any outstanding Annual PIP Award or Multi-Year PIP Award would have ended on such date. The amount of the payout due under each such award would have been the greater of the payout due: (a) based on the actual results for the revised performance period relative to the applicable performance goal(s) for the award; or (b) at the target performance level for the award for the revised performance period.

If the employment of one of the NEOs had terminated as of December 31, 2010 due to his death or disability, the applicable performance period for any outstanding 2010 or 2009 Annual PIP Award or Multi-Year PIP Award would have ended on such date. The amount of the payout due under each such award would have been the amount due at the target performance level for such award for the revised performance period.

If the employment of one of the NEOs had terminated as of December 31, 2010 due to his retirement, the determination of any payouts under any outstanding 2010 or 2009 Annual PIP Award or Multi-Year PIP Award would have been based on the actual performance results determined at the end of the original performance period for the award, but the amount due would have been prorated based on the ratio of the number of months that he was employed during the performance period to the total number months in the performance period. The amount due would have been paid at the same time as the payouts under 2010 Annual and Multi-Year PIP Awards to active plan participants. A termination event occurring on December 31, 2010 would not have affected the determination or the amount of a payout resulting from an outstanding 2010 Annual PIP Award because December 31, 2010 is the end of the performance period under the original terms of such awards and the actual 2010 performance results under the awards exceeded the target performance levels.

If the employment of a NEO had terminated as of December 31, 2010 for any other reason, any outstanding 2010 Multi-Year PIP Award would have been forfeited on the termination date.

Equity-Based Awards

Stock Option Awards and Time-Based Restricted Stock Awards

If there had been a change in control of the Company (as defined under the applicable grant agreements) as of December 31, 2010, the status of any outstanding unvested stock option awards held by a NEO, or, in the case of Mr. Vigneau, of his outstanding time-based restricted stock award, would have been determined by the Company’s Board of Directors from one of four alternatives provided in the respective plans, one of which is the immediate vesting of the award. If the employment of a NEO had terminated as of December 31, 2010 due to his death or disability, any outstanding unvested stock option or time-based restricted stock awards would have vested on the termination date. If the employment of a NEO had terminated as of December 31, 2010 for any other reason, such outstanding unvested stock option or time-based restricted stock awards would have been forfeited on the termination date.

Performance-Based Restricted Stock Awards

If the employment of a NEO had terminated as of December 31, 2010 due to his death or disability, or if there had been a change in control of the Company (as defined under the applicable grant agreements), the performance period for any outstanding performance-based restricted stock awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest at the target performance level, reduced pro-rata to reflect the ratio of the number of months in the revised performance period to the total number months in the original performance period.

If the employment of a NEO had terminated as of December 31, 2010 due to his retirement and cessation of all services for the Company, and, as of such date, he was eligible for early retirement under a Company-sponsored retirement plan and had elected to begin receiving benefits thereunder, then any outstanding performance-based restricted stock awards would remain outstanding until the end of the original performance period and then vest or be forfeited as determined based upon actual performance results, but in an amount equal to a pro-rata portion of the number of shares that would vest at the target performance level, based on the ratio of the number of months that he was employed during the performance period to the total number months in the performance period. However, if, as of such termination date, he was eligible for early retirement under a Company-sponsored retirement plan but did not elect to begin receiving benefits thereunder, any outstanding unvested performance-based restricted stock awards would have been forfeited on the termination date.

If the employment of a NEO had terminated as of December 31, 2010 for any other reason, any outstanding performance-based restricted stock awards would have been forfeited on the termination date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AT 12/31/2010

The following table sets forth information concerning payments and benefits that would have become payable to the NEOs other than Mr. Draut in connection with the termination of their employment as of December 31, 2010 resulting from a change in control of the Company or the death or disability of the individual officer:

	Southwell ($)	Vigneau ($)	Renwick ($)	Roeske ($)	Konar ($)	Boschelli ($)
Change in Control
Lump-Sum Severance Payments(1)	3,000,000	1,100,000	1,060,000	640,000	600,000	570,000
Accelerated Stock Options(2)(3)	770,313	29,250	92,438	46,219	63,294	32,481
Accelerated Time-Based Restricted Stock(2)(3)		368,100
Accelerated Performance-Based Restricted Stock(3)	368,100	—	73,620	36,810	53,170	28,630
Annual PIP Awards(4)	91,500	—	38,796	17,568	—	3,192
Multi-Year PIP Awards(5)	488,889	—	212,000	96,000	120,000	95,000
Life Insurance Continuation Premium(6)	47,880	15,640	31,920	15,629	18,698	10,197
Health Insurance Continuation Premium(6)	31,600	24,525	20,450	6,905	17,925	20,450
Outplacement Services(6)	40,000	40,000	40,000	40,000	40,000	40,000
Total	4,838,282	1,577,515	1,569,224	899,131	913,087	799,950
Death or Disability
Accelerated Stock Options(3)(7)	770,313	29,250	92,438	46,219	63,294	32,481
Accelerated Time-Based Restricted Stock(3)(7)	—	368,100	—	—	—	—
Accelerated Performance-Based Restricted Stock(3)	368,1000	—	73,620	36,810	53,170	28,630
Annual PIP Awards(4)	91,500	—	38,796	17,568	—	3,192
Multi-Year PIP Awards(5)	488,889	—	212,000	96,000	120,000	95,000
Total	1,718,802	397,350	416,854	196,597	236,464	159,303

(1)	The amounts shown represent severance payable under the Severance Agreements.

(2)	The amounts shown assume that the Board of Directors elected to accelerate the vesting of these stock options and restricted stock shares as of December 31, 2010.

(3)	The amounts shown represent the value of the stock options and restricted stock that would have been subject to accelerated vesting as of December 31, 2010. The value of the accelerated restricted stock was calculated using the closing price ($24.54) of a share of Common Stock on December 31, 2010. The amounts shown for performance-based restricted stock represent two-thirds of an estimated payout assuming performance at the target performance level for the three-year performance period ending on December 31, 2011, and one-third of an estimated payout assuming performance at the target performance level for the three-year performance period ending on December 31, 2012. The number of shares subject to unvested stock options and the exercise prices thereof, and the number of shares of unvested restricted stock awards are set forth in the OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END table.

(4)	Mr. Vigneau did not receive a 2010 Annual PIP Award. A termination event occurring on December 31, 2010 would have triggered an additional payment under the 2010 Annual PIP Awards granted to all NEOs other than Mr. Konar. Under a hypothetical termination event occurring as of December 31, 2010, the amount of the payout would have been the greater of the payout due based on the actual performance results versus the target performance level for applicable performance period. Since the 2010 target payout for all the NEOs other than Mr. Konar exceeded what would have been paid based on actual performance results, the excess of the target over the actual payout is shown as an additional payment in the table above. In the case of Mr. Konar, no additional payment is shown, as the 2010 actual performance exceeded the target performance level under his 2010 Annual PIP Award. The processes for determining Annual PIP Awards payouts under possible termination events are described in the narrative preceding this table.

(5)	Mr. Vigneau did not receive a 2010 Multi-Year PIP Award. The amounts shown represent estimated values of payouts under the 2010 and 2009 Multi-Year PIP Awards resulting from a hypothetical termination event as of December 31, 2010. The amounts shown represent two-thirds of an estimated payout assuming performance goals were achieved at the target performance level for the three-year performance period ending on December 31, 2011 and one-third of an estimated payout assuming performance goals were achieved at the target performance level for the three-year performance period ending on December 31, 2012. The processes for determining Multi-Year PIP Award payouts under possible termination events are described in the narrative preceding this table.

(6)	The amounts shown are the estimated costs to the Company to provide continuation of life and health insurance benefits for up to three years (in the case of Mr. Southwell) or two years (for the other NEOs) and outplacement services for fifty-two weeks pursuant to the Severance Agreements.

(7)	Acceleration of the vesting of stock options awarded on or after February 1, 2005 (including Restorative Options granted in connection with the exercise thereof), and of the vesting of all restricted stock, would occur automatically upon the death or disability of the restricted stock holder pursuant to the terms of the applicable plans and grant agreements. In accordance with the terms of the plans and grant agreements applicable to stock options granted to NEOs as original awards prior to February 1, 2005 (and Restorative Options granted in connection with the exercise thereof), vesting would not accelerate on the death or disability of the option holder as of December 31, 2010.

PROPOSAL 3:

APPROVAL OF THE UNITRIN, INC. 2011 OMNIBUS EQUITY PLAN

Overview and Reason for Proposal

Shareholders are being asked to approve the Unitrin, Inc. 2011 Omnibus Equity Plan (“Omnibus Plan”) that was adopted by the Board on February 2, 2011, subject to shareholder approval. The Omnibus Plan will be used for all future awards of equity-based compensation to the Company’s employees and non-employee directors, and will replace the Company’s current Employee Stock Option Plans, Director Stock Option Plan and Restricted Stock Plan (collectively, the “Prior Plans”).

The Board believes that the Omnibus Plan will be an important part of the Company’s overall compensation program. The Omnibus Plan is intended to encourage award recipients to devote their best efforts to the Company’s business and to foster an increased sense of proprietorship and personal involvement in the Company’s success. The Omnibus Plan will enable the Company to provide competitive levels of compensation necessary to continue to attract and retain high-quality employees and directors, to tie a significant portion of compensation to performance and business success, and to strengthen the alignment of the Company’s directors and employees with the Company’s shareholders. As a result, approval of the Omnibus Plan will help advance the interests of the Company and its shareholders.

The affirmative vote of a majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to approve this proposal.

Description of the Omnibus Plan

The following description of the Omnibus Plan is only a summary and is qualified in its entirety by reference to the actual plan document, which is attached as Appendix B to this Proxy Statement.

Plan Term. The Omnibus Plan will become effective on May 4, 2011, assuming shareholder approval (“Effective Date”), for a term of ten years, unless terminated sooner in accordance with its terms.

Key Features. The Omnibus Plan incorporates the following features:

•	offers a range of award types, including stock options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units and other stock-based awards;

•	provides the ability to include performance-based conditions on awards to tie compensation directly to performance by award recipients and the Company and its business units;

•

provides the ability to include “clawback” provisions in award agreements to effect the forfeiture or recoupment of the benefits payable under such awards as a result of specified events such as termination for substantial cause or misconduct resulting in an accounting restatement;

•	prohibits granting of options with an exercise price less than the fair market value of a share of Common Stock;

•	prohibits repricing of outstanding stock options or stock appreciation rights;

•

prohibits “liberal” share counting provisions, such as adding back shares withheld to satisfy tax obligations upon vesting or option exercise or tendered to pay the exercise price of a stock option or counting only the net number of shares issued upon exercise of a stock appreciation right;

•	prohibits paying dividends on unvested performance shares;

•	does not provide for the issuance of restorative options;

•	limits the term of the Omnibus Plan to ten years.

Share Authorization and Fungible Design.

Share Authorization. A maximum number of ten (10) million shares of Common Stock (the “Share Authorization”) may be issued pursuant to the Omnibus Plan, and may include new shares or treasury shares. If the Omnibus Plan is approved by shareholders, no additional awards will be made under any of the Prior Plans after the Effective Date, though awards previously granted under the Prior Plans will remain outstanding in accordance with their terms.

Fungible Plan Design. The design of the Omnibus Plan provides for fungible use of shares, with a fungible conversion factor of 3 to 1, so that the Share Authorization will be reduced at two different rates, depending upon the type of award granted. Each share of Common Stock issued upon the exercise of stock options or stock appreciation rights will reduce the Share Authorization by one share, while each share of Common Stock issued pursuant to “full value awards” will reduce the Share Authorization by three shares. “Full value awards” are awards other than stock options or stock appreciation rights that are settled by the issuance of shares of Common Stock, e.g., restricted stock, RSUs, performance shares, performance units if settled with stock, and other stock-based awards.

No liberal share counting. Shares are counted against the Share Authorization only to the extent they are actually issued. Therefore, shares subject to awards granted under the Omnibus Plan which terminate by expiration, forfeiture, cancellation or settlement in cash in lieu of shares will again be available for grant under the Omnibus Plan. However, shares subject to outstanding awards granted under the Prior Plans that so terminate after the Effective Date will not become available for grant under the Omnibus Plan, and shares subject to the exercise or vesting of an award granted under the Omnibus Plan will be counted against the Share Authorization and will not be available again for grant under the Omnibus Plan, even if fewer shares are actually issued as result of the award recipient’s tender of existing shares to satisfy tax withholding requirements or to pay the exercise price of an option, or the exercise of a SAR.

Equity Dilution

The following table sets forth the number of shares authorized for future issuance under the Prior Plans, along with the equity dilution represented by the shares available for future awards as a percentage of the common shares outstanding (60,816,778) on March 11, 2011:

Share Authorization

Type of Authorized Shares	Total Shares Available (#)	Equity Dilution: Shares Available as Percentage of Common Shares Outstanding as of March 11, 2011 (%)
Shares authorized for future awards under the Prior Plans after approval of the Omnibus Plan	—	—
Requested shares for authorization under the Omnibus Plan	10,000,000	16.4
Total shares authorized for future awards after approval of the Omnibus Plan	10,000,000	16.4

Following shareholder approval of the Omnibus Plan, no further awards will be made under any of the Prior Plans from the shares remaining in their respective pools of previously-authorized shares of Common Stock.

The following table sets forth information regarding outstanding stock options and restricted stock shares as of March 11, 2011:

Range of Exercise Prices ($)	Options Outstanding (#)	Weighted Average Exercise price ($)	Weighted Average Remaining Years of Contractual Life (#)	Unvested Restricted Stock (#)
13.55 - 21.28	231,250	13.70	8.22
21.29 - 26.60	374,905	23.97	8.05
26.61 - 31.92	314,913	27.77	9.82
31.93 - 37.24	402,497	36.67	5.57
37.25 - 42.56	156,303	41.19	2.06
42.57 - 47.88	1,099,797	45.80	3.47
47.89 - 53.20	1,697,631	49.91	2.65
Total	4,277,296	41.43	4.39	334,868

Administration

The Compensation Committee is responsible for administering the Omnibus Plan and has the power and discretion to interpret the terms and intent of the plan and any related documentation, to adopt forms, rules and guidelines for administering the plan, to select award recipients and establish the terms and conditions of awards, and to modify and amend the plan and any award agreement as permitted under the terms of the plan. The Compensation Committee may delegate administrative duties and powers to one or more of its members or to one or more officers of the Company, agents or advisors, and the Board may authorize one or more Company officers or a Board Committee (in addition to the Compensation Committee) to designate employees to be recipients of awards, and to determine the size and terms of such awards, with limitations as required by the plan.

Eligibility

Eligible participants in the Omnibus Plan include all employees of the Company’s subsidiaries and affiliates and non-employee directors of the Company, and, by specific designation of the Compensation Committee, other key individuals who provide certain consulting or advisory services to the Company or its subsidiaries. The selection of actual grant recipients from among individuals eligible to participate (“Participants”) in the Omnibus Plan will be determined from time to time in the discretion of the Compensation Committee (or by an authorized Company officer or Board committee as described under “Administration” above).

As of December 31, 2010, approximately 7,000 employees and seven non-employee directors were eligible to receive grants under the Prior Plans. Grants under the Omnibus Plan are expected to be utilized primarily for grants to a selective group of managerial-level employees and the Company’s non-employee directors.

Types of Awards

The Omnibus Plan provides the Compensation Committee with authority to grant the following types of awards and to determine the restrictions and conditions applicable to each award.

Restricted Stock and Restricted Stock Units. Restricted stock awards consist of shares of Common Stock that are issued to the Participant subject to conditions or specified restrictions that may result in forfeiture if not satisfied. Restricted stock unit (RSU) awards are similar to restricted stock awards but do not involve the issuance of shares of Common Stock until after specified conditions are satisfied.

Stock Options. The Committee may grant both incentive stock options and nonqualified stock options under the Omnibus Plan. The exercise price for stock options cannot be less than the fair market value of a share of Common Stock on the grant date, which is the closing price as reported by the New York Stock Exchange (“Fair Market Value”), and re-pricing is prohibited. The term of a stock option can be no longer than ten years (subject to a limited extension in the event that the expiration date falls within a trading blackout applicable to the Participant).

Stock Appreciation Rights. The Compensation Committee may grant either freestanding or tandem stock appreciation rights/SARs. Tandem SARs are issued in connection with a stock option award. The exercise price of an SAR cannot be less than the Fair Market Value of a share of Common Stock on the grant date, and re-pricing is prohibited. The exercise price and expiration date of a tandem SAR will be the same as for the tandem option. The term of a stock appreciation right can be no longer than ten years (subject to a limited extension in the event that the expiration date falls within a trading blackout applicable to the Participant). Upon exercise of a SAR, the holder will receive shares of Common Stock in an amount equal in value to the difference between the exercise price of the SAR and the Fair Market Value of the Common Stock subject to the SAR, although the Compensation Committee may provide for the alternative settlement in cash in lieu of shares of Common Stock.

Performance Share and Performance Unit Awards. Performance share awards have an initial value based on the Fair Market Value of a share of Common Stock on the grant date. Performance unit awards have an initial value as determined by the Compensation Committee. Such awards will be earned only if and to the extent performance goals are met. The applicable performance goals and performance periods will be set forth in the individual award agreements and may vary among Participants.

Other Stock-Based Awards. The Compensation Committee may grant equity-based or equity-related awards other than options, SARs, restricted stock, RSUs, performance shares or performance units. The terms and conditions of each such “other stock-based award” shall be determined by the Committee. Other stock-based awards may entail the issue of actual shares of Common Stock or payment in cash based on the value of shares of Common Stock, and may be fully vested and non-forfeitable upon grant.

Participant Award Limits

The Omnibus Plan imposes the following annual aggregate limits on the number of shares of Common Stock that may be subject to awards granted to any Participant other than a non-employee director:

Award Types	Annual Share Limits
Stock Options/SARs	1,500,000
Restricted Stock and RSUs	500,000
Performance Shares and Performance Units	500,000
Other Stock-Based Awards	500,000

If the number of outstanding shares of Common Stock is increased or decreased through a reorganization, recapitalization, reclassification, special cash dividend, stock dividend, stock split, reverse stock split or other similar transaction, the number of shares of Common Stock that may be issued or subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-Participant award limits, and other value determinations are subject to adjustment by the Compensation Committee. The Compensation Committee may also make adjustments to reflect other unusual or nonrecurring events affecting the Company or changes in applicable laws, rules, regulations or accounting principles.

Non-Employee Director Awards

An aggregate maximum of 1,000,000 shares of Common Stock may be issued to non-employee directors pursuant to awards under and during the term of the Omnibus Plan, and an annual aggregate of 20,000 shares of Common Stock may be issued to any one non-employee director pursuant to awards under the Omnibus Plan.

The Omnibus Plan provides for the automatic grant of (i) an initial award to each non-employee director who was not previously an employee of the Company or its subsidiaries on the date the director first becomes a director, and (ii) an annual award to each non-employee director on the date of each annual meeting of the Company’s shareholders. Non-employee directors can be granted awards of any type available under the Omnibus Plan other than ISOs, which may be granted only to employees. The type, amount and terms of awards to be granted to non-employee directors, and the decision to grant any discretionary awards, shall be determined from time to time by the Board in its discretion after considering the recommendation of the Compensation Committee.

New Plan Benefits

The future benefits or amounts that would be received under the Omnibus Plan by executive officers, non-employee directors and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the Omnibus Plan had been in effect cannot be determined. However, the Company currently anticipates that the awards to be granted under the Omnibus Plan will be similar in type and amount to the awards that have been granted in 2010 and 2011 under the Prior Plans. The equity grants to the Company’s Named Executive Officers and non-employee directors in 2010 are set forth, respectively, in the Grants of Plan-Based Awards in Fiscal Year 2010 table on page 54, and the Director Compensation table on page 15, of this Proxy Statement and described in the related narrative discussions.

Performance-Based Compensation

Performance Measures. For grants intended to qualify as Performance-Based Compensation, the Compensation Committee is required to approve the performance goals for the applicable performance period no later than the latest date permitted under Section 162(m). The performance goals will be based on one or more of the following performance measures that are set forth in the plan:

(a)	Measures of profitability including, but not limited to, net income, operating earnings, and earnings before or after any one or more of the following: taxes, interest, depreciation, amortization and other non-cash charges;

(b)	Measures of revenue including, but not limited to, earned premiums, written premiums, investment income, investment gains, and any other revenue measures reported by the Company in its financial statements;

(c)	Measures of return including, but not limited to, return on assets, capital, invested capital, equity, earned premiums, written premiums, revenues, and returns and yields with respect to investment portfolio performance;

(d)	Cash flow including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity;

(e)	Measures related to insurance policy retention, operating efficiencies, and productivity;

(f)	The Company’s share price including, but not limited to, share appreciation measures and measures of total shareholder return;

(g)	Measures based on cost or expense targets;

(h)	Market share;

(i)	Customer satisfaction;

(j)	Bad debt experience;

(k)	Economic value added or EVA® [net operating profit after tax] less [cost of equity capital];

(l)	Insurance underwriting income, combined ratios, loss ratios or expense ratios; and

(m)	Recovery of capital or capital efficiency.

Determination of Award Payouts. In accordance with the Company’s procedures, after each performance period, the Company will provide the data and calculations necessary to assess the results and achievement of performance goals applicable to grants for such performance period, and the Compensation Committee will make a determination as to the degree of achievement of each performance goal based on such results. In its evaluation of performance, the Compensation Committee may include or exclude unusual events that occur during the applicable performance period as permitted by the plan. The Compensation Committee has the discretion to adjust these awards downward, either on a formula or discretionary basis or any combination, and to grant awards with different vesting terms that do not qualify as Performance-Based Compensation.

Vesting and Forfeiture of Awards.

Award Agreements and Plan Provisions. In approving award agreements that establish the terms of particular awards, the Compensation Committee will determine the vesting terms for each award and how the award will be treated following termination of the Participant’s employment or service with the Company or its subsidiaries under specified circumstances and other events that might result in forfeiture or vesting of award benefits. Default provisions set forth in the Omnibus Plan determine the consequences of such termination and other events to the extent not specified in a particular award agreement.

Clawbacks. The Compensation Committee may approve the inclusion of “clawback” provisions in particular award agreements to effect the forfeiture, reduction or recoupment of the rights, payments and benefits otherwise payable under such awards upon the occurrence of specified events, whether required by law or otherwise determined appropriate by the Committee in its discretion. Such events may include, without limitation, the termination of the Participant’s employment for substantial cause, misconduct that results in an accounting restatement due to material noncompliance with financial reporting requirements, or other conduct determined by the Compensation Committee to be detrimental to the business or reputation of the Company or its subsidiaries.

Termination of a Participant’s Employment. The consequences of termination of the Participant’s employment or service with the Company or its subsidiaries as a result of death, disability, retirement, divestiture, or other reasons are generally set forth in the agreement for the particular award. Such terms will determine the extent to which unvested portions of the award will be forfeited and the time and extent to which options or SARs may remain exercisable. To the extent not specified in the award agreement, the consequences are determined by the default provisions in the Omnibus Plan. In general, such default provisions provide for the vesting of awards upon the termination of a Participant’s employment due to death or disability, and the determination regarding vesting or forfeiture of unvested awards in the event a Participant’s employment otherwise terminates for reasons other than death or disability will vary by the particular circumstances and type of award.

Consequences of a Change in Control.

The Compensation Committee may approve provisions for inclusion in award agreements for particular awards that determine the consequences of a change in control of the Company as defined in the Omnibus Plan (“Change in Control”). Unless otherwise provided in an award agreement, in the event that an award Participant’s employment is terminated by the employer without “substantial cause” or by the Participant without “good reason” (as such terms are defined in the plan) in connection with a Change in Control involving an acquisition of beneficial ownership or change in Board composition under the circumstances specified in the Omnibus Plan, any outstanding award not subject to performance conditions will vest, and an option or SAR award will remain exercisable for the remainder of its term, and any outstanding award subject to performance conditions will be deemed earned based on the greater of “target” or actual performance for a truncated performance period ending on the date of the Change in Control.

In the event of a Change in Control involving the merger, consolidation, dissolution or liquidation of the Company, or the sale of substantially all of the Company’s assets, under the circumstances specified in the Omnibus Plan, the Omnibus Plan will terminate and the Board will provide for one or more of the following alternatives: immediate vesting of outstanding Awards; assumption of or substitution of outstanding Awards by the successor corporation; continuance of the plan by the successor corporation; or payment in cash or stock in lieu of and in satisfaction of outstanding awards.

Plan Amendment and Termination

The Board may at any time amend, suspend or terminate the Omnibus Plan, but no material amendment will be made without shareholder approval if required by law or stock exchange rule, and no such action may materially and adversely affect any outstanding grant without the written consent of the affected Participant.

Other Plan Provisions

Adjustments of Awards. Subject to certain limitations under the Omnibus Plan, the Compensation Committee may make adjustments in the terms, conditions and performance criteria applicable to grants in recognition of certain unusual or nonrecurring events affecting the Company or a Participant, or of changes in applicable laws, regulations or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the plan.

Non-transferability of Awards. Unless approved by the Compensation Committee and set forth in particular award agreements, awards may not be transferred other than by will or by the laws of descent and distribution, and stock options and SARs may be exercised only by the Participant during his or her lifetime.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards of stock options, SARs, restricted stock, RSUs, or performance shares or performance units under the Omnibus Plan under the law in effect on the date of this Proxy Statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Omnibus Plan, nor does it cover state, local, or non-U.S. taxes.

Nonqualified Stock Options and SARs. No taxable income is realized by the Participant at the time a non-qualified option or SAR is granted. Upon exercise, the Participant realizes ordinary income in an amount equal to the difference between the fair market value and exercise price of the shares on the date of exercise and the Company is entitled to a tax deduction for the same amount. Upon a taxable disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for the Company.

Incentive Stock Options (“ISOs”). In general, if certain holding periods are met, the Participant will not realize taxable income upon the grant or exercise of an ISO and no deduction is allowed to the

Company. Instead, the Participant is taxed only at the time of sale of the shares received upon exercise. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the Participant will be taxed on any appreciation in excess of the exercise price as long-term capital gain and any loss sustained will be a long-term capital loss. If the shares are disposed of before the expiration of the holding periods described above, the Participant would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at time of exercise over the exercise price, and the Company would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction to the Company.

Restricted and Performance Stock and Units. Awards of restricted and performance stock and units generally are not included in taxable income when granted. The fair market value of restricted stock is usually included as ordinary income at the time the restrictions lapse unless the Participant makes a qualifying election to accelerate the timing of the income recognition. The fair market value of performance stock is generally included as income at the time the performance targets are met. Restricted stock units and performance units may be included in income at the time of payment, even if vesting occurred earlier, if all appropriate tax requirements are met. The Company is entitled to a corresponding deduction at the time the Participant recognizes taxable income on the restricted or performance stock or units.

Recommendation of the Board of Directors:

THE BOARD RECOMMENDS A VOTE “FOR”

PROPOSAL THREE TO APPROVE THE OMNIBUS PLAN.

PROPOSAL 4:

ADVISORY VOTE ON COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Overview and Reason for Proposal

New regulations adopted by the SEC this year require the Company to provide shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the NEOs (Named Executive Officers) as disclosed in this Proxy Statement in accordance with the applicable compensation disclosure rules.

As described in detail under the heading “Compensation Discussion and Analysis” that begins on page 31 above, the Company’s compensation program for the NEOs is designed to incent the achievement of short-term and long-term strategic and operational goals and other shareholder-focused behavior that will lead to appreciation in Common Stock value and increased total shareholder returns.

The executive compensation program includes a substantial portion of compensation in the form of incentive awards tied to the long-term performance of the Company. This structure endeavors to align the interests of the Company’s executive officers with the long-term interests of its shareholders. Historically, this has been accomplished through stock option awards dependent in value upon the absolute appreciation of the Company’s common stock. Beginning in 2009, the Compensation Committee increased the percentage of “at-risk” compensation by adding two new performance-based vehicles with potential payouts based on the results of three-year performance metrics.

Actions taken recently and since 2009 to address developing “best practices” related to executive compensation:

•	Revised cash bonus program to add multi-year incentive awards conditioned upon long-term Company performance results

•	Shifted equity-based compensation program to add performance-based restricted stock tied to relative TSR (total shareholder return compared to peer group)

•	Approved new Omnibus Plan that provides for additional types of performance-conditioned awards

•	Eliminated restorative option of stock option plans

•	Added “clawback” clauses to incentive bonus and equity-based award agreements with executive officers

•	Revised change-in-control agreements with executive officers to:

•	incorporate a “double-trigger” payout standard; and

•	eliminate potential tax “gross-ups”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee.

The shareholders will be voting whether to approve the following resolution:

“RESOLVED, that, on an advisory basis, the Company’s shareholders approve the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for the 2011 Annual Meeting of Shareholders, including the section captioned “Compensation Discussion and Analysis,” the compensation tables and related narrative discussions.”

Recommendation of the Board of Directors:

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL FOUR.

PROPOSAL 5:

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Overview and Reason for Proposal

New regulations adopted by the SEC this year require the Company to provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes to approve the compensation of the Company’s Named Executive Officers as disclosed in accordance with the applicable proxy disclosure rules (“Advisory Compensation Vote”). By voting with respect to this Proposal 5, shareholders may indicate whether they would prefer that the Company conduct future Advisory Compensation Votes once every one, two or three years. Shareholders may instead abstain from voting on this proposal.

The Board of Directors believes that an Advisory Compensation Vote that occurs once every three years is the most appropriate alternative for the Company. The Board recommends that shareholders vote for a three-year interval for the Advisory Compensation Vote because a vote every three years would:

•	align with the Company’s multi-year performance cycle for cash bonus and performance-based restricted stock awards;

•	foster a long-term view of compensation, consistent with long-term business results of the Company, rather than focusing on short-term aberrations and variations;

•	provide the Company with sufficient time to effectively engage with shareholders on any issues raised by an Advisory Compensation Vote about the Company’s executive compensation program; and

•

provide shareholders with a meaningful time period over which to evaluate the actual impact of any changes to the Company’s executive compensation program or practices implemented in response to an Advisory Compensation Vote.

This vote is advisory and not binding on the Company or the Board of Directors. The proxy card will provide shareholders with the opportunity to choose among three options as to their preferred frequency for future Advisory Compensation Votes. Shareholders may cast a vote on the voting frequency by selecting the option of one year, two years or three years, or may abstain from voting.

Recommendation of the Board of Directors:

THE BOARD RECOMMENDS A VOTE FOR THE OPTION OF A “THREE YEAR” FREQUENCY IN PROPOSAL FIVE.

INCORPORATION BY REFERENCE

Notwithstanding any general statement to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement into such filings, the Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed under such Acts.

**********

This Proxy Statement and the form of proxy are being mailed and delivered to the Company’s shareholders by the authority of the Board of Directors.

Scott Renwick

Secretary

APPENDIX A

Supplement to Compensation Discussion and Analysis

The following information supplements the disclosures in the Compensation Discussion and Analysis section of the Company’s Proxy Statement under the heading “Performance Incentive Plan Awards,” beginning on page 40:

The 2010 PIP Awards granted to the NEOs are discussed in the above-referenced section of the Company’s Proxy Statement. As Mr. Vigneau joined the Company in November 2010, he received no 2010 Annual or Multi-Year PIP Awards. As Mr. Draut left the Company in September 2010, he received no payouts under his 2010 Annual or Multi-Year PIP Awards.

2010 ANNUAL PIP AWARDS

Key Performance Criteria and Target Multiplier under 2010 Annual PIP Awards to Messrs. Southwell, Renwick, Roeske and Draut:

Performance Criteria	Definition of Key Terms	Determination of Target Multiplier
Annual Unitrin Consolidated Premium & Auto Finance Revenue Growth	Annual Unitrin Premium and Auto Finance Revenue Growth is defined as the percentage change in consolidated Premium and Auto Finance Revenues in 2010 from such revenues in 2009.	At the end of the Performance Period, a Target Multiplier was derived from the Annual 2010 Corporate Performance Matrix based on achievement of the performance goals, with straight-line interpolation for performance between points on the matrix.
Annual Unitrin Consolidated Profit Margin	Annual Unitrin Profit Margin is defined as consolidated Net Income From Operations divided by Premium and Auto Finance Revenues.

Key Performance Criteria and Target Multiplier under 2010 Annual PIP Awards to Mr. Konar:

Performance Criteria	Definition of Key Terms	Determination of Target Multiplier
Annual Earned Premium Growth Rates for Career Agency Companies (weighted 90%) & Reserve National (weighted 10%)	Annual Earned Premium Revenue Growth is defined as the percentage change in Earned Premium Revenues in 2010 from such revenues in 2009.	At the end of the Performance Period, Target Multipliers were derived from the 2010 Performance Matrices applicable to the Career Agency Companies and Reserve National based on achievement of the performance goals, with straight-line interpolation for results falling in between points on the matrices. A single Target Multiplier was then determined from the weighted average of the Target Multipliers of the Career Agency Companies (90% weighting) and Reserve National (10% weighting).
Annual Profit Margin for Career Agency Companies (weighted 90%) & Reserve National (weighted 10%)	Annual Profit Margin is defined as Net Income From Operations divided by Premium Revenues.

For illustrative purposes, an abbreviated version of the 2010 Annual PIP Award Matrix for Career Agency Companies is shown below; the 2010 Annual PIP Award Matrix for Reserve National is a similar two-dimensional matrix:

Sample Target Multiplier Calculation From

Career Agency Life and Fire Operations (Combined)

Performance Matrix—2010 Annual & Multi-Year Awards

Premium Growth Rates (%) *	Target Multipliers for 2010 Annual & Multi-Year Awards (%)
10.0	91.4	139.7	192.5	200.0	200.0	200.0
5.0	65.7	103.0	144.8	177.1	200.0	200.0
0.0	0.0	56.3	84.0	116.3	153.0	194.3
-5.0	0.0	0.0	52.3	84.5	121.3	162.5
-10.0	0.0	0.0	0.0	0.0	0.0	0.0

Profit Margin (%) **	11.50	13.00	14.50	16.00	17.50	19.00
*	Ranges from -10% to 10% in 1% increments in full matrix document

**	Ranges from 11.5% to 19% in 0.25% increments in full matrix document

Key Performance Criteria and Target Multiplier under 2010 Annual PIP Awards to Mr. Boschelli:

The Target Multiplier applicable to the 2010 Annual PIP Award to Mr. Boschelli was determined by computing a weighted average of the Target Multipliers derived for the following four performance criteria for the Performance Period ending December 31, 2010:

Performance Criterion 1	Annual Excess Return from Corporate Investments (weighted 45%)
Performance Criterion 2	Annual Excess Return from Pension Investments (weighted 5%)
Performance Criterion 3	Annual Pre-Tax Equivalent Net Investment Income Yield, excluding Investee (weighted 25%)
Performance Criterion 4	Annual Unitrin Consolidated (1) Premium & Auto Finance Revenue Growth; (2) Profit Margin (weighted 25%)

These performance criteria are described in more detail below:

Performance Criteria	Definition of Key Terms	Determination of Target Multiplier
Annual Excess Return from Corporate Investments (assigned 45% weight).	Annual Excess Return from Corporate Investments is determined by comparing the actual “Unitrin 12 Month Total Investment Return” performance of Unitrin’s Investment Portfolio to the results of a “Weighted Average Peer Return” for the Performance Period. Excess Return is expressed in basis points.	At the end of the Performance Period, Annual Excess Return From Corporate Investments was compared to the Performance Matrix For Corporate Investments (assigned 45% weight, see chart below) to determine the Target Multiplier, with straight-line interpolation for results falling in between points on the matrix.

Annual Excess Return from Pension Investments (assigned 5% weight).	Annual Excess Return from Pension Investments is determined by comparing the actual “Unitrin 12 Month Total Investment Return” performance of Unitrin’s Investment Portfolio to the results of a “Weighted Average Peer Return” for the Performance Period. Excess Return is expressed in basis points.	Annual Excess Return from Pension Investments were compared to the Performance Matrix For Pension Investments (assigned 5% weight, see chart below) to determine the Target Multiplier, , with straight-line interpolation for results falling in between points on the matrix.

Annual Pre-Tax Equivalent Net Investment Income Yield, excluding Investee (assigned 25% weight).

Annual Pre-Tax Equivalent Net Investment Income Yield, excluding Investee is determined using the following formula:

Pre-Tax Equivalent Net Investment Income (excluding Investee)/((Total Investments at the beginning of the Performance Period + Total Investments at the end of the Performance Period)/2)

Annual Pre-Tax Equivalent Net Investment Income Yield for the Performance Period of Unitrin’s Investment Portfolio was compared to the Performance Matrix for Pre-Tax Equivalent Net Investment Income Yield (assigned 25% weight, see chart below) to determine the Target Multiplier, with straight-line interpolation for results falling in between points on the matrix.

Annual Unitrin Consolidated (1) Premium & Auto Finance Revenue Growth; (2) Profit Margin (assigned 25% weight).

Annual Unitrin Premium and Auto Finance Revenue Growth is defined as the percentage change in consolidated Premium and Auto Finance Revenues in 2010 from such revenues in 2009.

Annual Unitrin Profit Margin is defined as consolidated Net Income From Operations divided by Premium and Auto Finance Revenues.

At the end of the Performance Period, a Target Multiplier was derived from the Annual 2010 Corporate Performance Matrix (assigned 25% weight) based on achievement of the performance goals, with straight-line interpolation for results falling in between points on the matrix.

For illustrative purposes, abbreviated versions of the 2010 Annual PIP Award Matrices for Performance Criteria 1 – 3 are shown below; the matrix applicable to Performance Criteria 4 is the Annual 2010 Corporate Performance Matrix described above with respect to the 2010 Annual PIP Awards to the other NEOs other than Mr. Konar:

Sample Target Multiplier Calculation From

2010 Annual PIP Award Performance Matrices for Mr. Boschelli

(Performance Criteria 1-3)

Performance Level	Abbreviated Performance Matrix for Corporate Investments				Abbreviated Performance Matrix for Pension Investments				Abbreviated Performance Matrix for Pre-Tax Net Investment Income Yield
	Weighted 45%				Weighted 5%				Weighted 25%
	Excess Return Basis Points (#)		Target Multiplier (%)		Excess Return Basis Points (#)		Target Multiplier (%)		Pre-Tax Equivalent Net Investment Income Yield (#)	Target Multiplier (%)
Maximum	100		200		100		200		6.55	200
Target	—		100		—		100		5.50	100
Threshold	(50)		50		(50)		50		5.05	50
Below Threshold	Below	(50)	(No Payout	)	Below	(50)	(No Payout	)	Below 5.05	(No Payout	)

Award Calculation Applicable to 2010 Annual PIP Awards to the NEOs:

The Target Multiplier derived from the applicable performance matrices for each 2010 Annual PIP Award to each NEO will be applied such NEO’s Target Bonus Percentage to arrive at the Award Percentage. The determination of the amount of the payout, if any, under such award is calculated by multiplying the NEO’s Award Percentage by his or her Base Salary.

Target Multiplier * NEO’s applicable Target Bonus Percentage = Award Percentage
Award Percentage * Base Salary = Final Cash Award payable under the Plan

Base Salary for Annual PIP Awards is the NEO’s base salary in effect as of April 1st of the applicable annual Performance Period.

2010 MULTI-YEAR PIP AWARDS

Definitions of Key Performance Criteria under 2010 Multi-Year PIP Awards to Messrs. Southwell, Renwick, Roeske & Draut:

The Performance Criteria are Consolidated Revenue Growth and Return on Equity, as defined below, and are incorporated into the 2010 Multi-Year Performance Matrix, which has Return on Equity on the X axis and Consolidated Revenue Growth on the Y axis. At the end of the Performance Period, which ends December 31, 2012, a Target Multiplier will be derived from such matrix based on achievement of the performance goals, with straight-line interpolation for performance between points on the matrix.

Revenue Growth is defined as the three-year compound annual growth rate, calculated as [(A/B)^(1/3)-1], where A = Total Revenues excluding Net Realized Investment Gains (Losses) on Sales of Investments and Net Impairment Losses Recognized in Earnings as reported in the 2012 Unitrin Annual Report on Form 10-K (“Annual Report”) and B = Total Revenues excluding Net Realized Investment Gains (Losses) on Sales of Investments and Net Impairment Losses Recognized in Earnings as reported in the 2009 Annual Report.

Return on Equity is defined as the return on average shareholders’ equity, which shall be computed by dividing the sum of GAAP Net Income as reported in the Annual Reports for each of the three years in the Performance Period by the sum of the Average Shareholders’ Equity for each of the three years.

Average Shareholders’ Equity is defined as the simple average of Total Shareholders’ Equity as reported in the Annual Reports for the beginning and end of year for each year in the Performance Period.

Definitions of Key Performance Criteria under 2010 Multi-Year PIP Awards for Mr. Konar:

The Performance Criteria are Profit Margin and Premium Revenue Growth for Career Agency Companies and Reserve National, as defined below, and are incorporated into the 2010 Multi-Year Performance Matrix for Career Agency Companies and Reserve National, which has Profit Margin on the X axis and Premium Revenue Growth on the Y axis. At the end of the Performance Period, which ends December 31, 2012, a Target Multiplier will be derived from such matrix based on achievement of the performance goals, with straight-line interpolation for performance between points on the matrix.

Profit Margin is defined as the sum of Net Income From Operations for each of the three years in the Performance Period ending 12/31/12 divided by the sum of the Premium Revenues for the same three year period for both Career Agency Companies and Reserve National.

Premium Revenue Growth is defined as the three-year compound annual growth rate, calculated as [(A/B)^(1/3)-1], where A = 2012 Premium Revenues and B = 2009 Premium Revenues for both Career Agency Companies and Reserve National.

Premium Revenues is defined as Net GAAP Premium Revenue for Career Agency Companies and Reserve National.

Net Income From Operations is the sum of the net income amounts for the Career Agency Companies and Reserve National. Corporate divisions of both companies are excluded from this calculation.

Definitions of Key Performance Criteria under 2010 Multi-Year PIP Awards for Mr. Boschelli:

The Target Multiplier applicable to the 2010 Multi-Year PIP Award to Mr. Boschelli will be determined by computing a weighted average of the Target Multipliers derived for the following four performance criteria for the Performance Period ending December 31, 2012:

Performance Criterion 1	3-Year Excess Return from Corporate Investments (weighted 45%)
Performance Criterion 2	3-Year Excess Return from Pension Investments (weighted 5%)
Performance Criterion 3	3-Year Pre-Tax Equivalent Net Investment Income Yield, excluding Investee (weighted 25%)
Performance Criterion 4	3-Year Unitrin Consolidated Revenue Growth and Return on Equity (weighted 25%)

The definition of key performance criteria under the 2010 Multi-Year PIP Awards, and the method for determining the related Target Multipliers, are the same as those described above under the 2010 Annual PIP Awards for Mr. Boschelli. Exceptions are as described below.

Performance Criterion 1

Weighted Average Peer Return (WAPR) and Unitrin’s Total Returns for the Multi-Year Incentive Award will be calculated as a simple average of the three Unitrin 12 Month Total Investment Return calculations for the three years of the Performance Period covered.

Performance Criterion 2	The Policy Portfolio Return for Pension Investments (Policy Portfolio Return) would represent an average of the beginning of year balances for each of the three years in the Performance Period.
Performance Criterion 3

All aspects of the calculation for the Pre-Tax Equivalent Net Investment Income Yield, excluding Investee, for the Multi-Year Incentive Award would follow the same method as that of the annual award for the 3 year Performance Period.

Performance Criterion 4	See definitions of key performance criteria under 2010 Multi-Year PIP Awards for Messrs. Southwell, Renwick, Roeske and Draut

APPENDIX B

Unitrin, Inc.

2011 Omnibus Equity Plan

Article 1	Establishment, Purpose, and Duration

1.1     Establishment. Unitrin, Inc., a Delaware corporation (the “Company”), established the 2011 Omnibus Equity Plan (the “Plan”), effective May 4, 2011 (the “Effective Date”). The Plan permits the grant of Awards to eligible Participants, as defined below.

1.2     Purpose of the Plan. The purpose of the Plan is to provide a means whereby employees and directors of the Company and its Affiliates and key advisors develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become employees and to provide a means whereby those individuals on whom the responsibilities for the successful administration and management of the Company depend can acquire and maintain ownership of the Company’s common stock, thereby strengthening their concern for the welfare of the Company.

1.3     Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with the applicable terms and conditions of the Plan and the respective Award Agreements.

Article 2	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1     “Affiliate” means any person or entity controlled directly or indirectly by the Company, whether by equity ownership, contract or otherwise and shall include direct or indirect subsidiaries of the Company and mutual companies the management of which is controlled by the Company and its subsidiaries.

2.2     “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3     “Award” means, individually or collectively, a grant under the Plan of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Options, Performance Shares, Performance Units or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.4     “Award Agreement” means either one of the following, in such form as the Committee shall from time to time approve: (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of an Award. The Committee may provide for the use of non-paper Award Agreement(s) and acceptance and other actions related thereto that involve the use of electronic, internet, intranet or other non-paper means.

2.5     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6     “Board” or “Board of Directors” means the board of directors of the Company.

2.7     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

2.8     “Committee” means the Compensation Committee of the Board or any subcommittee thereof, or any other committee designated by the Board to administer the Plan.

2.9     “Company” has the meaning set forth in Section 1.1.

2.10   “Constructive or Actual Delivery” means either of the following: (a) presentation to the Company of a recent brokerage account statement or other written evidence satisfactory to the Committee evidencing beneficial ownership by the Participant of Shares other than Shares held in 401(k), pension, individual retirement or similar accounts; or (b) physical delivery of certificates evidencing Shares, properly indorsed for transfer to the Company or with an appropriately executed stock power.

2.11   “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Section 162(m).

2.12   “Director” means a member of the Board of Directors.

2.13   “Disability or Disabled” when used with respect to a particular Participant, means a physical or mental condition that: (i) is of a type that would generally trigger benefits under the Company’s or an applicable Affiliate’s long-term disability plan (as in effect from time to time), whether or not such Participant is actually enrolled in such plan; or (ii) in the absence of any such plan, would cause such Participant to be unable to substantially perform his or her duties as an Employee, as determined in the sole discretion of the Committee. Notwithstanding the foregoing, if an Award of Restricted Stock Units becomes subject to the requirements of Article 15, the term “disabled” shall be defined as required under Section 409A.

2.14   “Effective Date” has the meaning set forth in Section 1.1.

2.15   “Eligible Director” means a Director who is not also an Employee (including any Director who has retired as an Employee).

2.16   “Employee” means any employee of the Company or any of its Affiliates.

2.17   “Employment” and related terms means the provision of services to the Company or its Affiliates as an Employee.

2.18   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19   “Exercise Price” means the price at which the Shares underlying an Option or SAR may be purchased upon exercise of thereof.

2.20   “Fair Market Value” or “FMV” as used to refer to the price of a Share on a particular day, means the closing price for a Share for that day as subsequently reported by the New York Stock Exchange (or such other exchange on which the Shares are primarily traded), or if no prices are reported for that day, the last preceding day on which such prices are reported (or, if for any reason no such price is available, in such other manner as the Committee in its sole discretion may deem appropriate to determine the fair market value of a Share).

2.21   “Full Value Award” means an Award that is not an Option or SAR and that consists of or is settled by the issuance of Shares.

2.22   “Insider” means an individual who is, on the relevant date, a Director, an executive officer of the Company, as determined by the Board for purposes of Section 16 of the Exchange Act, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act.

2.23   “Incentive Stock Option” or “ISO” means an Option that satisfies the requirements of Code Section 422(b) and any regulations promulgated thereunder from time to time, or any successor provisions thereto.

2.24   “Leave of Absence” means an approved leave of absence from a Participant’s Employment (other than short-term disability) determined in accordance with the applicable policies of the Participant’s employer.

2.25   “Mature Shares” means Shares that: (i) have been owned by a Participant free of any encumbrances, vesting requirements or similar restrictions for at least six (6) months; and (ii) have not been exchanged or surrendered by Constructive or Actual Delivery in full or partial payment of the Exercise Price and/or the related tax withholding obligations arising out of an Option exercise within the previous six months.

2.26   “Non-Qualified Option” means an Option that does not satisfy the requirements for an ISO.

2.27   “Option” means an option to purchase a designated number of Shares granted to a Participant pursuant to Article 8.

2.28   “Other Stock-Based Award” means an equity-based or equity-related Award of a type other than those described in Articles 6 – 9 of the Plan, and which is granted pursuant to Article 10.

2.29   “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30   “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) and the applicable regulations thereunder for certain performance-based compensation, if any, paid to Covered Employees.

2.31   “Performance Measures” means measures described in Article 14 on which performance goals are based and which are approved by the Company’s shareholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.

2.32   “Performance Period” means the period of time during which performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33   “Performance Share” means an Award granted to a Participant pursuant to Article 9, denominated in Shares, the value of which at the time it is payable is determined based on actual results of the corresponding performance criteria.

2.34   “Performance Unit” means an Award granted to a Participant pursuant to Article 9, denominated in units, the value of which at the time it is payable is determined based on actual results of the corresponding performance criteria.

2.35   “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units (or other types of Awards as may be applicable) are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion), as provided in the Plan and/or the applicable Award Agreement.

2.36   “Plan” means the 2011 Omnibus Incentive Plan.

2.37   “Plan Year” means the calendar year.

2.38   “Prior Plans” means the Company’s 1995 Non-Employee Director Stock Option Plan, 1997 Stock Option Plan, 2002 Stock Option Plan and 2005 Restricted Stock and Restricted Stock Unit Plan, as amended through the Effective Date.

2.39   “Representative” means an executor, administrator, guardian, trustee or other representative of a Participant who has legal authority to exercise such Participant’s Options or Stock Appreciation Rights or rights under other types of Awards on behalf of such Participant or such Participant’s estate.

2.40   “Restricted Stock” means an Award granted to a Participant pursuant to Article 6, and includes (but is not limited to) performance-based Restricted Stock and time-vested Restricted Stock.

2.41   “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 6, except that no Shares are actually awarded to the Participant on the date of grant.

2.42   “Retirement” or “Retires” means, for Employees, the termination of Employment of a Participant who is eligible to either make an election to begin receiving early or regular retirement benefits under the Company’s defined benefit pension plan or to begin receiving tax penalty-free early distributions (other than a rollover to another retirement plan) from the Company’s defined contribution retirement plan.

2.43   “Section 162(m)” means Section 162(m) of the Code, or any successor provision, and the regulations, rulings and other guidance issued thereunder.

2.44   “Section 409A” means Section 409A of the Code, or any successor provision, and the regulations, rulings and other guidance issued thereunder.

2.45   “Share” means a share of common stock of the Company.

2.46   “Stock Appreciation Right” or “SAR” means a right of the type described in Article 7 of the Plan.

2.47   “Substantial Cause” means the (a) commission of a criminal act against, an action in derogation of the interests of, or misconduct which results in a financial loss to, the Company or an Affiliate; (b) misconduct which obligates the Company to prepare an accounting restatement due to material noncompliance with applicable financial reporting requirements; (c) knowing disclosure of confidential information about the Company or an Affiliate in breach of the Company’s Essential Standards of Conduct or an applicable contractual or other obligation, or using such information for personal gain, including, without limitation, by trading in Company securities on the basis of material, non-public information; or (d) performance of any other action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests or reputation of the Company or an Affiliate to constitute substantial cause for the termination of services by a Participant as an Employee, Director or Third Party Service Provider. Nothing in the Plan shall be construed to imply that a Participant’s employment or other relationship with the Company or its Affiliates may only be terminated for Substantial Cause.

2.48   “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who provides services to the Company or an Affiliate pursuant to a written contract that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, and (b) do not, directly or indirectly, promote or maintain a market for the Company’s securities.

Article 3	Administration

3.1     General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may retain attorneys, consultants, accountants, or other advisors. The Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such advisors. The fees of any such advisors shall be paid by the Company. All actions taken and all interpretations and determinations made by the Committee shall be final and binding on the Participants, beneficiaries, the Company, and all other interested individuals.

3.2     Authority of the Committee. The Committee shall have full and, except as otherwise expressly provided in the Plan, exclusive, power and discretion: (a) to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper; (b) to select Award recipients; (c) to establish the terms and conditions of all Awards, including the terms and conditions to be set forth in Award Agreements; (d) to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company; and (e) subject to Article 19, to adopt modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the jurisdictions in which the Company and/or its Affiliates operate or may operate.

3.3     Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may retain such legal, financial or other advisors as they deem appropriate to assist them with respect to any responsibility the Committee or such individuals may have under the Plan. To the extent consistent with the Company’s bylaws and applicable law, the Board may, by resolution, authorize one or more officers of the Company or committees of the Board (in addition to the Committee) to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards and the terms and conditions of such Awards; provided, however, (i) the Board shall not authorize any such officer to grant Awards to himself or herself, nor authorize any such officer or committee to grant Awards to any individual who is considered an Insider; (ii) the resolution providing such authorization must place a limit on the total number of Shares that may be covered by all such Awards; and (iii) such officer(s) or committee(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4	Shares Subject to the Plan and Maximum Awards

4.1     Number of Shares Available for Awards.

(a)     Share Authorization. Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for issuance to Participants under the Plan on or after the Effective Date (the “Share Authorization”) shall be ten million (10,000,000) Shares. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(b)     Fungible Conversion Factor. Notwithstanding any other provision of the Plan, each Share granted to a Participant as part of a Full Value Award shall reduce the Share Authorization by three (3) Shares. Each Share granted to a Participant as part an Award that is not a Full Value Award shall reduce the Share Authorization by one (1) Share.

(c)     Limit on Grants to Eligible Directors. The maximum aggregate number of Shares that may be granted under the Plan to Eligible Directors shall be limited to one million (1,000,000).

(d)     Prior Plans. All awards granted pursuant to the Prior Plans and outstanding on the Effective Date shall remain subject to the terms of the applicable Prior Plans and award agreements issued thereunder, except that any Shares to be issued after the Effective Date pursuant to the terms of performance-based restricted stock awards granted under one of the Prior Plans in connection with above-target performance results shall be issued under this Plan. Beginning on the Effective Date, no additional awards shall be granted under any Prior Plan, except for restorative options automatically granted pursuant to the terms of any option awards outstanding under a Prior Plan.

4.2     Share Counting. Shares covered by an Award shall only be counted against the Share Authorization to the extent they are actually issued, provided that:

(a)     Shares Available for Future Grant. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such Shares (other than surrender of an Option at the time of exercise of a related Stock Appreciation Right), or are settled in cash in lieu of Shares, shall be available again for grant under the Plan, consistent with the fungible conversion factor methodology set forth in Section 4.1(b).

(b)     Shares That Will Reduce Share Authorization. The Share Authorization will be reduced by the full number of Shares that: (i) are subject to the exercise or vesting of an Award, regardless of whether fewer Shares are actually issued because of Shares tendered to the Company (by either Constructive or Actual Delivery) or withheld by the Company to satisfy tax withholding requirements or to pay the exercise price with respect to such exercise or vesting; or (ii) may be issued in connection with an Award of a SAR, regardless of whether fewer Shares are actually issued upon exercise of such SAR.

4.3     Annual Award Limits. The following limits (“Annual Award Limits”) shall apply to grants of such Awards under the Plan, subject to any adjustments pursuant to Section 4.4 or 19.2, unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation.

(a)     Restricted Stock or Restricted Stock Units. The aggregate maximum number of Shares that may be subject to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000).

(b)     Options and SARs. The aggregate maximum number of Shares that may be subject to Awards of Options and SARs, including ISOs, granted in any one Plan Year to any one Participant shall be one million five hundred thousand (1,500,000).

(c)     Performance Shares and Performance Units. The aggregate maximum number of Shares that may be subject to Awards of Performance Shares or Performance Units granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000).

(d)     Other Stock-Based Awards. The aggregate maximum number of Shares that may be subject to Other Stock-Based Awards granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000).

(e)     Awards to Eligible Directors. Notwithstanding the foregoing provisions of Sections 4.3 (a) – (d), the maximum number of Shares that may be granted in any one Plan Year to any Eligible Director shall be twenty thousand (20,000).

4.4     Adjustments in Authorized Shares. If the number of outstanding Shares is increased or decreased through a reorganization, recapitalization, reclassification, special cash dividend, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in: (a) the number of Shares included in the Share Authorization in Section 4.1 (a) and the Share limitation in Section 4.1 (c), (b) the number of Shares that may be issued under outstanding Awards, and (c) the Award limits specified in Section 4.3. In the event that the Shares are changed into or exchanged for a different kind of shares or other securities of the Company through transactions of the type referenced above, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, may substitute or adjust, as applicable, the number and kind of securities that may be issued under the Plan or under particular forms of Awards, the number and kind of securities subject to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. No amendment, modification, suspension or termination may impact the distribution of any Award that is subject to Section 162(m) or Section 409A, except as permitted by such applicable Section.

Subject to the provisions of Article 19.1, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization on such terms and conditions as it may deem appropriate.

Article 5	Eligibility

All Employees and Eligible Directors shall be eligible for selection to receive Awards. In addition, any key person selected by the Committee in its sole discretion who provides bona fide services to the Company or an Affiliate as a Third Party Service Provider shall be eligible for selection to receive Awards.

Article 6	Restricted Stock and Restricted Stock Units

6.1     Restricted Stock or Restricted Stock Unit Award Agreement. Each Award of Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that specifies the material terms of the Award, including, without limitation, the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, vesting terms (which can include, without limitation, time-vested or performance-based terms) and such other provisions as the Committee shall determine in its discretion.

6.2     Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, time-based restrictions, and/or restrictions under applicable laws, rules and regulations or under the requirements of any stock exchange or market on which such Shares are listed or traded, holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based on the achievement of specific performance goals, or time-based restrictions on vesting following the attainment of the performance goals.

Except as otherwise provided in this Article 6, and subject in all cases to the requirements of applicable laws, rules and regulations, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

6.3     Certificate Retention or Legend. To the extent that a certificate is issued to evidence Shares of Restricted Stock, the Committee may determine in its sole discretion that such certificate shall: (a) be retained by the Company until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse; and/or (b) bear a legend such as the following or as otherwise determined by the Committee in its discretion:

The sale or transfer of Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Unitrin, Inc. 2011 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of such Plan and Award Agreement may be obtained from Unitrin, Inc.

6.4     Voting Rights. Issued and outstanding Shares of Restricted Stock shall at all times possess the same voting rights as all other issued and outstanding Shares. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

6.5     Dividends and Dividend Equivalents. Except as the Committee determines otherwise with respect to a particular Award and as set forth in the applicable Award Agreement, issued and outstanding Shares of Restricted Stock shall be entitled to dividends if, as and when declared by the Board with respect to the Company’s Shares on the same basis and on the same payment dates as all other issued and outstanding Shares. The Committee may, in its discretion, grant dividend equivalents with respect to any Restricted Stock Units. The terms and conditions of such dividend equivalents, including the rate per Unit, timing of payment and other requirements, shall be established by the Committee in its discretion, subject to the requirements of Article 16 of the Plan.

6.6     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned on the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 7	Stock Appreciation Rights

7.1     Grant of Stock Appreciation Rights. The Committee may grant an Award of Stock Appreciation Rights in connection with an Option Award (“Tandem SAR”) or independently of any Option Award (“Freestanding SAR”).

7.2     SAR Award Agreement. Each SAR Award shall be evidenced by an Award Agreement that specifies the material terms of the Award, including, without limitation, exercise terms consistent with Section 8.2 below and the following provisions, and such other provisions as the Committee shall determine in its discretion:

(a)     A SAR shall be exercised in accordance with the provisions of this Article 7 and Section 8.3.

(b)     A Tandem SAR shall be exercisable to the extent, and only to the extent, the associated Option is exercisable and shall be exercisable only for such period as the Committee may determine. Upon exercise of a Tandem SAR, the Participant shall be required to surrender to the Company unexercised the Option to which it relates, or any portion thereof (subject to Section 8.3(c));

(c)     A Freestanding SAR may be exercised in accordance with the terms of the applicable Award Agreement;

(d)     Upon exercise of a SAR, the Participant shall receive that number of Shares (rounded down to the nearest whole number) having an aggregate value equal to the excess of the Fair Market Value of one Share over the Exercise Price per Share specified in the applicable Award Agreement, multiplied by the number of Shares subject to the SAR, or portion thereof, which is exercised. However, the Committee may elect to settle, or the Award Agreement may permit the Participant to elect to receive (subject to approval by the Committee), any part or all of the Company’s obligation arising out of the exercise of the SAR by the payment of cash equal to the aggregate Fair Market Value of that part or all of the Shares it would otherwise be obligated to deliver.

Article 8	Stock Options

8.1     Grant of Stock Options. The Committee may grant Option Awards and determine whether an Option will be an ISO or a Non-Qualified Option, whether to couple a SAR with an Option, the number of Shares to be subject to each Option, the Exercise Price, the number of installments, if any, in which each Option may vest, the expiration date of each Option and all other terms and conditions of each Option. ISO Awards may be granted only to Participants who are Employees.

8.2     Stock Option and SAR Award Agreements. Each Option Award and SAR Award granted pursuant to the Plan shall be evidenced by an Award Agreement that specifies the material terms of the Award, including, without limitation, terms consistent with the following provisions, and such other provisions as the Committee shall determine in its discretion:

(a)     Duration. Each Option and SAR and all rights associated therewith, shall expire on such date as the Committee may determine, but in no event later than the ten-year anniversary of the grant date, subject to a limited extension if so provided in the Award Agreement in the event that the expiration date of an Award held by a Participant falls within a trading “blackout” period imposed by the Company and applicable to the Participant, or earlier termination as provided in the Plan.

(b)     Exercise Price. The Exercise Price for each Share that is the subject of an Option or SAR shall be determined by the Committee and shall not be less than the Fair Market Value of a Share on the date of grant, subject to adjustment pursuant to Section 19.2.

(c)     Vesting. Each Option and SAR granted under the Plan shall vest and be exercisable in such installments, if any, during the period prior to its expiration date as the Committee shall determine, and, unless otherwise specified in an Award Agreement, no Option or SAR shall be exercisable for at least six months after grant except in the case of the death or Disability of the Participant.

(d)     No Repricing. Except as otherwise permitted as an adjustment pursuant to Section 19.2 or as approved by the Company’s shareholders, the exercise price of an Option or SAR outstanding under the Plan may not be reduced, whether through amendment, exchange, cancellation and re-grant, repurchase or other method.

8.3     Exercise of Options and SARs.

(a)     Notice by Participant. Each Participant (or such Participant’s Representative) who desires to exercise an Option or SAR shall give advance written notice of such exercise to the Company in such form as may be prescribed from time to time by the Committee or the management of the Company.

(b)     Payment for Exercises of Options. Before shares will be issued in connection with an exercise, the Exercise Price of an Option shall be paid in full by: (i) check payable to the order of the Company; (ii) Constructive or Actual Delivery of Shares, subject to any terms and conditions that may be imposed the Committee in its discretion, including the requirement that such Shares be Mature Shares; (iii) electronic transfer of funds to an account of the Company; or (iv) any combination of the foregoing. Shares used by Constructive or Actual Delivery to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise.

(c)     Partial Exercises. No Option or SAR may be exercised for a fraction of a share and no partial exercise of any Option or SAR Right may be made for less than 50 shares unless the total number of Shares remaining under the Award Agreement is less than 50 at the time of exercise.

(d)     Exercise by Participant’s Spouse. Unless otherwise provided in an Award Agreement, an Option or SAR shall be exercisable during the Participant’s lifetime only by the Participant (or, in the case of the incapacity of the Participant, by the Participant’s Representative) regardless of any community property interest therein of the spouse of the Participant, or such spouse’s successors in interest. If the spouse of the Participant shall have acquired a community property interest in such Option or SAR, the Participant, or the Participant’s Representative, may exercise the Option or SAR on behalf of the spouse of the Participant or such spouse’s successors in interest.

(e)     Special Provisions for Incentive Stock Options. In addition to the limitation applicable to ISOs in Section 4.3 (b), to the extent that the aggregate Fair Market Value (determined as of the grant date) of Shares underlying an ISO granted to a Participant under this Plan (and any other option plans of the Company) that become exercisable for the first time by the Participant during any Plan Year exceeds $100,000 (or, if different, the maximum limitation in effect at the time of grant under Code Section 422, or any successor provision), the portion of such ISO in excess of $100,000 (or, if different, such maximum limitation) will be treated as Non-Qualified Options. The portion of any ISO not exercised within 90 days after termination of Employment will be treated as a Non-Qualified Option.

Article 9	Performance Shares and Performance Units

9.1     Grant of Performance Shares and Performance Units and Award Agreement. Each Award of Performance Shares or Performance Units shall be evidenced by an Award Agreement that specifies the material terms of the Award, including, without limitation, any performance criteria, vesting provisions and expiration date, and such other provisions as the Committee shall determine in its discretion.

9.2     Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value based on one Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance criteria in its discretion that, depending on the actual performance results, will determine the number and/or value of the Performance Shares and Performance Units that will be paid out to the Participant.

9.3.     Earning of Performance Shares and Performance Units. After the applicable Performance Period has ended, the holder of Performance Shares or Performance Units shall be entitled to receive a payout on the value and number of Performance Shares or Performance Units earned by the Participant over the Performance Period, if such payout is due as determined based on the actual results of the corresponding performance criteria.

9.4.     Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares and Performance Units shall be made as determined by the Committee as set forth in the applicable Award Agreements. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of Shares or in cash (or a combination thereof) equal to their value, if any, at the end of the applicable Performance Period or as soon as practicable thereafter. Shares may be granted subject to any restrictions deemed appropriate by the Committee, as set forth in the applicable Award Agreements.

9.5.     No Dividends Payable. Awards of Performance Shares or Performance Units shall not be entitled to dividends with respect to the Company’s Shares, but, in the discretion of the Committee, may be entitled to dividend equivalents earned and payable to the extent, and at the time, of any payout of such Award.

Article 10	Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards (which may include unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee determines appropriate, and may include, without limitation, Awards that upon grant are fully vested and non-forfeitable. Such Other Stock-Based Awards may entail the issue or transfer of actual Shares or payment in cash or otherwise of amounts based on the value of Shares. Each Other Stock-Based Award shall be evidenced by an Award Agreement that specifies the material terms and conditions of the Award, including, without limitation, any restrictions or vesting provisions and whether such Award is entitled to dividends or dividend equivalents, and such other provisions as the Committee shall determine in its discretion.

Article 11	Awards to Eligible Directors

11.1   Initial Award Grants. An Award shall be granted to each Eligible Director who was not previously an Employee on the date that he or she first becomes a Director (“Initial Award Grant”), in an amount and subject to such terms as shall be determined from time to time by the Board of Directors in its sole discretion, after considering any recommendation by the Committee.

11.2   Annual Award Grants. An Award shall be granted to each Eligible Director automatically on the date of each Annual Meeting of the Company’s Shareholders following such meeting (“Annual Option Grant”), in an amount and subject to such terms as shall be determined from time to time by the Board of Directors in its sole discretion, after considering any recommendation by the Committee, subject to the limitations of Section 4.3(e). For the avoidance of doubt, each Eligible Director who was not previously an Employee and who first becomes a Director on the date of an Annual Meeting of the Company’s Shareholders shall be entitled to receive both an Initial Award Grant and an Annual Option Grant on such Annual Meeting date.

11.3   Other Forms of Awards to Eligible Directors. In addition to Initial and Annual Award Grants, Eligible Directors may be entitled to receive other forms of Awards under the Plan, in such forms and amounts, and subject to such terms, as shall be determined from time to time by the Board of Directors in its sole discretion, after considering any recommendation by the Committee. In no event shall an Incentive Stock Option be granted to an Eligible Director.

Article 12	Forfeiture and Termination of Employment or Service as a Director or Consultant.

12.1   Terms Provided in Award Agreements. Except as determined otherwise by the Committee in connection with particular Awards and set forth in the applicable Award Agreements, the provisions of Sections 12.2, 12.3, and 12.4 shall apply to outstanding Awards held by a Participant at the time of termination of the Participant’s Employment (or termination of the Participant’s employer’s affiliation with the Company, as described in Section 12.4 below), or the termination or a Participant’s service as a Director or Third Party Service Provider, respectively.

12.2   Termination of Services as an Employee.

(a)     Options and SARs.

(i)     Death or Disability. If a Participant dies or becomes Disabled while employed by the Company or any of its Affiliates, then all Awards granted to such Participant that were outstanding but not vested on such date shall immediately vest and remain outstanding and exercisable until the earlier of their original expiration date or one year from the date of death or the date the Participant first became Disabled, and all Awards that are not exercised within such period shall be forfeited to the Company.

(ii)     Retirement.

(A)     If a Participant Retires but continues to provide services to the Company or any of its Affiliates as a director or as a Third Party Service Provider, then all Awards held by such Participant shall continue in full force and effect in accordance with their terms or until the Participant ceases to provide such services. If such services cease as a result of death or Disability, then Section 12.2(a)(i) above shall apply. If such services cease for any other reason, then Section 12.2(a)(ii)(B) below shall apply as if the Participant were Retiring on the date of such cessation of services.

(B)     If a Participant Retires but does not continue to provide services as provided in subsection (ii)(A) above, then such Participant may exercise all vested Awards until the earlier of one year from the date of Retirement or the original expiration date of such Awards and all vested Awards that are not exercised within such period shall be forfeited to the Company, and all Awards that were not vested on the date of Retirement shall be forfeited to the Company.

(iii)     Sale or Divestiture of Employer. If the Company sells or divests its controlling interest in any Affiliate which employs a Participant, or if its control of such Affiliate otherwise ceases, then all unvested Awards held by such Participant on the date of such sale, divestiture, cessation of control or termination shall be forfeited to the Company, and the Participants shall have until the earlier of 90 days from such date (or one year in the case of a Participant who is eligible for Retirement on such date), or the original expiration date of such Awards, in which to exercise Awards that were vested on such date, and all vested Awards that are not exercised within such period shall be forfeited to the Company.

(iv)     Other Termination of Employment. If a Participant ceases to be an Employee of the Company or any of its Affiliates under circumstances other than those set forth in the foregoing subsections (i) – (iii), then:

(A)     If the termination of Employment was not for Substantial Cause, then all Awards held by such Participant that were not vested on the date of termination shall immediately be forfeited to the Company, and the Participant shall have until the earlier of 90 days from the date of termination or the original expiration date of such Awards in which to exercise Awards that were vested on such date, and all such Awards that are not exercised within such period shall be forfeited to the Company.

(B)     If the termination of Employment was for Substantial Cause, then all of the Participant’s outstanding Awards then held by such Participant shall be forfeited to the Company (including vested Options and SARs) on the date of such termination, notwithstanding any otherwise applicable vesting or performance conditions related to any such Awards.

(b)     Time-Vested Restricted Stock.

(i)     Death or Disability. If a Participant dies or becomes Disabled while employed by the Company or any of its Affiliates, then all restrictions on such Participant’s outstanding Awards shall lapse and such Awards shall vest on the date of such death or Disability.

(ii)     Retirement.

(A)     If a Participant Retires but continues to provide services to the Company or any of its Affiliates as a director or as a Third Party Service Provider, then all Awards held by such Participant shall continue in full force and effect in accordance with their terms or until the Participant ceases to provide such services. If such services cease as a result of death or Disability, then subsection (i) above shall apply. If such services cease for any other reason, all of Participant’s Awards that are then unvested shall be forfeited to the Company on the date of such cessation of services.

(B)     If a Participant Retires but does not continue to provide services as provided in subsection (ii)(A) above, then all unvested Awards then held by such Participant shall be forfeited to the Company on the date of Retirement.

(iii)     Sale or Divestiture of Employer. If the Company sells or divests its controlling interest in any Affiliate which employs a Participant, or if its control of such Affiliate otherwise ceases, then all unvested Awards then held by such Participant shall be forfeited to the Company on the date of such sale, divestiture, cessation of control or termination.

(iv)     Other Termination of Employment. If a Participant ceases to be an Employee of the Company or any of its Affiliates under circumstances other than those set forth in the foregoing subsections (i) – (iii), all of the unvested Awards such Participant then holds shall be forfeited to the Company on the date of such cessation of Employment.

(c)     Performance-Based Restricted Stock, Performance Shares, Performance Units or Other Stock-Based Awards. If a Participant ceases to be an Employee of the Company or any of its Affiliates under any circumstance, the vesting, forfeiture and other terms of payout of any outstanding Award of a type other than those covered by Sections 12.2(a) or (b) above shall be determined as set forth in the applicable Award Agreement.

12.3   Termination of Services as a Director.

(a)     Options and SARs. All rights of a Director under an outstanding Award, to the extent it has not been exercised, shall terminate 90 days after the date of the termination of his or her services as a Director for any reason other than: (i) the death of the Director; (ii) cessation of services as a Director because the individual, although nominated by the Board of Directors, is not elected by the shareholders to the Board of Directors; or (iii) cessation of services as a Director because of total and permanent disability as defined in Section 22(e)(3) of the Code (collectively, “Termination Events”). If a Director’s services as such cease because of a Termination Event, his or her unvested Options and SARs shall vest immediately. All vested Options and SARs shall expire one year after the date of a Termination Event.

(b)     Other Types of Awards. If a Director’s services as such cease under any circumstance, the vesting, forfeiture and other terms of payout of any outstanding Award other than Options and SARs shall be determined as set forth in the applicable Award Agreement.

12.4.   Termination of Services as Third Party Service Provider. Except as provided otherwise in Sections 12.2 or 12.3, if applicable, the vesting, forfeiture and other terms of payout of any outstanding Award to a Participant whose agreement to provide services as a Third Party Service Provider ceases under any circumstance shall be determined as set forth in the applicable Award Agreement.

12.5   Forfeiture Provisions and Clawbacks. The Committee may, as required by applicable laws, rules and regulations or otherwise in its discretion, approve forfeiture and/or “clawback” provisions in connection with particular Awards or Participants that specify that the Participant’s rights, payments, and benefits with respect to an Award may be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, despite and notwithstanding any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for Substantial Cause, misconduct resulting in an accounting restatement due to material noncompliance with financial reporting requirements, violation of material Company or Affiliate policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Committee to be detrimental to the business or reputation of the Company and/or its Affiliates.

12.6   Leaves of Absence. The extent to which a Leave of Absence taken by an Employee Participant will affect an outstanding Award held by such Participant shall be determined in accordance with the terms of the Award Agreement and any applicable policies of the Participant’s employer.

Article 13	Transferability of Awards

13.1   Transferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable either voluntarily or by operation of law other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.

13.2   Domestic Relations Orders. Without limiting the generality of Section 13.1, no domestic relations order purporting to authorize a transfer of an Award or any interest in an Award or to grant the power to exercise an Option or SAR to any person other than a Participant (or his or her Representative) shall be recognized as valid or enforceable.

Article 14	Performance Measures

14.1   Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 14, the performance goals or metrics upon which the payment or vesting of an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units (and any other Awards subject to performance results) to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Measures of profitability, including, but not limited to, net income, operating earnings, and earnings before or after any one or more of the following: taxes, interest, depreciation, amortization and other non-cash charges;

(b)	Measures of revenue, including, but not limited to, earned premiums, written premiums, investment income, investment gains, and any other revenue measures reported by the Company in its financial statements;

(c)	Measures of return, including, but not limited to, return on assets, capital, invested capital, equity, earned premiums, written premiums, revenues, and returns and yields with respect to investment portfolio performance;

(d)	Cash flow, including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity;

(e)	Measures related to insurance policy retention, operating efficiencies, and productivity;

(f)	The Company’s share price, including, but not limited to, share appreciation measures and measures of total shareholder return;

(g)	Measures based on cost or expense targets;

(h)	Market share;

(i)	Customer satisfaction;

(j)	Bad debt experience;

(k)	Economic value added or EVA® [net operating profit after tax] less [cost of equity capital];

(l)	Insurance underwriting income, combined ratios, loss ratios or expense ratios; and

(m)	Recovery of capital or capital efficiency.

In the sole discretion of the Committee, any of the foregoing Performance Measure(s) may: (i) be determined on a consolidated basis or with regard to any business unit or Affiliate or any combination thereof, (ii) be computed in accordance with accounting principles generally accepted in the United States, insurance statutory accounting principles or international accounting principles, or otherwise without regard to any such principles, (iii) be calculated on an absolute, relative or per-share basis, and (iv) in the case of a relative Performance Measure, be compared to (A) internal benchmarks, plans, projections or prior-years’ results, or (B) the performance of a group of comparator companies or any published or specially created index (including any equity market index), in each case as selected by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 14.

14.2   Evaluation of Performance. In evaluating performance in connection with an Award, the Committee may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in FASB

Accounting Standards Codification™ 225-20 – Extraordinary and Unusual Items (or a successor pronouncement) and/or in the Company’s periodic reports filed with the Securities and Exchange Commission for periods within the applicable year; (f) acquisitions, divestitures, or business unit run-offs or closures; and any other circumstances deemed relevant by the Committee. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

14.3   Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward so as to enrich the Award. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

14.4   Committee Discretion. In the event that applicable tax, securities laws and regulations and/or stock exchange rules change so as to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.1.

Article 15	Arbitration

The Committee may, as a condition to granting an Award, require that a Participant agree in writing to submit all disputes or claims arising out of or relating to any such Award to binding arbitration in accordance with such terms as the Committee shall prescribe.

Article 16	Compliance with Section 409A

16.1   409A Compliance.

(a)     Any Award that is granted under the Plan shall be designed and administered so that the Award is either exempt from the application of, or compliant with, the requirements of Section 409A.

(b)     To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement shall include such terms and conditions as the Committee determines, in its discretion, are necessary or advisable to avoid the imposition on the Participant of an additional tax under Section 409A. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, adjusted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A on a Participant; and (ii) if an Award Agreement provides for the deferral of compensation within the meaning of Section 409A, no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such participant’s separation from service (as defined in Section 409A) or, if earlier, the date of the participant’s death.

(c)     Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest or penalties the Participant may owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

16.2   Deferrals. Subject to the requirements of Section 16.1 of the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to any Award of a type that may be subject to the deferral provisions of Section 409A. If any such deferral election is required or permitted, the Committee shall, prior to requiring or permitting such deferral election, establish written rules and procedures for such payment deferrals that are intended to comply with the requirements of Section 409A including, without limitation, the time when a deferral election can or must be made, the period of the deferral, and the events that would result in payment of the deferred amount.

Article 17	Rights of Participants

17.1   Employment; Services. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or any of its Affiliates to terminate the Employment of, or provisions of services by, any Participant at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her Employment or services for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company and/or its Affiliates and, accordingly, subject to Article 19, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company and/or its Affiliates.

17.2   Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

17.3   Form of Stock; Rights as a Shareholder.

(a)     Subject to the provisions of applicable laws, rules and regulations and stock exchange requirements, Shares granted pursuant to Awards hereunder shall be issued in book entry or similar non-certificated form, or, at the request of a Participant following the completion of any applicable Period of Restriction, in the form of a stock certificate or by “DWAC” or similar electronic transfer to a brokerage or other account of the Participant.

(b)     No Participant shall have any of the rights or privileges of a shareholder with respect to Shares covered by any Award until Shares shall have been issued and delivered: (a) to the Participant in the form of certificates (or held by the Company pursuant to Section 6.4); (b) to a brokerage or other account for the benefit of the Participant either in certificate form or via “DWAC” or similar electronic means; or (c) to a book entry or direct registration account in the name of the Participant, including a book entry account at the Company’s transfer agent.

Article 18	Change in Control

18.1   Definition of Change in Control. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)     the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)     there is consummated a merger or consolidation of the Company or any Affiliate with any other corporation, other than (i) a merger or consolidation which results in the Directors immediately prior to such merger or consolidation continuing to constitute at least a majority of the Board of Directors, the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(d)     the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

18.2   Other Definitions. As used in this definition of Change in Control:

(a)     “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(b)     “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified in Sections 13(d)(3) and 14(d)(2) thereof, except that such term shall not include (1) the Company or any entity, more than 50% of the voting securities of which are Beneficially Owned by the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the shareholders of the

Company in substantially the same proportions as their ownership of stock of the Company, (5) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported) or (6) Singleton Group LLC or any successor in interest to such entity.

(c)     “Good Reason” shall mean any action taken by the Participant’s employer which results in a material negative change to the Participant in the Employment relationship, such as the duties to be performed, the conditions under which such duties are to be performed or the compensation to be received for performing such services. A termination by the Participant shall not constitute termination for Good Reason unless the Participant shall first have delivered to the employer written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than 90 days after the occurrence of such event), and there shall have passed a reasonable time (not less than 30 days) within which the employer may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by the Participant.

18.3   Occurrence of a Change in Control. Upon the Occurrence of a Change in Control:

(a)     In the event of a Change in Control as defined in Section 18.1 (a) or (b), except as prohibited by applicable laws, rules, regulations or stock exchange requirements, or as determined otherwise by the Committee in connection with particular Awards and set forth in the applicable Award Agreements, if the Employment of a Participant is terminated by the Company or an Affiliate without Substantial Cause or by the Participant for Good Reason within the twenty-four (24) month period following such Change in Control:

(i)     any and all Options and SARs granted under the Plan shall vest and be immediately exercisable and shall remain exercisable for the remainder of their term;

(ii)     any Restricted Period and other restrictions imposed on time-vested Restricted Stock or Restricted Stock Units not subject to specified performance criteria shall lapse and such Awards shall vest and Restricted Stock Units shall be immediately payable; and

(iii)     the payout opportunities attainable under all outstanding performance-based Restricted Stock, Performance Shares or Performance Units or Other Stock-Based Awards subject to specified performance criteria, including Awards intended to qualify for deductibility under Section 162(m) of the Code, shall be deemed to have been fully earned based on the greater of (A) targeted performance, or (B) actual performance being attained for a truncated Performance Period that ends on the date of the Change in Control.

(b)     In the event of a Change in Control as defined in Section 18.1 (c) or (d), the Plan shall terminate; provided, however, that notwithstanding the foregoing, the Board shall provide in writing in connection with such transaction for any one or more of the following alternatives (separately or in combinations): (i) all restrictions on outstanding Awards shall immediately lapse; (ii) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards theretofore granted of new Awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the Awards therefore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such Awards.

(c)     Notwithstanding the foregoing provisions of Sections 18.3 (a) and (b) or any other Section of the Plan, the Committee may, in its sole discretion, determine different provisions for vesting and payout that shall apply in the event of a Change in Control in connection with particular Awards, provided that such provisions are consistent with Article 16 and applicable laws, rules, regulations and stock exchange requirements and are set forth in the applicable Award Agreements.

Article 19	Amendment, Modification, Suspension, and Termination

19.1   Amendment, Modification, Suspension, and Termination. Subject to Sections 16.1 and 19.3, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided, however, that, no material amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. Furthermore, no amendment, modification, suspension or termination may impact the distribution of any Award that is subject to Section 162(m) or Section 409A, except as permitted by such applicable Section.

19.2   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company (or any of its Affiliates) or the financial statements of the Company (or any of its Affiliates) or of changes in applicable laws, rules, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. No amendment, modification, suspension or termination may impact the distribution of any Award that is subject to Section 162(m) or Section 409A, except as permitted by such applicable Section.

19.3   Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 20	Withholding

20.1   Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount of any taxes that the Company may be required to withhold with respect to any taxable event arising from such Participant’s Awards.

20.2   Share Withholding. Unless a different form of remittance is agreed to in writing by the Company pursuant to Section 20.1, upon the lapse of restrictions on a Participant’s Restricted Stock and Restricted Stock Units, or any other taxable event arising as a result of an Award granted hereunder, the Company shall withhold Shares having a Fair Market Value equal to the amount of the tax withholding requirements with respect to any such taxable event based on minimum statutory withholding rates for federal and state purposes, including payroll taxes.

20.3   Option or SAR Withholding. Upon the exercise of a Non-Qualified Option or a SAR, the Company shall have the right to: (i) require such Participant (or such Participant’s Representative) to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such exercise, or (ii) deduct from all amounts paid in cash with respect to the exercise of a SAR the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. Subject to the limitation set forth in the next sentence, a Participant or such Participant’s Representative may elect to satisfy all or any portion of the tax withholding obligations arising from the exercise of an Option or SAR either by: (i) any of the methods described in Section 8.3(b); or (ii) directing the Company to withhold Shares that would otherwise be issued pursuant to such exercise. No Participant or Participant’s Representative shall have the right to utilize Constructive or Actual Delivery of Shares or have Shares withheld, in either case, in excess of the minimum number required to satisfy applicable tax withholding requirements based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. Shares used in either of the foregoing ways to satisfy tax withholding obligations will be valued at their Fair Market Value on the date of exercise.

Article 21	Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22	General Provisions

22.1   Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.2   Severability. In the event that any provision of the Plan shall for any reason be held illegal, invalid or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law, rule or regulation deemed applicable by the Committee, such provision shall be construed or deemed amended to the minimum extent necessary to conform to such applicable law, rule or regulation or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

22.3   Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.4   Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)     Obtaining any approvals from governmental agencies or national securities exchanges that the Company determines are necessary or advisable; and

(b)     Completion of any registration or other qualification of the Shares under any applicable securities, “Blue Sky” or other laws that the Company determines to be necessary or advisable.

22.5   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.6   Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.7   Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general assets of the Company or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

22.8   No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.9   Non-Exclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.10   No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

22.11   Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants or individuals who are eligible to receive Awards (whether or not such individuals are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to Participants under the Plan and the terms and conditions applicable to Awards made under the Plan.

22.12   Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware and Illinois, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy or voting in person at the Annual Meeting, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Voting by Internet and telephone will be available until 11:59 p.m. Central Daylight Saving Time on May 3, 2011. However, voting of all 401(k) Plan shares must be completed by 1:00 a.m. Central Daylight Saving Time on May 2, 2011.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secure website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1-4 and 3 Years on Proposal 5.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - James E. Annable	☐	☐	☐	02 - Douglas G. Geoga	☐	☐	☐	03 - Reuben L. Hedlund	☐	☐	☐	+

	04 - Julie M. Howard	☐	☐	☐	05 - Wayne Kauth	☐	☐	☐	06 - Fayez S. Sarofim	☐	☐	☐

	07 - Donald G. Southwell	☐	☐	☐	08 - David P. Storch	☐	☐	☐	09 - Richard C. Vie	☐	☐	☐

	For	Against	Abstain			For	Against	Abstain
2. Advisory vote on ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2011.	☐	☐	☐	3. Approval of the Unitrin, Inc. 2011 Omnibus Equity Plan.		☐	☐	☐
					1 Yr	2 Yrs	3 Yrs	Abstain
4. Advisory vote on Named Executive Officer compensation.	☐	☐	☐	5. Advisory vote on frequency of future advisory votes on Named Executive Officer compensation.	☐	☐	☐	☐

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance	☐
Mark box to the right if
you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 4, 2011: The Company’s 2011 Proxy Statement and 2010 Annual Report to Shareholders are available under Investors on the Company’s website at www.unitrin.com.

You may vote your shares by telephone or Internet, by mailing your proxy card, or by attending the Annual Meeting in person, except that all voting instructions for 401(k) Plan shares must be received by 1:00 a.m. Central Daylight Saving Time on May 2, 2011.

See reverse side for Internet and telephone voting instructions. To obtain directions to attend in person, you may contact Investor Relations by telephone at 312-661-4930, or by e-mail at investor.relations@unitrin.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy-UNITRIN, INC.

One East Wacker Drive

Chicago, Illinois 60601

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Donald G. Southwell and Scott Renwick as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 11, 2011, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, IL 60603, at 10:00 a.m. Central Daylight Saving Time, on May 4, 2011, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this card. This proxy card also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 1:00 a.m. Central Daylight Saving Time on May 2, 2011.

This proxy, when properly executed and timely returned, will be voted as instructed herein by the undersigned shareholder. If properly executed and timely returned without voting instructions for any of the proposals, this proxy will be voted FOR such proposal or for 3 Years in the case of Proposal 5. However, any 401(k) Plan shares covered by any such proxy will instead be voted by the Plan trustee in proportion to all properly voted Plan shares, in accordance with the Plan document.

(Continued and to be signed on the reverse side)

Welcome To InvestorVote!
UNITRIN, INC.
c/o Computershare Investor
Please enter your Control Number below.	Services
250 Royall Street
The Control Number is located in the shaded bar on the front of your proxy card, notice, voting instruction card, or in the email you received.	Canton, MA 02021 Contact Computershare

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any form or medium without express written permission of Computershare Limited is prohibited.
Please view our Privacy policy.

Meeting Materials Delivery Preference	01	02	03	04

At Computershare, we know even small steps make an impact. We are proud to do our part to reduce greenhouse gas emissions through maximum use of electronic and automated processes.					UNITRIN, INC. c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare
You can help. Click on the “Go Green” button to register your email address and receive your shareholder materials electronically, instead of having paper copies delivered to you by mail.

How you benefit:
• Enjoy quicker access to your information
• Receive email notifications when your documents are available
• Lower mailing and printing costs for the company you invest in
• Help the environment: save paper and reduce waste!

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Make Your Voting Selections	01	02	03	04

					UNITRIN, INC.
					c/o Computershare Investor
					Services
Proxy — UNITRIN, INC.					250 Royall Street
					Canton, MA 02021
					Contact Computershare
One East Wacker Drive
Chicago, Illinois 60601

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Donald G. Southwell and Scott Renwick as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 11, 2011, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, IL 60603, at 10:00 a.m. Central Daylight Saving Time, on May 4, 2011, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this card. This proxy also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 1:00 a.m. Central Daylight Saving Time on May 2, 2011.

Directors’ Recommendations

Click below to cast your vote in accordance with the recommendations of UNITRIN, INC. Board of Directors.

Vote with Board of Directors Proposals — The Board of Directors recommends a vote FOR Proposals 1-4 and 3 Years on Proposal 5. 1. Election of Directors:
01 - James E. Annable
	¡ FOR	¡ AGAINST	¡ ABSTAIN

02 - Douglas G. Geoga
	¡ FOR	¡ AGAINST	¡ ABSTAIN

03 - Reuben L. Hedlund
	¡ FOR	¡ AGAINST	¡ ABSTAIN

04 - Julie M. Howard
	¡ FOR	¡ AGAINST	¡ ABSTAIN

05 - Wayne Kauth
	¡ FOR	¡ AGAINST	¡ ABSTAIN

06 - Fayez S. Sarofim
	¡ FOR	¡ AGAINST	¡ ABSTAIN

07 - Donald G. Southwell
	¡ FOR	¡ AGAINST	¡ ABSTAIN

08 - David P. Storch
	¡ FOR	¡ AGAINST	¡ ABSTAIN

09 - Richard C. Vie
	¡ FOR	¡ AGAINST	¡ ABSTAIN

2. Advisory vote on ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2011.	¡ FOR	¡ AGAINST	¡ ABSTAIN

3. Approval of the Unitrin, Inc. 2011 Omnibus Equity Plan.	¡ FOR	¡ AGAINST	¡ ABSTAIN

4. Advisory vote on Named Executive Officer compensation.	¡ FOR	¡ AGAINST	¡ ABSTAIN

5. Advisory vote on frequency of future advisory on Named Executive Officer compensation.	¡ 1 YEAR	¡ 2 YEARS	¡ 3 YEARS	¡ ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Choose your voting options above and click “Continue” to view a summary of your voting instructions

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Confirm Your Voting Selections	01 02 03 04

UNITRIN, INC. c/o Computershare Investor
☐ Click here if you are attending the meeting.		Services 250 Royall Street
Canton, MA 02021
Contact Computershare
Proposals — The Board of Directors recommends a vote FOR Proposals 1-4 and 3 Years on Proposal 5.

1. Election of Directors:

01 - James E. Annable

02 - Douglas G. Geoga

03 - Reuben L. Hedlund 04 - Julie M. Howard	[Voter’s Selections Would Appear Here]

05 - Wayne Kauth

06 - Fayez S. Sarofim

07 - Donald G. Southwell

08 - David P. Storch

09 - Richard C. Vie

2. Advisory vote on ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2011.	[Voter’s Selections Would Appear Here]

3. Approval of the Unitrin, Inc. 2011 Omnibus Equity Plan.

4. Advisory vote on Named Executive Officer compensation.

5. Advisory vote on frequency of future advisory votes on Named Executive Officer compensation.

Final Voting Submission

If you wish to register your voting preferences as indicated, press ‘Submit’ to continue. If you wish to change your voting preferences, use the ‘Back’ button below.

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Thank you for using InvestorVote!			01 02 03 04

Thank you. Your voting preferences have been submitted and have been processed.
UNITRIN, INC. c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare
If you have any inquiries regarding your Online Proxy, please refer to the contact information below. Thank you for using this service.

What would you like to do next?	To change address (registered shareholders only), click HERE	To leave comments, click HERE	To return to the main page, click HERE

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TELEPHONE SCRIPT FOR VOTING IN ACCORDANCE WITH

RECOMMENDATIONS OF BOARD OF DIRECTORS

Dialog between application and the caller

IVR:	Welcome to InvestorVote at Computershare. <pause>

Before you can vote, I’ll need to validate some information from your proxy card. On the front of your card there is a shaded area. Within it, you should see a circled number. Please say that number now, one digit at a time.

Caller:	[Responds]

IVR:	Thank you. Please hold while I verify that number...

IVR:	Ok, you’ll be voting your proxy for Unitrin, Inc.

IVR:	I’m about to take you through the voting process. Please keep your voting card in front of you to follow along. Ok, let’s begin. You can vote in one of two ways. You can either vote all the proposals along with the recommendations of the Board of Directors or you can vote on the proposals one at a time. Would you like to vote all the proposals along with the Board’s recommendations?

Caller:	[Responds YES]

IVR:	Do you plan to attend the meeting?

Caller:	[Responds]

IVR:	Ok, just to confirm. You’ve elected to vote all proposals in accordance with the recommendations of the Board of Directors.

IVR:	Is this correct?

[CONFIRMATION OR VOTING STEPS REPEAT BASED ON CALLER’S RESPONSE]

Caller:	[Responds]

IVR:	Please hold while I record your vote.

This message will play repeatedly until the host system responds:	(three seconds of silence followed by…) …please continue to hold…

IVR:

Your vote has been recorded. It is not necessary for you to mail in your proxy card [ADD IF CALLER RESPONDED YES WHEN ASKED ABOUT ATTENDING MEETING: and we look forward to seeing you at the meeting]. I am now going to end this call unless you have another proxy card to vote or want to change your vote. Do you need to vote again?

[VOTING STEPS REPEAT IF VOTER RESPONDS YES]

Caller:	Timeout

IVR:	Thank you for voting. Goodbye.

Caller:	[Hangs up]

TELEPHONE SCRIPT FOR VOTING ONE PROPOSAL AT A TIME

Dialog between application and the caller

[PROCESS BEGINS AS SHOWN ABOVE AT THE BEGINNING OF THE FIRST SCRIPT]

IVR:	I’m about to take you through the voting process. Please keep your voting card in front of you to follow along. Ok, let’s begin. You can vote in one of two ways. You can either vote all the proposals along with the recommendations of the Board of Directors or you can vote on the proposals one at a time. Would you like to vote all the proposals along with the Board’s recommendations?

Caller:	[Responds NO]

IVR:	Ok, let’s vote on each proposal.

IVR:	Proposal 1. The Board of Directors recommends a vote FOR all nominees.

In which of the following four ways would you like to vote on the nominees? “For all”, “Against all”, “Abstain all”, or “Individually?

ALTERNATIVES 1 – 4 , DEPENDING ON CALLER’S RESPONSE:

#1	Caller: [Responds “For all”]

IVR: Okay, voting for all nominees.

Or #2	Caller: [Responds “Against all”]

IVR: Okay, voting against all nominees.

Or #3	Caller: [Responds “Abstain all”]

IVR: Okay, voting abstain for all nominees.

Or #4	Caller: [Responds “Individually”]

IVR: Voting on nominees individually, is that correct?

Caller: [Responds “Yes”]

IVR: Okay, thanks. Nominee number [1-9] which way would you like to vote? “For”, “Against”, or “Abstain”?

Caller: [Responds]

IVR: Ok. You’ve finished voting for all the nominees.

IVR:	Proposal 2, for which the Board of Directors recommends a vote “FOR”. Which way would you like to vote? “For”, “Against”, Or “Abstain”?

Caller:	[Responds]

IVR:	Proposal 3, for which the Board of Directors recommends a vote “FOR”. Which way would you like to vote? “For”, “Against”, Or “Abstain”?

Caller:	[Responds]

IVR:	Proposal 4, for which the Board of Directors recommends a vote “FOR”. Which way would you like to vote? “For”, “Against”, Or “Abstain”?

Caller:	[Responds]

IVR:	Proposal 5, for which the Board of Directors recommends a vote of “every 3 Years”. Which way would you like to vote? “1 Year”, “2 Years”, “3 Years”, or “Abstain”?

Caller:	[Responds]

IVR: Voting XX years/Abstain, is that correct?

Caller:	[Responds]

IVR	Okay, thanks.

Do you plan to attend the meeting?

Caller:	[Responds]

IVR:	Ok, you’ve finished voting, but before we process your vote let me list your choices and then you can confirm your vote at the end.

You’ve elected to vote as follows…

[PLAYBACK OF CALLER’S VOTES TO CONFIRM]

Is this correct?

Caller:	[Responds]

IVR:	Please hold while I record your vote.

IVR:	Your vote has been recorded. It is not necessary for you to mail in your proxy card [ADD IF CALLER RESPONDED YES ABOVE WHEN ASKED ABOUT ATTENDING MEETING: and we look forward to seeing you at the meeting]. I am now going to end this call unless you have another proxy card or you want to change your vote. Do you need to vote again?

[VOTING STEPS REPEAT IF CALLER RESPONDS YES]

Caller:	Timeout

IVR:	Thank you for voting. Goodbye.

Caller:	[Hangs up]